UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Prudential Financial, Inc.

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Thomas J. Baltimore, Jr.

Gordon M. Bethune

Gaston Caperton

Gilbert F. Casellas

James G. Cullen

Prudential Financial, Inc.

751 Broad Street, Newark, NJ 07102

March 26, 2013

LETTER FROM THE BOARD OF DIRECTORS

TO OUR SHAREHOLDERS

As stewards of your Company, we focus on achieving long-term performance and creating value for our shareholders through prudent execution of strong business strategies, excellent risk management, talent and succession planning, and oversight.

Over the past year, we have been gratified by your response to our efforts to improve shareholder engagement and outreach, which was one of our key priorities. As evidence of our progress, we received approximately 2,800 communications from you, a significant increase from 2011. Thank you for your continued interest and engagement with us.

Your support for our advisory “say on pay” proposal at the rate of almost 96% of votes cast expressed satisfaction with Prudential’s executive compensation program. We regularly review our compensation programs, and we made further changes in 2012 to continue improving the alignment of our executive compensation with the strategic goals of the Company. We hope that we will continue to meet your expectations for oversight again this year.

GROW BY TAKING PRUDENT RISKS AND PROTECT BY LIVING OUR VALUES

Grow. In the past year, the Company grew its business through transactions that led the industry. We entered into innovative pension risk transfer agreements with two iconic American companies, capitalizing on our well established capabilities in insurance and our track record of keeping our promises to our customers. We also acquired The Hartford’s Individual Life Insurance business, creating an organization with greater scale, enhanced product offerings and an expanded distribution network to meet the life insurance needs of Americans and their families. As a result of that acquisition, our Individual Life Insurance business will rank among the five largest individual life insurance companies in the US (in terms of new recurring premium sales). We will also have leadership positions in universal, term and variable life insurance. Together, these transactions build on the success of the recent Star Life and Edison Life acquisitions that strengthened our businesses in Japan.

Taking Prudent Risks. Risk taking is an inherent part of our business, and we take our responsibility for oversight of Prudential’s risk profile very seriously. Through our oversight, we set standards for managing risks and monitoring the management of those risks within the Company.

We also reviewed the Company’s Enterprise Risk Management Governance structure and the systems for identifying and managing risk on an ongoing basis. The complex environment in which we operate, as well as our regulatory responsibilities and growing businesses require vigilance for early identification and assessment of risk, followed by responses that are thoughtful and appropriate. To support this effort, we approved the restructuring of the Company’s risk management function by separating the roles of our Chief Risk Officer and the Chief Actuary.

Notice of Annual Meeting of Shareholders and 2013 Proxy Statement	1

LETTER FROM THE BOARD OF DIRECTORS (CONTINUED)

William H. Gray III

Mark B. Grier

Constance J. Horner

Martina Hund-Mejean

Karl J. Krapek

Protect. Prudential has a strong commitment in promoting a culture of ethics and integrity that defines how we do business.

As a Board, we work with management to cultivate a strong company culture and system of core values that give high priority to ethical standards, principles of fair dealing, professionalism, integrity and compliance with legal requirements. This is a foundational expectation of all our employees, and we believe that the “right tone at the top” should be apparent in all of our actions.

To preserve that tone and continue our business success, succession planning for our most senior managers is an important area of focus. Every year, we review and discuss plans for the development of our high potential leaders.

In addition, we are making strides to highlight the sustainable value we provide to shareholders and customers. We published our first Sustainability Report last year, and the Company has joined a growing network of investors, corporations and public interest groups committed to accelerating and expanding the adoption of sustainable business practices and solutions to build a healthy global economy.

Engagement and paying close attention to shareholder perspectives of the Company foster long-term relationships that are important components of sustainability. Therefore, in partnership with management, we work to connect with shareholders, address your concerns and sustain your trust throughout the year.

Living our Values. In the Company’s commitment to social responsibility, Prudential thinks globally and acts locally. The Company has a long-standing and deep investment in our hometown of Newark, N.J., with a sharp focus on a few critical areas within education and economic development, especially public school reform and small business growth. We are beginning construction on a new office tower in downtown Newark, which will create another physical example of our ongoing commitment to the local community for many years to come.

We want to underscore the Board’s commitment to the values that distinguish Prudential as a company. These values served the Company and our employees well last year, as we faced the shock and aftermath of Superstorm Sandy right here in our communities and neighborhoods.

The Prudential Foundation committed $3 million after the disaster to support 15 organizations, and we established programs to help our own employees who were impacted by the storm. In addition, more than 500 Prudential employees applied for and received immediate assistance from the Company’s Associate Relief Fund. We could not be more proud of the Prudential employees who made donations of nearly $80,000 which were matched by the Prudential Foundation. In addition, employee food drives collected more than 3,000 pounds of food for the Community Food Bank of New Jersey, which provided meals for individuals and families affected by the storm.

2	Notice of Annual Meeting of Shareholders and 2013 Proxy Statement

LETTER FROM THE BOARD OF DIRECTORS (CONTINUED)

Christine A. Poon

John R. Strangfeld

James A. Unruh

YOUR VIEWPOINTS

We value your support. We encourage you to share your opinions, interests and concerns, and invite you to write to us with your comments and suggestions at the address below. You can also email the Independent Directors at independentdirectors@prudential.com or provide feedback on executive compensation at www.prudential.com/executivecomp.

If you would like to write us, you may do so at Prudential Financial, Inc. Board of Directors c/o Margaret M. Foran, Chief Governance Officer, Vice President and Corporate Secretary, 751 Broad Street, 21st Floor, Newark, NJ 07102.

The Board of Directors of Prudential Financial, Inc.

Notice of Annual Meeting of Shareholders and 2013 Proxy Statement	3

Prudential Financial, Inc.

751 Broad Street, Newark, NJ 07102

March 26, 2013

DEAR FELLOW SHAREHOLDERS:

We are pleased to invite you to the Annual Meeting of Shareholders on May 14, 2013, at 751 Broad Street, Newark, NJ at 2:00 p.m. We hope that you will attend the meeting, but whether or not you are planning to attend, we encourage you to designate the proxies on the proxy card to vote your shares.

Because every shareholder’s vote is important, we continue our outreach to give you more information about the Company. We are offering again an incentive to registered shareholders, to encourage them to vote. We are excited that voting has increased each year and we planted over 342,000 trees as a result of the incentive program. I thank you for your commitment to the Company and urge you to vote your shares.

Sincerely,

John R. Strangfeld

Chairman and Chief Executive Officer

4	Notice of Annual Meeting of Shareholders and 2013 Proxy Statement

Prudential Financial, Inc.

751 Broad Street, Newark, NJ 07102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF PRUDENTIAL FINANCIAL, INC.

Date:	May 14, 2013
Time:	2:00 p.m.
Place:	Prudential’s Corporate Headquarters
751 Broad Street, Newark, NJ 07102

AGENDA:

•	Election of 13 directors named in the proxy statement;

•	Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013;

•	Advisory vote to approve named executive officer compensation;

•	Shareholder proposal regarding written consent; and

•	Transaction of other business that may properly come before the meeting.

Record date: You can vote if you were a shareholder of record on March 15, 2013.

If you are attending the meeting, you will be asked to present your admission ticket and photo identification, such as a driver’s license as described in the Proxy Statement.

By Order of the Board of Directors,

Margaret M. Foran

Chief Governance Officer, Vice President and Corporate Secretary

March 26, 2013

Important Notice Regarding the Availability of Proxy Materials for the 2013 Annual Meeting of Shareholders to be held on May 14, 2013: Our 2013 Proxy Statement and Annual Report for the year ended December 31, 2012, are available free of charge on our website at www.prudential.com/governance.

Notice of Annual Meeting of Shareholders and 2013 Proxy Statement	5

Summary Information

To assist you in reviewing the proposals to be acted upon, including the election of directors and the non-binding advisory vote to approve named executive officer compensation, we call your attention to the following information about the Company’s 2012 financial performance and key executive compensation actions and decisions. The following description is only a summary. For more complete information about these topics, please review the Company’s Annual Report on Form 10-K and the complete Proxy Statement.

BUSINESS HIGHLIGHTS

Financial Performance. 2012 was a year of major progress and accomplishment for our Company on many fronts:

•

Our Financial Services Businesses reported after-tax adjusted operating income of $3.0 billion and posted earnings per share of Common Stock of $6.27, compared to $2.8 billion, and $5.83 per share of Common Stock, in 2011(1).

•

We reported book value for our Financial Services Businesses, excluding accumulated other comprehensive income, of $57.86 per share of Common Stock as of year-end 2012 compared to $58.39 as of year-end 2011. Based on U.S. generally accepted accounting principles as of year-end 2012, we reported book value for our Financial Services Businesses of $79.19 per share of Common Stock, compared to $69.07 per share as of year-end 2011.

•	Our Financial Services Businesses reported operating return on average equity based on after-tax adjusted operating income of 10.8% for 2012 compared to 10.6% for 2011.

•	Assets under management surpassed, for the first time, the $1 trillion milestone reaching $1.06 trillion at December 31, 2012, an increase of 18% from a year earlier.

Dividend. We declared an annual dividend of $1.60 per share of Common Stock for 2012, an increase of 10% from the 2011 Common Stock dividend, and announced that we will move to a quarterly Common Stock dividend schedule beginning in the first quarter of 2013.

(1)	Adjusted Operating Income (“AOI”) and earnings per share (“EPS”) are defined in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement. We use EPS and return on equity (“ROE”), which are based on AOI, and book value excluding accumulated other comprehensive income as performance metrics under our incentive compensation programs.

6	Notice of Annual Meeting of Shareholders and 2013 Proxy Statement

Summary Information (continued)

Corporate Transactions. We solidified our position as the preferred provider of pension risk transfer strategies by entering into and completing landmark agreements to take on retiree pension obligations from General Motors Co. and Verizon Communications, Inc., which together brought us over $33 billion in group annuity account values. In September 2012, we announced an agreement to acquire The Hartford’s Individual Life Insurance business, including approximately 700,000 life insurance policies with face amount in force of approximately $135 billion, through a reinsurance transaction for cash consideration of $615 million. The transfer was completed in January 2013.

Share Repurchase Program. We repurchased $650 million of our outstanding shares of Common Stock, including $150 million under a program announced in June 2012 to repurchase up to $1 billion of our outstanding shares of Common Stock through June 2013.

COMPENSATION HIGHLIGHTS

The Compensation Committee has increased the rigor of the performance goals and payout scales under our incentive programs with respect to 2012 performance:

•	There was no increase in base salaries for any of the Named Executive Officers (“NEOs”);

•	The size of the annual incentive pool was reduced by approximately 10% from the 2011 level;

•

The Annual Incentive Award earned by our CEO decreased by approximately 11% on a year-over-year basis while his long-term incentive awards are unchanged, resulting in a decrease of approximately 4% in total direct compensation;

•	The mandatory deferral of each NEO’s annual incentive award was increased from 20% to 30%;

•

The rigor of the annual incentive award program was strengthened by setting target and maximum awards for senior executives, including the NEOs, and requiring achievement of at least the midpoint of guidance to maintain the same level of funding as in 2011;

•

The rigor of the performance shares program was strengthened by requiring average ROE (AOI basis, subject to certain adjustments) of 13.5% over the 2013-2015 performance period to receive a target award; and

•	Approximately 90% of our NEOs’ total direct compensation is performance based.

For additional information, see the CD&A in this Proxy Statement.

The compensation of our NEOs reflects both our 2012 performance and the increased rigor of our annual incentive program.

Named Executive Officer	2012 Base Salary	2012 Annual Incentive Award (as adjusted for mandatory deferrals)(1)	2012 Long-Term Incentive Award Value(2)	2012 Total Direct Compensation
John R. Strangfeld	$1,400,000	$3,941,000	$10,189,000	$15,530,000
Richard J. Carbone	$700,000	$1,732,500	$2,742,500	$5,175,000
Mark B. Grier	$1,190,000	$3,377,500	$8,447,500	$13,015,000
Edward P. Baird	$770,000	$2,310,000	$4,490,000	$7,570,000
Charles F. Lowrey	$770,000	$2,835,000	$5,715,000	$9,320,000
(1)	The following amounts are not included in the 2012 Annual Incentive Award column because they have been mandatorily deferred into the Book Value Performance Program: Mr. Strangfeld $1,689,000; Mr. Carbone, $742,500; Mr. Grier, $1,447,500; Mr. Baird, $990,000; and Mr. Lowrey, $1,215,000.
(2)	Represents long-term awards granted in 2013 for 2012 performance.

Response to advisory vote and shareholder feedback

We were gratified that almost 96% of the votes cast in 2012 on the non-binding advisory vote on our named executive officer compensation voted in support of the compensation paid to senior executives. Nevertheless, consistent with its strong interest in shareholder engagement, communication, and transparency, the Compensation Committee continued to examine our executive compensation program to assure alignment between the interests of our senior executives and shareholders.

Notice of Annual Meeting of Shareholders and 2013 Proxy Statement	7

Summary Information (continued)

RECENT CORPORATE GOVERNANCE CHANGES

•

Elimination of Supermajority Voting Requirement. At the 2012 Annual Meeting of Shareholders, our shareholders, upon the recommendation of our Board, approved amendments to our Certificate of Incorporation to eliminate supermajority voting requirements. These amendments and corresponding changes to our By-Laws were implemented effective May 9, 2012.

•

Special Meeting Authorization Requirement. Our Board recently amended our By-Laws to reduce the threshold that allows shareholders to call a special meeting to 10%. This right, as well as our established shareholder communication and engagement mechanisms, provides shareholders the opportunity to raise important matters outside the annual meeting process.

SHAREHOLDER ACTIONS

ELECTION OF DIRECTORS (Item 1)

You will find important information about the qualifications and experience of each of the director nominees who you are being asked to elect. The Corporate Governance and Business Ethics Committee performs an annual assessment to see that your directors have the skills and experience to effectively oversee the Company. All of your directors have proven leadership, sound judgment, integrity and a commitment to the success of our Company.

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Item 2)

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s independent registered public accounting firm (independent auditor) for 2013. We are not required to have shareholders ratify the selection of PricewaterhouseCoopers as our independent auditor. We are doing so because we believe it is good corporate practice. If shareholders do not ratify the selection, the Audit Committee will reconsider the appointment, but may nevertheless retain PricewaterhouseCoopers as the Company’s independent auditor.

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (Item 3)

Shareholders are being asked to cast a non-binding, advisory vote on our named executive officer compensation. We were gratified that, last year, almost 96% of our shareholders’ votes supported our executive compensation program. Please see “Consideration of Last Year’s ‘Say on Pay’ Vote” in our CD&A for a discussion of how our Board and the Compensation Committee responded to the results of the 2012 advisory vote.

Consistent with the recommendation of our Board and the preference of our shareholders, we have decided to hold an annual “Say on Pay” vote. In evaluating this year’s “Say on Pay” proposal, we recommend that you review our CD&A, which explains how and why the Compensation Committee arrived at its executive compensation actions and decisions for 2012. We suggest you also refer to our corporate governance policies which are contained in this Proxy Statement.

SHAREHOLDER PROPOSAL (Item 4)

Finally, you are also being asked to consider one shareholder proposal regarding written consent contained in this Proxy Statement.

8	Notice of Annual Meeting of Shareholders and 2013 Proxy Statement

Contents

ELECTION OF DIRECTORS Page 10

11	Director Nominees

20	Corporate Governance

20	Board Leadership

22	Communication with Directors

31	Compensation of Directors

APPOINTMENT OF THE INDEPENDENT AUDITORS FOR 2013—RATIFICATION Page 26

26	Audit Committee Pre-Approval Policies and Procedures

27	Report of the Audit Committee

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION AND CD&A Page 28

33	Compensation Discussion and Analysis (“CD&A”) Executive Summary

37	Philosophy and Objectives of Our Executive Compensation Program

38	How We Make Compensation Decisions

38	Role of the Compensation Consultant

49	Supplemental Compensation Analysis

51	Perquisites and Other Personal Benefits

54	2012 Summary Compensation Table

56	All Other Compensation

57	Grants of Plan-Based Awards

60	Pension Benefits

64	Nonqualified Deferred Compensation

SHAREHOLDER PROPOSAL Page 28

28	Proposal Regarding Shareholder Action by Written Consent

Voting Securities and Principal Holders	30

General Information About the Meeting	71

Voting Instructions and Information	71

Board Recommendations	72

Attending the Annual Meeting	72

Submission of Shareholder Proposals	72

PROXY STATEMENT

The Board of Directors of Prudential Financial, Inc. (Prudential Financial or the Company) is providing this Proxy Statement in connection with the Annual Meeting of Shareholders to be held on May 14, 2013, at 2:00 p.m., at Prudential Financial’s Corporate Headquarters, 751 Broad Street, Newark, NJ 07102, and at any adjournment or postponement thereof. Proxy materials or a Notice of Internet Availability were first sent to shareholders on or about March 26, 2013.

Notice of Annual Meeting of Shareholders and 2013 Proxy Statement	9

Item 1— Election of Directors

Our Board of Directors has nominated 13 directors for election at this Annual Meeting to hold office until the next annual meeting and the election of their successors. All of the nominees are currently directors. Each agreed to be named in this Proxy Statement and to serve if elected. All of the nominees are expected to attend the 2013 Annual Meeting. All directors attended the 2012 Annual Meeting.

We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.

DIRECTOR CRITERIA, QUALIFICATIONS AND EXPERIENCE

Prudential Financial is a financial services company that offers a variety of products and services, including life insurance, annuities, retirement-related services, mutual funds, and investment management. The Corporate Governance and Business Ethics Committee performs an assessment of the skills and the experience needed to properly oversee the interests of the Company. Generally, the Committee reviews both the short- and long-term strategies of the Company to determine what current and future skills and experience are required of the Board in exercising its oversight function. The Committee then compares those skills to the skills of the current directors and potential director candidates. The Committee conducts targeted efforts to identify and recruit individuals who have the qualifications identified through this process, keeping in mind its commitment to diversity.

While the Company does not have a formal policy on Board diversity, diversity is an integral part of our Corporate Governance Principles, and the Committee actively considers diversity in recruitment and nominations of directors. The current composition of our Board reflects those efforts and the importance of diversity to the Board:

•	Two director nominees have worked outside the United States;

•	Two director nominees are African-American;

•	One director nominee is Asian-American;

•	One director nominee is Hispanic; and

•	Three director nominees are women.

The Committee looks for its current and potential directors collectively to have a mix of skills and qualifications, some of which are described below:

DIRECTORS’ SKILLS AND QUALIFICATIONS

academia/education

business ethics

business head/

administration

business operations

corporate governance

environmental/

sustainability/corporate

responsibility

finance/capital allocation

financial expertise/literacy

financial services government/public policy insurance industry international investments marketing/sales real estate risk management talent management technology/systems

It is of critical importance to the Company that the Committee recruit directors who have qualities to achieve the ultimate goal of a well-rounded, diverse Board that functions collegially as a unit. With respect to the Board’s slate of director nominees, the Board has also considered whether the slate, taken as a whole, has representatives with the above listed skills and qualifications.

Additionally, the Committee expects each of the Company’s directors to have proven leadership, sound judgment, integrity and a commitment to the success of the Company. In evaluating director candidates and considering incumbent directors for nomination to the Board, the Committee considers each nominee’s independence, financial literacy, personal and professional accomplishments, and experience in light of the needs of the Company. For incumbent directors, the factors also include past performance on the Board and contributions to their respective committees.

Below each nominee’s biography, we have included an assessment of the skills and experience of such nominee. We have also included a chart that covers the assessment for the full Board.

10	Notice of Annual Meeting of Shareholders and 2013 Proxy Statement

Item 1—Election of Directors (continued)

Director Nominees

The Board of Directors recommends that shareholders vote “FOR” all of the nominees.

THOMAS J. BALTIMORE, JR. Age: 49 Director Since: October 2008	Prudential Committees: • Executive • Finance • Investment (Chair) Former Directorships Held During the Past Five Years: • Integra Life Sciences Corporation (August 2012)	Public Directorships: • RLJ Lodging Trust • Duke Realty Corporation

Mr. Baltimore has been the President and Chief Executive Officer of RLJ Lodging Trust (a NYSE-listed real estate investment company) since May 2011. Previously, he served as Co-Founder and President of RLJ Development, LLC (RLJ Lodging’s predecessor company) from 2000 to May 2011. He served as VP, Gaming Acquisitions, of Hilton Hotels Corporation from 1997 to 1998 and later as VP, Development and Finance, from 1999 to 2000. He also served in various management positions with Host Marriott Services, including VP, Business Development, from 1994 to 1996.

Skills and Qualifications

Business Head/Administrator: Over a decade of service as President of RLJ Development.

Business Operations: As President and CEO of RLJ Lodging Trust, Mr. Baltimore is responsible for the day-to-day oversight of its $3 billion portfolio, which includes 146 hotels in major markets in North America. He spent over a decade as Co-Founder and President of RLJ Development, where he was responsible for developing, implementing and assessing the company’s operating plan.

Corporate Governance: Experience serving as a director of several public companies in addition to Prudential.

Investments: Through RLJ Lodging Trust, Mr. Baltimore has been responsible for overseeing the management of nearly $2 billion in equity; formerly served as VP, Development and Finance of Hilton Hotels.

Real Estate: President and CEO of RLJ Lodging Trust and a director of Duke Realty, one of the largest commercial real estate companies in the U.S., and former Co-Founder and President of RLJ Development.

GORDON M. BETHUNE Age: 71 Director Since: February 2005	Prudential Committees: • Compensation • Corporate Governance and Business Ethics	Public Directorships: • Honeywell International Inc. • Sprint Nextel Corporation

Mr. Bethune has been Managing Director of g-b1 Partners (a travel advisory firm) since January 2005. He was Chairman and CEO of Continental Airlines, Inc. from 1996 until his retirement in December 2004. Mr. Bethune was the President and CEO of Continental Airlines from November 1994 to 1996 and served as President and Chief Operating Officer from February 1994 to November 1994. Prior to joining Continental, Mr. Bethune held senior management positions with The Boeing Company, Piedmont Airlines, Western Air Lines, Inc. and Braniff Airlines (various airline companies).

Skills and Qualifications

Business Head/Administration: A decade of service as CEO of Continental Airlines.

Business Operations: Served as CEO and Chief Operating Officer of Continental Airlines.

Corporate Governance: Experience serving as a director of several large public companies in addition to Prudential.

International: Experience in the travel industry, including with g-b1 Partners and several major airlines and as a director of two large public companies with international operations.

Marketing/Sales: As Chairman and CEO of Continental Airlines, transformed the company into an industry leader through innovative marketing initiatives.

Talent Management: Extensive experience in developing and implementing strategies and policies for the acquisition and development of employee talent.

Notice of Annual Meeting of Shareholders and 2013 Proxy Statement	11

Item 1—Election of Directors (continued)

GASTON CAPERTON Age: 73 Director Since: June 2004	Prudential Committees: • Investment	Public Directorships: • Owens Corning • United Bankshares, Inc.

Mr. Caperton is the Vice Chairman of the Board of Advisors for Leeds Equity Partners, a private equity firm focused on companies within the knowledge industries. Mr. Caperton is also the Chairman of The Caperton Group, a business investment and development company. He served as the President of The College Board from October 1999 to October 2012. He served as the Governor of the State of West Virginia from 1988 to 1996. From 1963 to 1987, he was an entrepreneur and was CEO and owner of the tenth largest privately owned insurance brokerage firm in the United States. From 1997 to 1999, he was a fellow at Harvard University John F. Kennedy Institute of Politics and was an Executive Director of Columbia University’s Institute on Education & Government at Teachers College. Mr. Caperton was the 1996 Chair of the Democratic Governors Association, served on the National Governors Association’s executive committee and was a member of the Intergovernmental Policy Advisory Committee on U.S. Trade. He also was the Chairman of the Appalachian Regional Commission, Southern Regional Education Board and the Southern Growth Policy Board.

Skills and Qualifications

Academia/Education: Experience through his role as President of The College Board where he reshaped the mission to connect greater numbers of students to college success and opportunity while raising educational standards. Mr. Caperton was a fellow at the John F. Kennedy Institute of Politics at Harvard University and an Executive Director at Columbia University, where he founded and managed the Institute on Education and Government.

Business Head/Administration: Served as President of The College Board.

Business Operations: Served as CEO and owner of the tenth largest privately owned insurance brokerage firm in the U.S.

Corporate Governance: Experience serving as a director of several large public and private companies.

Environmental/Sustainability/Corporate Responsibility: As Governor of West Virginia from 1988 to 1996, he initiated groundbreaking ethics legislation for public officials, integrated principles of sustainable development into West Virginia policies and programs and significantly improved the future economic success of the citizens of that Appalachian state.

Government/Public Policy: Served two terms as Governor of West Virginia; former fellow at Harvard University’s John F. Kennedy Institute of Politics; former teacher and Executive Director of Columbia University’s Institute on Education & Government at Teachers College.

Insurance Industry: Insurance industry experience through service as CEO and owner of the tenth largest privately owned insurance brokerage firm in the United States.

International: Experience as a director on the boards of several international companies.

Marketing/Sales: Over two decades of experience as an entrepreneur, CEO and owner of a privately owned insurance brokerage firm, where he oversaw the company’s sales and marketing efforts.

12	Notice of Annual Meeting of Shareholders and 2013 Proxy Statement

Item 1—Election of Directors (continued)

GILBERT F. CASELLAS Age: 60 Director Since: January 2001 (Director of Prudential Insurance since April 1998)	Prudential Committees: • Audit

Mr. Casellas has been Chairman of OMNITRU (consulting and investment firm) since 2011. He was the VP, Corporate Responsibility of Dell Inc. from 2007 to 2010. He served as a Member of Mintz Levin Cohn Ferris Glovsky & Popeo, PC from June 2005 to October 2007. He served as President of Casellas & Associates, LLC (a consulting firm) from 2001 to 2005. During 2001, he served as President and CEO of Q-linx, Inc. He served as the President and COO of The Swarthmore Group, Inc. from January 1999 to December 2000. Mr. Casellas served as Chairman, U.S. EEOC from 1994 to 1998 and General Counsel, U.S. Department of the Air Force, from 1993 to 1994.

Skills and Qualifications

Business Ethics: At Dell Inc., he was responsible for the company’s global sustainability and corporate philanthropy functions.

Business Operations: Former President and CEO of Q-linx; former COO of The Swarthmore Group.

Corporate Governance: Experience serving as a director of a private company and serving on the University of Pennsylvania Board for over 16 years and as VP, Corporate Responsibility at Dell Inc., where he oversaw the company’s global diversity, sustainability and corporate philanthropy functions. Mr. Casellas also has proven diversity experience through his appointment by the President as a civilian member to the Military Leadership Diversity Commission and as a member of the Diversity Advisory Board of Toyota Motor North America Inc., the Joint Diversity Council of Comcast Corporation, and previously as the chair of the Committee on Workplace Diversity for Yale University, a member of the board of the Hispanic Federation, a member of the board of the University of Pennsylvania, and as a member of The Coca-Cola Company’s Diversity Task Force.

Environmental/Sustainability/Corporate Responsibility: At Dell, he oversaw global diversity, sustainability and corporate philanthropy, and contributed to a company culture recognized for leadership in environmentally conscious packaging, support of diverse suppliers and human rights.

Government/Public Policy: Served as Chairman of the U.S. EEOC and as General Counsel of the U.S. Department of the Air Force.

Investments: Serves as Chairman of OMNITRU, a consulting and investment firm, and served as President and COO of The Swarthmore Group, a registered investment advisor.

Risk Management: Former member of Mintz Levin Cohn Ferris Glovsky & Popeo, PC; former General Counsel of the U.S. Department of the Air Force; former VP, Corporate Responsibility of Dell Inc.

JAMES G. CULLEN Age: 70 Director Since: January 2001 Lead Director Since: May 2011 (Director of Prudential Insurance since April 1994)	Prudential Committees: • Compensation (Chair) • Executive (Chair)	Public Directorships: • Agilent Technologies, Inc. (Non-Executive Chairman) • Johnson & Johnson • NeuStar, Inc. (Non-Executive Chairman)

Mr. Cullen served as the President and COO of Bell Atlantic Corporation from December 1998 until his retirement in June 2000. Mr. Cullen was the President and CEO, Telecom Group of Bell Atlantic Corporation from 1997 to 1998 and served as Vice Chairman of Bell Atlantic Corporation from 1995 to 1997. Mr. Cullen has also served as Non-Executive Chairman of the Board of NeuStar, Inc. since November 2010 and the Non-Executive Chairman of the Board of Agilent Technologies, Inc. since March 2005.

Skills and Qualifications

Business Head/Administration: Formerly served as President and CEO of the Telecom Group at Bell Atlantic.

Business Operations: Former President and COO of Bell Atlantic.

Corporate Governance: Experience serving as a director of several large public companies including non-executive chairman and lead director.

International: Experience as a director on the boards of several international companies and held multiple positions at Bell Atlantic.

Marketing/Sales: As Vice Chairman of Bell Atlantic, had accountability for strategic planning, business development and customer-focused network lines of business.

Talent Management: As former President and COO of Bell Atlantic, responsible for acquisition and development of employee talent.

Notice of Annual Meeting of Shareholders and 2013 Proxy Statement	13

Item 1—Election of Directors (continued)

WILLIAM H. GRAY III Age: 71 Director Since: January 2001 (Director of Prudential Insurance since September 1991)	Prudential Committees: • Corporate Governance and Business Ethics Former Directorships Held During the Past Five Years: • JPMorgan Chase & Co. (May 2012) • Visteon Corporation (January 2010)	Public Directorships: • Dell Inc. • Pfizer Inc.

Mr. Gray is Chairman of Gray Global Strategies, Inc. (a business advisory firm), and is a Senior Advisor to Gray Global Advisors, L.L.C. Mr. Gray was Co-Chairman of GrayLoeffler, LLC from 2009 to 2011. He served as the Chairman of the Amani Group from 2004 to 2009. Mr. Gray served as President and CEO of The College Fund/UNCF from 1991 until his retirement in 2004. From 1979 to 1991, Mr. Gray served as a Member of the U.S. House of Representatives. Mr. Gray, an ordained Baptist minister, is Pastor Emeritus of the Bright Hope Baptist Church of Philadelphia since 2005.

Skills and Qualifications

Academia/Education: Experience as President and CEO of the UNCF, a philanthropic organization that fundraises college tuition money for black students and provides general scholarship funds for 39 private historically black colleges and universities.

Business Ethics: Mr. Gray has previous experience with the Business Roundtable Institute for Corporate Ethics.

Business Head/Administration: Over a decade of experience as President and CEO of The College Fund/UNCF. Mr. Gray is also Chairman of Gray Global Strategies, Inc. and was Co-Chairman of GrayLoeffler.

Business Operations: Responsible for developing, implementing and assessing UNCF’s operating plan.

Corporate Governance: Experience serving as a director and Chair of Governance Committees for several large public companies in addition to Prudential.

Environmental/Sustainability/Corporate Responsibility: As President and CEO of the UNCF for 13 years, Mr. Gray was at the forefront of leadership initiatives to ensure sustainable educational benefits for future generations of students at historically black colleges and universities.

Financial Services: Over two decades of experience serving as a director of JPMorgan Chase & Co., a global financial services firm. As Chair of the U.S. House of Representatives’ Budget Committee, Mr. Gray helped develop the fiscal policies of the U.S. Government.

Government/Public Policy: Served as Co-Chairman of GrayLoeffler and a Member of the U.S. House of Representatives. During his tenure in the House, Mr. Gray served as Chair of the House Budget Committee and the Democratic Caucus of the House and as the Majority Whip.

International: Experience as a director on the boards of several international companies.

14	Notice of Annual Meeting of Shareholders and 2013 Proxy Statement

Item 1—Election of Directors (continued)

MARK B. GRIER Age: 60 Director Since: January 2008

Mr. Grier has served as Vice Chairman since 2007 and a member of the Office of the Chairman of Prudential Financial since August 2002. From April 2007 through January 2008, he served as Vice Chairman overseeing the International Insurance and Investments division and Global Marketing and Communications. Mr. Grier was Chief Financial Officer of Prudential Insurance from 1995 to 1997 and has served in various executive roles. Prior to joining Prudential, Mr. Grier was an executive with Chase Manhattan Corporation.

Skills and Qualifications

Business Head/Administration: Experience as a current and former member of senior management for several large public companies.

Business Operations: As Vice Chairman, Mr. Grier has oversight and responsibility for Finance, Risk Management, Investor Relations, Operations and Systems, Auditing, and Global Marketing and Communications.

Corporate Governance: Mr. Grier has developed corporate governance expertise through his membership on Prudential’s Board since 2008.

Environmental/Sustainability/Corporate Responsibility: As Vice Chairman, he supports ventures that create healthy and sustainable communities around the world and helps non-profit organizations achieve long-term sustainability, resulting in Prudential serving as a leading example of corporate citizenship and social responsibility.

Finance/Capital Allocation: Over a decade of financial experience through various roles at Prudential, including Vice Chairman overseeing International Insurance and Investments and CFO of Prudential Insurance; former executive with Chase Manhattan, a leading global financial services firm.

Financial Services: Over two decades in the financial services industry.

Government/Public Policy: Mr. Grier has experience in oversight of Prudential’s public policy and government affairs function.

Insurance Industry: Insurance industry experience through service as a member of senior management.

International: Experience as a current and former member of senior management for large public companies with international operations.

Risk Management: Mr. Grier plays a key role in developing and implementing Prudential’s risk management policies and procedures.

Talent Management: Experience leading large, global teams at Prudential.

Technology/Systems: Mr. Grier has oversight and responsibility for Prudential’s Operations and Systems function.

Notice of Annual Meeting of Shareholders and 2013 Proxy Statement	15

Item 1—Election of Directors (continued)

CONSTANCE J. HORNER Age: 71 Director Since: January 2001 (Director of Prudential Insurance since April 1994)	Prudential Committees: • Compensation • Corporate Governance and Business Ethics (Chair) • Executive	Public Directorships: • Ingersoll-Rand plc • Pfizer Inc.

Ms. Horner served as a Guest Scholar at The Brookings Institution from 1993 to 2005, after serving as Assistant to the President of the United States and Director, Presidential Personnel from 1991 to 1993; Deputy Secretary, U.S. Department of Health and Human Services from 1989 to 1991; and Director, U.S. Office of Personnel Management from 1985 to 1989. Ms. Horner was a Commissioner, U.S. Commission on Civil Rights from 1993 to 1998.

Skills and Qualifications

Business Head/Administration: Former Assistant to the President of the U.S. and Director of Presidential Personnel; Deputy Secretary of the U.S. Department of Health and Human Services; Director of the U.S. Office of Personnel Management.

Corporate Governance: Experience serving as a director and Chair of Governance Committees of several large public companies.

Environmental/Sustainability/Corporate Responsibility: In providing oversight of sustainability issues and maintaining responsible business models for several international companies, Ms. Horner has encouraged sustainable product development and strong corporate citizenship initiatives.

Government/Public Policy: Ms. Horner has government/public policy experience through her various senior positions in the federal government, including Commissioner of the U.S. Commission on Civil Rights.

International: Experience as a director on the boards of several international companies.

Talent Management: Former Assistant to the President of the U.S. and Director, Presidential Personnel; former Director, U.S. Office of Personnel Management.

MARTINA HUND-MEJEAN Age: 52 Director Since: October 2010	Prudential Committees: • Audit

Ms. Hund-Mejean has served as the Chief Financial Officer and a member of the Executive Committee at MasterCard Worldwide (a global transaction processing and consulting services company) since 2007. Ms. Hund-Mejean served as SVP and Corporate Treasurer at Tyco International Ltd. from 2003 to 2007; SVP and Treasurer at Lucent Technologies from 2000 to 2002; and held management positions at General Motors Company from 1988 to 2000. Ms. Hund-Mejean began her career as a credit analyst at Dow Chemical in Frankfurt, Germany.

Skills and Qualifications

Business Head/Administration: Over a decade of experience in senior positions at multiple Fortune 500 companies.

Business Operations: Has served as CFO of MasterCard Worldwide since 2007; SVP and Corporate Treasurer at Tyco; SVP and Treasurer at Lucent Technologies; and held management positions at General Motors.

Corporate Governance: Experience through her role at MasterCard, where she is responsible for Global Risk Management, Internal Audit and IR.

Finance/Capital Allocation: Over a decade of financial experience through various roles within the financial divisions at MasterCard and other companies.

Financial Services: Experience through her position as CFO of MasterCard.

International: Current and former member of senior management of several public companies with international operations.

Investments: Responsibilities included $30 billion Defined Benefit Plan while serving as SVP and Treasurer of Lucent Technologies Inc. (Alcatel-Lucent).

Talent Management: Experience leading large global teams at a number of Fortune 500 companies.

16	Notice of Annual Meeting of Shareholders and 2013 Proxy Statement

Item 1—Election of Directors (continued)

KARL J. KRAPEK Age: 64 Director Since: January 2004

Prudential Committees:

•   Executive

•  Finance (Chair)

•  Investment

Former Directorships Held During the Past Five Years:

•   Visteon Corporation (June 2012)

•   The Connecticut Bank & Trust Company (April 2012)

•  Alcatel-Lucent (October 2008)

Public Directorships: • Northrop Grumman Corporation

Mr. Krapek is a co-founder of The Keystone Companies, which was founded in 2002 and develops residential and commercial real estate. Mr. Krapek served as the President and COO of United Technologies Corporation (“UTC”) from 1999 until his retirement in January 2002. Prior to that time, Mr. Krapek held other management positions at UTC, which he joined in 1982.

Skills and Qualifications

Business Head/Administration: Formerly served as President and COO of UTC.

Business Operations: Formerly served as President and COO of UTC.

Corporate Governance: Experience serving as a director of several large public companies.

Environment/Sustainability/Corporate Responsibility: Led the business units of UTC when the company was at the forefront of environmental and industry firsts in sustainable equipment design sensitive to increasing efficiencies in the use of energy, water and materials.

Finance/Capital Allocation: President and COO of UTC with two decades of executive level experience reviewing financial statements and capital structures of UTC and its subsidiaries.

International: Served as current or former director of several public companies with international operations and as a former Chairman, President or CEO of several large public companies with global operations.

Real Estate: Co-founder of The Keystone Companies, which develops residential and commercial real estate.

Technology/Systems: Two decades of experience at UTC, which provides high-tech products and support to the aerospace and building industries, including President and Chief Operating Officer. Experience serving as a director at several companies in the technology industry.

CHRISTINE A. POON Age: 60 Director Since: September 2006	Prudential Committees: • Finance • Investment Former Directorships Held During the Past Five Years: • Johnson & Johnson (March 2009)	Public Directorships: • Koninklijke Philips Electronics NV • Regeneron Pharmaceuticals

Ms. Poon has served as Dean of Fisher College of Business, The Ohio State University since May 2009. She served as Vice Chairman and a Member of the Board of Directors of Johnson & Johnson from 2005 until her retirement in March 2009. Ms. Poon joined Johnson & Johnson in 2000 as Company Group Chair in the Pharmaceuticals Group. She became a Member of Johnson & Johnson’s Executive Committee and Worldwide Chair, Pharmaceuticals Group, in 2001, and served as Worldwide Chair, Medicines and Nutritionals from 2003 to 2005. Prior to joining Johnson & Johnson, she served in various management positions at Bristol-Myers Squibb for 15 years.

Skills and Qualifications

Academia/Education: Serving as the Dean of Fisher College of Business at The Ohio State University, an international leader in business education.

Business Head/Administration: Experience as former executive of two Fortune 500 companies.

Business Operations: Currently serves as Dean of Fisher College of Business at The Ohio State University; formerly served in a variety of executive positions at two Fortune 500 companies.

Corporate Governance: Experience serving as a director of large public companies.

International: Current or former director of public companies with international operations and as former Worldwide Chair of the Pharmaceuticals Group and the Medicines and Nutritionals Group of Johnson & Johnson.

Marketing/Sales: As Worldwide Chair of the Pharmaceuticals Group at Johnson & Johnson, Ms. Poon was responsible for the strategic growth of the global pharmaceuticals group.

Notice of Annual Meeting of Shareholders and 2013 Proxy Statement	17

Item 1—Election of Directors (continued)

JOHN R. STRANGFELD Age: 59 Director Since: January 2008 (Elected Chairman May 2008)	Prudential Committees: • Executive

Mr. Strangfeld has served as CEO and President of Prudential Financial since January 2008 and Chairman of the Board since May 2008. Mr. Strangfeld is a Member of the Office of the Chairman of Prudential Financial and served as Vice Chairman of Prudential Financial from 2002 through 2007, overseeing the U.S. Insurance and Investments divisions. Prior to his position as Vice Chairman, Mr. Strangfeld held a variety of senior investment positions at Prudential, both within the U.S. and abroad.

Skills and Qualifications

Business Head/Administration: Held a variety of executive management positions at Prudential, including oversight responsibility for the U.S. Insurance and Investments divisions.

Business Operations: Mr. Strangfeld is responsible for developing, implementing and assessing Prudential’s operating plan.

Corporate Governance: Mr. Strangfeld has developed corporate governance expertise through his leadership on Prudential’s Board.

Environmental/Sustainability/Corporate Responsibility: As CEO of Prudential, Mr. Strangfeld has addressed social, sustainability and environmental concerns and has ensured that the company’s corporate citizenship reflects its core values, through such activities as the company’s efforts to revitalize its home city of Newark, as well as its philanthropic, employee-volunteer and educational initiatives within the country and the international community.

Finance/Capital Allocation: Over a decade of financial experience through various roles at Prudential

Financial Services: Over three decades in the financial services industry.

Insurance Industry: Mr. Strangfeld previously oversaw the U.S. Insurance and Investments divisions.

International: Held a variety of executive positions at Prudential, both within the U.S. and abroad.

Investments: Held a variety of senior investment positions at Prudential, including oversight responsibility for the U.S. Insurance and Investments divisions.

Risk Management: Mr. Strangfeld is ultimately responsible for developing and implementing Prudential’s risk management policies and procedures.

Talent Management: Advocates talent management as key component of Prudential's corporate strategy. Actively engages the Board of Directors on talent management strategy and succession planning for senior leadership.

Technology/Systems: Mr. Strangfeld has oversight and responsibility for Prudential’s Operations and Systems function.

JAMES A. UNRUH Age: 71 Director Since: January 2001 (Director of Prudential Insurance since April 1996)	Prudential Committees: • Audit (Chair) • Executive Former Directorships Held During the Past Five Years: • Qwest Communications International, Inc. (March 2011) • CenturyLink, Inc. (May 2012)	Public Directorships: • CSG Systems International, Inc. • Tenet Healthcare Corporation

Mr. Unruh became a founding Member of Alerion Capital Group, LLC (a private equity investment group) in 1998. Mr. Unruh was with Unisys Corporation from 1987 to 1997, serving as its Chairman and CEO from 1990 to 1997. He also held executive positions with financial management responsibility, including serving as Senior Vice President, Finance, Burroughs Corporation from 1982 to 1987. In addition, Mr. Unruh serves as a director of several privately held companies in connection with his position at Alerion Capital Group, LLC.

Skills and Qualifications

Business Head/Administration: Served as Chairman and CEO of Unisys Corporation.

Business Operations: As the CEO of Unisys, Mr. Unruh was responsible for developing, implementing and assessing the company’s operating plan.

Corporate Governance: Experience serving as a director of public and private companies.

Finance/Capital Allocation: Founding member of Alerion Capital Group, a private equity investment group; former executive with responsibility for financial management at Burroughs Corporation.

International: Former Chairman and CEO of Unisys and current director of several public companies with global operations.

Investments: Experience overseeing financial management at Burroughs Corporation.

Marketing/Sales: Extensive experience in marketing at several large public companies.

Risk Management: As Chairman and CEO of Unisys, he was responsible for the company’s risk management initiatives.

Technology/Systems: Former Chairman and CEO of Unisys and currently at Alerion Capital Group, where he oversees private equity investments in later-stage technology and technology-enabled companies.

18	Notice of Annual Meeting of Shareholders and 2013 Proxy Statement

Item 1—Election of Directors (continued)

Notice of Annual Meeting of Shareholders and 2013 Proxy Statement	19

Corporate Governance

The Company is committed to good corporate governance, which helps us compete more effectively, sustain our success and build long-term shareholder value. The Company is governed by a Board of Directors and committees of the Board that meet throughout the year. Directors discharge their responsibilities at Board and committee meetings and also through other communications with management.

The Board has adopted Corporate Governance Principles and Practices to provide a framework for the effective governance of the Company. The Corporate Governance Principles and Practices are reviewed regularly and updated as appropriate. The full text of the Corporate Governance Principles, which includes the definition of independence adopted by the Board, the charters of the Corporate Governance and Business Ethics, Compensation and Audit Committees, the Lead Independent Director Charter, the Code of Business Conduct and Ethics and the Related Party Transaction Approval Policy can be found at www.prudential.com/governance. Copies of these documents also may be obtained from the Chief Governance Officer and Corporate Secretary.

Governance is a continuing focus at the Company, starting with the Board and extending to management and all employees. Therefore, the Board reviews the Company’s policies and business strategies and advises and counsels the Chief Executive Officer (“CEO”) and the other executive officers who manage the Company’s businesses.

In addition, we solicit feedback from shareholders on governance and executive compensation practices and engage in discussions with various groups and individuals on governance issues and improvements.

PROCESS FOR SELECTING DIRECTORS

The Corporate Governance and Business Ethics Committee screens candidates and recommends candidates for nomination by the full Board. The Company’s By-laws provide that the size of the Board may range from 10 to 24 members. The Board’s current view is that the optimal size is between 10 and 15 members. In anticipation of retirements over the next several years, the Committee is seeking one or more candidates who meet the criteria described under “Director Criteria, Qualifications and Experience.” The Committee is being assisted with its recruitment efforts by an independent search firm to recommend candidates who satisfy the Board’s criteria. The search firm also provides research and pertinent information regarding candidates, as requested.

SHAREHOLDER-RECOMMENDED DIRECTOR CANDIDATES

The Committee will consider director candidates recommended by shareholders in accordance with the criteria for director selection described under “Director Criteria, Qualifications and Experience.” Shareholders recommending candidates for consideration should send their recommendations to the attention of the Chief Governance Officer and Corporate Secretary at 751 Broad Street, Newark, NJ 07102. Shareholders who wish to nominate directors directly at an Annual Meeting in accordance with the procedures in our By-laws should follow the instructions under “Submission of Shareholder Proposals” in this Proxy Statement.

DIRECTOR ATTENDANCE

During 2012, the Board of Directors held 11 meetings. All directors have attended at least 75% of the combined total meetings of the full Board and the committees on which he or she served in 2012. The average attendance of all directors in 2012 was approximately 97%.

DIRECTOR INDEPENDENCE

The current Board consists of 13 directors, two of whom are currently employed by the Company (Messrs. Strangfeld and Grier). The Board conducted an annual review and affirmatively determined that all of the non-employee directors (Ms. Horner, Ms. Hund-Mejean and Ms. Poon and Messrs. Baltimore, Bethune, Caperton, Casellas, Cullen, Gray, Krapek and Unruh) are “independent” as that term is defined in the listing standards of the NYSE and in Prudential Financial’s Corporate Governance Principles.

INDEPENDENT DIRECTOR MEETINGS

The independent directors generally meet in executive session at both the beginning and the end of each regularly scheduled Board meeting, with the Lead Independent Director serving as Chair.

BOARD LEADERSHIP

Currently, our Board leadership structure consists of a Chairman (who is also our CEO), a Lead Independent Director, and strong committee chairs.

20	Notice of Annual Meeting of Shareholders and 2013 Proxy Statement

Corporate Governance (continued)

Letter from the Lead Independent Director

James G. Cullen Lead Independent Director

Currently, our Board leadership structure consists of a Chairman (who is also our CEO), a Lead Independent Director and strong committee chairs. Our Corporate Governance Principles require that the independent directors annually elect an independent director to serve as Lead Independent Director for a term of at least one year, but no more than three years. I am honored that my fellow independent directors have elected me for the past two years.

The Board believes that our structure provides independent Board leadership and engagement while providing the benefit of having our CEO, the individual with primary responsibility for managing the Company’s day-to-day operations, chair regular Board meetings as we discuss key business and strategic issues. At this time, the Board believes that the Company is best served by having the same individual as both Chairman of the Board and CEO, but considers the continued appropriateness of this structure at least annually.

Both the Board and Management believe that strong, independent Board leadership is a critical aspect of effective corporate governance. As the Lead Independent Director, I work with the other independent directors to ensure that strong oversight of management is provided.

In order to provide that independent oversight, the independent directors generally meet in executive session at both the beginning and the end of each regularly scheduled Board meeting, and I serve as Chair. I also serve as a liaison between the Chairman and the independent directors. I approve information sent to the Board, including the quality, quantity, appropriateness and timeliness of such information, as well as the meeting agendas for the Board. It’s important that there is sufficient time for discussion of all agenda items, so I approve meeting schedules and make changes if needed. I am also authorized to retain outside advisors and consultants to report directly to the Board of Directors on Board issues.

Engagement and close attention to your perspectives on the Company are important components of fostering long-term relationships with shareholders. As your representative, I am available if requested by shareholders, when appropriate, for consultation and direct communication. I encourage you to review the charter for the Lead Independent Director at www.prudential.com/governance for additional insight.

Thank you for your past support of our leadership. On behalf of all of the independent directors we look forward to working with Management to achieve long-term performance and value.

BOARD RISK OVERSIGHT

The Board oversees the Company’s risk profile and management’s processes for assessing and managing risk, both as a whole Board and through its committees. At least annually, the Board reviews strategic risks and opportunities facing the Company and certain of its businesses. Other important categories of risk are assigned to designated Board committees (which are comprised solely of independent directors) that report back to the full Board. In general, the committees oversee the following risks:

•	Audit Committee: risks related to financial controls, legal, regulatory and compliance functions, and the overall risk management governance structure and risk management function;

•

Finance Committee: risks involving the capital structure of the enterprise, including borrowing, liquidity, allocation of capital, major capital transactions and expenditures, funding of benefit plans, statutory insurance reserves and policyholder dividends, and the strength of the finance function;

•	Investment Committee: investment risk and the strength of the investment function;

•	Compensation Committee: the Company’s compensation programs so that they do not encourage excessive risk-taking; and

•

Corporate Governance and Business Ethics Committee: the Company’s political contributions, lobbying expenses and overall strategy, as well as the Company’s environmental, sustainability and corporate social responsibility to minimize reputational risk and focus on future sustainability.

In performing its oversight responsibilities, the Board and committees review policies and guidelines that senior management uses to manage the Company’s exposure to material categories of risk. As these issues overlap, committees hold joint meetings when appropriate and address certain issues at the full Board level.

Notice of Annual Meeting of Shareholders and 2013 Proxy Statement	21

Corporate Governance (continued)

In addition, the Board and committees review the performance and functioning of the Company’s overall risk management function and management’s establishment of appropriate systems for managing risk (including brand and reputational risk), credit/counterparty risk, market risk (including interest rate and asset/liability matching risk), insurance risk, product risk, operational risk, legal and regulatory/compliance risk, liquidity and capital risk, and emerging risk/event risk.

During 2012, the full Board received reports on the most important strategic issues and risks facing the Company. The Board and committees also received reports from the Company’s Chief Risk Officer and other senior management regarding compliance with applicable risk-related policies, procedures and limits.

Risk management is an integral part of the Company’s culture: the Chief Risk Officer sits on many management committees and heads an independent enterprise risk management department; employee appraisals take into consideration sound risk management; and the legal and compliance functions operate independently of the business to separate management and oversight.

In addition, we monitor the risks associated with our executive compensation program, as well as the components of our program and individual compensation decisions, on an ongoing basis. Every year since 2009, management has undertaken a review of the Company’s compensation programs to assess the risks arising from our compensation policies and practices. Management has presented these risk assessments to the Compensation Committee. The risk assessments have included a review of the primary design features of the Company’s compensation plans and the process to determine compensation pools and awards for employees and analyzed how those features could encourage or mitigate risk-taking. As part of the risk assessments, it has been noted that the Company’s compensation plans allow for discretionary adjustments to the ultimate outcomes, which serves to mitigate risk-taking.

Moreover, senior management is subject to a share retention policy, and historically a large percentage of senior management compensation has been paid in the form of long-term grants. In addition, senior management compensation is paid over a multiple-year cycle, a compensation structure that is intended to align incentives with appropriate risk-taking. The Company’s general risk management controls also serve to preclude decision-makers from taking excessive risk in order to achieve incentives under the compensation plans. The Committee agreed with the conclusion that the risks were within our ability to effectively monitor and manage and that our compensation programs do not encourage unnecessary or excessive risk-taking and do not create risks that are reasonably likely to have a material adverse effect on the Company.

In 2012, the Compensation Committee again received an updated risk assessment of our compensation program to supplement and expand on the studies conducted each year since 2009.

SUCCESSION PLANNING

The Company’s Board is actively engaged and involved in talent management. The Board reviews the Company’s “people strategy” in support of its business strategy at least annually. This includes a detailed discussion of the Company’s global leadership bench and succession plans with a focus on key positions at the senior officer level.

In addition, the committees of the Board regularly discuss the talent pipeline for specific critical roles. High potential leaders are given exposure and visibility to Board members through formal presentations and informal events. More broadly, the Board is regularly updated on key talent indicators for the overall workforce, including diversity, recruiting and development programs.

COMMUNICATION WITH DIRECTORS

Shareholders and other interested parties may communicate with any of the independent directors, including Committee Chairs and the Lead Independent Director, by using the following address:

Prudential Financial, Inc.

Board of Directors

c/o Margaret M. Foran, Chief Governance Officer,

Vice President and Corporate Secretary

751 Broad Street

Newark, NJ 07102

Email: independentdirectors@ prudential.com

Feedback on Executive Compensation: You can also provide feedback on executive compensation at the following website www.prudential.com/executivecomp.

The Chief Governance Officer and Corporate Secretary of the Company reviews communications to the independent directors and forwards those communications to the independent directors as discussed below. Communications involving substantive accounting or auditing matters will be immediately forwarded to the Chair of the Audit Committee and the Company’s Corporate Chief Ethics Officer consistent with time frames established by the Audit Committee for the receipt of communications dealing with these matters. Communications that pertain to non-financial matters will be forwarded promptly. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded such as: business solicitation or advertisements; product-related inquiries; junk mail or mass mailings; resumes or other job-related inquiries; spam and overly hostile, threatening, potentially illegal or similarly unsuitable communications.

22	Notice of Annual Meeting of Shareholders and 2013 Proxy Statement

Corporate Governance (continued)

SHAREHOLDER ENGAGEMENT

In 2012, we extended our philosophy of engagement, communication, and transparency in a variety of ways, such as:

•

Providing multiple avenues for shareholders to communicate with the Company and the Board. Over 8,000 comments have been received from shareholders in the last three years, each receiving a response. Shareholders continued to also use mechanisms through www.prudential.com/governance to provide input.

•

Continuing our successful vote incentive program to registered shareholders with over 200,000 shareholders participating again this year. During the past three years, over 342,000 trees have been planted as part of this program.

•	Instituting a new program for shareholders to communicate how they want to receive proxy materials. Over 340,000 shareholders informed us of their preference.

•	Continuing our philosophy of promoting greater communication with our institutional shareholders on corporate governance issues.

Shareholder engagement through participation in our annual meeting is important to us. In 2012, quorum at our annual meeting exceeded 70% for the first time in our history as a public company.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has established various committees to assist in discharging its duties, including: Audit, Compensation, Corporate Governance and Business Ethics, Finance and Investment. The primary responsibilities of each of the committees are set forth below, together with their current membership and number of meetings. Each member of the Audit, Compensation, and Corporate Governance and Business Ethics Committees has been determined by the Board to be independent for purposes of the NYSE Corporate Governance listing standards.

Audit Committee

The Audit Committee provides oversight of the Company’s accounting and financial reporting and disclosure processes; the adequacy of the systems of disclosure and internal control established by management; and the audit of the Company’s financial statements. The Audit Committee oversees risks related to financial controls and legal, regulatory and compliance matters, and oversees the overall risk management governance structure and risk management function. Among other things, the Audit Committee: (1) appoints the independent auditor and evaluates its independence and performance; (2) reviews the audit plans for and results of the independent audit and internal audits; and (3) reviews reports related to processes established by management to provide compliance with legal and regulatory requirements. The Board of Directors has determined that all of our Audit Committee members, Messrs. Unruh and Casellas and Ms. Hund-Mejean, are audit committee financial experts as defined by the SEC.

Compensation Committee

The Compensation Committee oversees the development and administration of the Company’s compensation and benefits policies and programs. For more information on the responsibilities and activities of the Compensation Committee, including the Committee’s processes for determining executive compensation, see the “Compensation Discussion and Analysis” section.

Corporate Governance and Business Ethics Committee

The Corporate Governance and Business Ethics Committee oversees the Board’s corporate governance procedures and practices, including the recommendations of individuals for the Board, making recommendations to the Board regarding director compensation and overseeing the Company’s ethics and conflict of interest policies, its political contributions and lobbying expenses policy and its strategy and reputation regarding environmental stewardship and sustainability responsibility throughout the Company’s global businesses.

Executive Committee

The Executive Committee is authorized to exercise the corporate powers of the Company between meetings of the Board, except for those powers reserved to the Board of Directors by the By-laws or otherwise.

Finance Committee

The Finance Committee oversees, takes actions, and approves policies with respect to capital, liquidity, borrowing levels, reserves, subsidiary structure and major capital expenditures.

Investment Committee

The Investment Committee oversees and takes actions with respect to the acquisition, management and disposition of invested assets; reviews the investment performance of the pension plan and funded employee benefit plans; and reviews investment risks and exposures, as well as the investment performance of products and accounts managed on behalf of third parties.

Notice of Annual Meeting of Shareholders and 2013 Proxy Statement	23

Corporate Governance (continued)

POLICIES AND PROCEDURES FOR APPROVAL OF RELATED PERSON TRANSACTIONS

The Company has adopted a written Related Party Transaction Approval Policy that applies when:

•	any transaction or series of transactions in which the Company or a subsidiary is a participant;

•	the amount involved exceeds $120,000; and

•

a related party (a director or executive officer of the Company, any nominee for director, any shareholder owning an excess of 5% of the total equity of the Company and any immediate family member of any such person) has a direct or indirect material interest.

The policy is administered by the Corporate Governance and Business Ethics Committee. The Committee will consider relevant facts and circumstances in determining whether or not to approve or ratify such a transaction, and will approve or ratify only those transactions that are, in the Committee’s judgment, appropriate or desirable under the circumstances.

Pursuant to our policy, the Corporate Governance and Business Ethics Committee determined that no reported transaction qualified as a related party transaction during 2012.

ENVIRONMENT AND SUSTAINABILITY

The Board of Directors made clear Prudential’s commitment to the environment and sustainability in 2011 by formalizing its oversight of the function and including related skills and experience in qualifications for service on the Board. In 2012, the Company made significant progress in this area, including:

•	Releasing Prudential’s first consolidated Sustainability Report, A Commitment to Progress.

•	Participating in the International Integrated Reporting Pilot by beginning to create frameworks that communicate the full story of Prudential’s long-term shared value creation.

•	Becoming a Ceres Network Company. This prestigious affiliation will provide the Company access to a broader array of influential stakeholders and engagement opportunities.

•	Energizing its sixth solar project, this one located in its service and data center in Ft. Washington, PA. As a result, Prudential reached its 2013 carbon reduction goal six months early.

•	Adopting a new diversity strategy that integrates corporate social responsibility and sourcing with updated approaches to leadership, talent and inclusion.

•	Continuing to engage with industry groups, advocates and shareholders on our efforts.

24	Notice of Annual Meeting of Shareholders and 2013 Proxy Statement

Corporate Governance (continued)

POLICY ON SHAREHOLDER RIGHTS PLAN

We do not have a shareholder rights plan. The Board will obtain shareholder approval prior to adopting a future shareholder rights plan unless the Board, in the exercise of its fiduciary duties, determines that under the circumstances then existing, it would be in the best interests of the Company and our shareholders to adopt a rights plan without prior shareholder approval. If a rights plan is adopted by the Board without prior shareholder approval, the plan must provide that it will expire within one year of adoption unless ratified by shareholders.

POLITICAL CONTRIBUTIONS AND LOBBYING EXPENDITURE OVERSIGHT AND DISCLOSURE

The Corporate Governance and Business Ethics Committee oversees the Company’s political strategy, political contributions and lobbying expenses. It presents the strategy and the contributions/expenditure report to the Board. We provide on our website a description of our oversight process for political contributions and a summary of PAC contributions, including those from the federal PAC and three state PACs. We also include information on annual dues, assessments and contributions of $50,000 or more to trade associations and tax-exempt groups and a summary of Company policies and procedures for political activity. This disclosure is available at www.prudential.com/governance under the heading “Political Activity & Contributions.”

ENVIRONMENTAL AND SUSTAINABILITY

The Corporate Governance and Business Ethics Committee has oversight of environmental issues and policies. In addition, three of our Board members traditionally sit on the Community Resources Oversight Committee, which oversees Prudential’s corporate social responsibility work. These directors inform the Company’s social responsibility efforts in strategic philanthropy, employee engagement, corporate community involvement and investing for social return.

GOOD GOVERNANCE PRACTICES

A commitment to strong and sustainable governance practices are hallmarks of the Board’s stewardship on behalf of shareholders and stakeholders. As such, we continuously review our practices to ensure effective collaboration of management and our Board.

•	Of the Board’s 13 Directors, 11 are independent, including an Independent Lead Director.

•	Directors are elected annually by a majority of votes cast in an uncontested election.

•	The Board has adopted and published committee charters and a charter for its Lead Independent Director to guide its oversight and independent governance leadership (www.prudential.com/governance).

•	Annually the Board conducts a self-evaluation, review of Board independence and key committee self-evaluations.

•	New Directors receive an orientation.

•	All Directors participate in continuing education.

•	We have stock ownership guidelines for executives and Directors.

•	We have specific policies and practices to align executive compensation with long-term shareholder interests.

•	An executive compensation clawback policy has been included in the Book Value Performance Program.

•	The Board reviews management talent and succession at least annually.

•	There is no shareholder rights plan or “poison pill”.

•	The threshold to call a special meeting is 10% of shareholders.

Notice of Annual Meeting of Shareholders and 2013 Proxy Statement	25

Item 2—Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s independent registered public accounting firm (independent auditor) for 2013. We are not required to have the shareholders ratify the selection of PricewaterhouseCoopers as our independent auditor. We nonetheless are doing so because we believe it is a matter of good corporate practice.

If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers, but may retain such independent auditor. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of Prudential Financial and its shareholders. Representatives of PricewaterhouseCoopers will be present at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions by shareholders.

FEES PAID TO PRICEWATERHOUSECOOPERS LLP

The following is a summary and description of fees billed for services provided by PricewaterhouseCoopers in 2012 and 2011.

WORLDWIDE FEES (IN MILLIONS)

Service	2012	2011
Audit(A)	$43	$42
Audit-Related(B)	$4	$6
Tax(C)	$2	$2
All Other	—	—
Total	$49	$50

(A)	The aggregate fees for professional services rendered for the integrated audit of the consolidated financial statements of Prudential Financial and, as required, audits of various domestic and international subsidiaries, the issuance of comfort letters, agreed-upon procedures required by regulation, consents and assistance with review of documents filed with the SEC.

(B)	The aggregate fees for assurance and related services including internal control and financial compliance reports, agreed-upon procedures not required by regulation, and accounting consultation on new accounting standards, acquisitions and International Financial Reporting Standards (IFRS).

(C)	The aggregate fees for services rendered by PricewaterhouseCoopers’ tax department for tax return preparation, tax advice related to mergers and acquisitions and other international, federal and state projects, and requests for rulings. In 2012, tax compliance and preparation fees total $1.4M and tax advisory fees total $0.9M and in 2011, tax compliance and preparation fees total $1.7M and tax advisory fees total $0.3M.

PricewaterhouseCoopers also provides services to domestic and international mutual funds and limited partnerships not consolidated by Prudential Financial, but which are managed by Prudential Financial. PricewaterhouseCoopers identified fees paid by these entities of $12M in 2012 and $10M in 2011 and that all of these fees relate to audit, audit-related and tax services.

The Audit Committee has advised the Board of Directors that in its opinion the non-audit services rendered by PricewaterhouseCoopers during the most recent fiscal year are compatible with maintaining their independence.

PricewaterhouseCoopers has been the Company’s independent auditor since 1996.

A new Lead Audit Partner is designated at least every five years to provide a fresh perspective. Consistent with this practice, a new Lead Audit Partner was designated for 2012.

In determining whether to reappoint the independent auditor, the Audit Committee considers the length of time the firm has been engaged, in addition to considering the quality of the discussions with the independent auditor and an assessment of the past performance of both the Lead Audit Partner and PricewaterhouseCoopers.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent auditor. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the independent auditor’s independence is not impaired; describes the Audit, Audit-Related, Tax and All Other services that may be provided and the non-audit services that may not be performed; and sets forth the pre-approval requirements for all permitted services. The policy provides for the general pre-approval of specific types of Audit, Audit-Related and Tax services and a limited fee estimate range for such services on an annual basis. The policy requires specific pre-approval of all other permitted services. The independent auditor is required to report periodically to the Audit Committee regarding the extent of services provided in accordance with their pre-approval and the fees for the services performed to date. The Audit Committee’s policy delegates to its Chairman the authority to address requests for pre-approval of services with fees up to a maximum of $100,000 between Audit Committee meetings if the Chief Auditor deems it reasonably necessary to begin the services before the next scheduled meeting of the Audit Committee, and the Chairman must

26	Notice of Annual Meeting of Shareholders and 2013 Proxy Statement

Item 2—Ratification of the Appointment of the Independent Registered Public Accounting Firm (continued)

report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee may not delegate to management the Audit Committee’s responsibility to pre-approve permitted services of the independent auditor.

All Audit, Audit-Related, Tax and All Other fees described above were approved by the Audit Committee before services were rendered.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE COMPANY’S INDEPENDENT AUDITOR FOR 2013.

REPORT OF THE AUDIT COMMITTEE

Three non-management directors comprise the Audit Committee. The Committee operates under a written charter adopted by the Board. The Board has determined that each member of the Committee has no material relationship with the Company under the Board’s independence standards and that each is independent and financially literate under the listing standards of the NYSE and under the SEC’s standards relating to independence of audit committees.

In addition, the Board of Directors has determined that all of our Audit Committee members: Messrs. Unruh and Casellas and Ms. Hund-Mejean satisfy the financial expertise requirements of the NYSE and have the requisite experience to be designated an audit committee financial expert as that term is defined by rules of the SEC.

Management is responsible for the preparation, presentation and integrity of the financial statements of Prudential Financial and for maintaining appropriate accounting and financial reporting policies and practices, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Prudential Financial’s independent registered public accounting firm (independent auditor), PricewaterhouseCoopers, is responsible for auditing the consolidated financial statements of Prudential Financial and expressing an opinion as to their conformity with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting in accordance with the requirements of the Public Company Accounting Oversight Board (“PCAOB”).

In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of Prudential Financial as of and for the year ended December 31, 2012 and Management’s Annual Report on Internal Control Over Financial Reporting with management and Prudential Financial’s independent auditor. The Audit Committee also discussed with Prudential Financial’s independent auditor the matters required to be discussed by the independent auditor with the Audit Committee under the rules adopted by the PCAOB.

The Audit Committee received from the independent auditor the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor its independence.

The Audit Committee has discussed with, and received regular status reports from Prudential Financial’s Chief Auditor and independent auditor on the overall scope and plans for their audits of Prudential Financial, including their scope and plans for evaluating the effectiveness of internal control over financial reporting. The Audit Committee meets with the Chief Auditor and the independent auditor, with and without management present, to discuss the results of their respective audits, in addition to private meetings with the Chief Financial Officer, Chief Risk Officer, General Counsel and Chief Compliance Officer. In determining whether to reappoint PricewaterhouseCoopers as Prudential Financial’s independent auditor, the Audit Committee took into consideration a number of factors, including the length of time the firm has been engaged, the quality of the Audit Committee’s ongoing discussions with PricewaterhouseCoopers and an assessment of the professional qualifications and past performance of the Lead Audit Partner and PricewaterhouseCoopers.

In addition, the Audit Committee reviewed and amended its Charter and received reports as required by its policy for the receipt, retention and treatment of financial reporting concerns received from external and internal sources.

Based on the reports and discussions described in this report and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Prudential Financial and Management’s Annual Report on Internal Control Over Financial Reporting be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

THE AUDIT COMMITTEE

James A. Unruh (Chairman)

Gilbert F. Casellas

Martina Hund-Mejean

Notice of Annual Meeting of Shareholders and 2013 Proxy Statement	27

Item 3— Advisory Vote to Approve Named Executive Officer Compensation

The Board is committed to excellence in governance and recognizes the interest our shareholders have in our executive compensation program. As a part of that commitment, and in accordance with SEC rules, our shareholders are being asked to approve an advisory resolution on the compensation of the named executive officers, as reported in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives shareholders the opportunity to endorse or not endorse our fiscal 2012 executive compensation program and policies for the named executive officers through the following resolution:

RESOLVED, that the shareholders of Prudential approve, on an advisory basis, the compensation of the Company’s named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in this Proxy Statement.

This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures relating to the named executive officers. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of the named executive officers. Because your vote is advisory, it will not be binding upon the Board. The Board will, however, as it has done in prior years, take into account the outcome of the “Say on Pay” vote when considering future compensation arrangements.

The Board has adopted a policy providing for annual “Say on Pay” advisory votes. Accordingly, the next “Say on Pay” vote will occur in 2014.

Item 4 – Shareholder Proposal Regarding Written Consent

In accordance with SEC rules, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent. The Company is not responsible for any inaccuracies it may contain. The shareholder proposal is required to be voted on at our Annual Meeting only if properly presented. As explained below, our Board unanimously recommends that you vote “AGAINST” the shareholder proposal.

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, beneficial owner of 80 shares of Common Stock, is the proponent of the following shareholder proposal. The proponent has advised us that a representative will present the proposal and related supporting statement at the Annual Meeting.

Proposal 4—Right to Act by Written Consent

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent includes all issues that shareholders may propose. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law.

Supporting Statement of Shareholder Proponent

The shareholders of Wet Seal (WTSLA) successfully used written consent to replace certain underperforming directors in October 2012. This proposal topic won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent.

This proposal should also be evaluated in the context of our Company’s overall corporate governance as reported in 2012: GMI/The Corporate Library, an independent investment research firm, rated our company “D” with “High Governance Risk.” Also “High Concern” in Executive Pay — $23 million for our CEO John Strangfeld, $13 million for Mark Grier, $10 million for Edward Baird and $9 million for Charles Lowrey. GMI said it was troubling because individual bonuses for our highest paid executives were determined subjectively. John Strangfeld also had a potential $47 million entitlement for a change in control.

Five of our directors had 11-year long-tenure. Plus these long-tenured directors controlled the majority of our 3 most important board committees. GMI said such long-tenured directors can form relationships that could compromise their independence and therefore hinder their ability to provide effective oversight. An independent perspective is so valued

28	Notice of Annual Meeting of Shareholders and 2013 Proxy Statement

Item 4 – Shareholder Proposal Regarding Written Consent (continued)

for a board of directors. Directors Constance Horner and William Gray were together on the Pfizer board and they were also 67% of our nomination committee. Intra-board relationships of the Pfizer kind can compromise a director’s ability to act independently. William Gray and Karl Krapek were negatively flagged by GMI for their involvement with the Visteon Corporation bankruptcy. Gaston Caperton was negatively flagged for his involvement with the Owens Corning bankruptcy or reorganization.

It got worse with the potentially compromised Directors Horner and Gray controlling the majority of our nomination committee because 4 of our directors were beyond age 70 and it will be important to find qualified replacements. Thomas Baltimore, our youngest director, received a whopping 30% in negative votes. This compared to less than 1% in negative votes for some of his Prudential peers. And Mr. Baltimore showed he could do worse by getting 41% in negative votes at Duke Realty.

Please encourage our board to respond positively to this proposal to protect shareholder value:

Right to Act by Written Consent – Proposal 4

Board of Directors’ Statement in Opposition to the Proposal

Your Board recommends a vote against this proposal because it believes that the written consent process, as required by the proposal, is less transparent, less democratic and deprives shareholders of a forum for discussion or opportunity for shareholders to make inquiries about proposed actions. Matters that are sufficiently important to require shareholder approval should be communicated in advance so they can be considered and voted upon by all shareholders. This proposal would allow a group of shareholders to take action by written consent without prior communication to all shareholders of the proposed action or the reasons for the action. We believe this proposal disenfranchises shareholders who do not have the opportunity to participate in the process. Permitting shareholder action by written consent has the potential to create confusion and the Board does not believe it is appropriate for a widely-held public company.

Our Board believes that every shareholder should have the opportunity to consider and vote upon shareholder actions.

Our shareholders have the right to call a special meeting at a ten-percent threshold. This right, as well as our established shareholder communication and engagement mechanisms, provides shareholders the opportunity to raise important matters outside the annual meeting process.

The Company is committed to good corporate governance, which helps us compete more effectively, sustain our success and build long-term shareholder value. The Company has a strong governance structure in place and the Board’s philosophy and policies are responsive to shareholders. In addition to the unrestricted right for shareholders to call special meetings at a ten-percent threshold, the Company has many other governance provisions in place that empower shareholders including:

•	a majority voting standard in uncontested director elections;

•	no shareholder rights plan;

•	an annually elected Board;

•	no supermajority voting provisions; and

•	independent board leadership, including a Lead Independent Director and strong committee chairs.

Requiring that all shareholder business be acted upon at a meeting helps to ensure complete information is presented to shareholders to obtain their approval and is more democratic. The Board believes that the risk of abuse associated with the right to act by written consent, including bypassing procedural protections that offer transparency and advance notice, both of which are afforded with a shareholder meeting, make this proposal not in the best interest of all shareholders.

In summary, the Board believes the adoption of this proposal is unnecessary because of our commitment to good corporate governance and the right of shareholders to call a special meeting. Furthermore, the Board believes that the written consent proposal would circumvent the protections, procedural safeguards and advantages provided to all shareholders by shareholder meetings.

THEREFORE, YOUR BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

Notice of Annual Meeting of Shareholders and 2013 Proxy Statement	29

Voting Securities and Principal Holders

The following table shows all entities that are the beneficial owners of more than 5% of any class of the Company’s voting securities:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature		Percent of Class
Common Stock	BlackRock, Inc. 40 East 52nd Street, New York, NY 10022	33,453,781	(1)	7.24%
Class B Stock	National Union Fire Insurance Company of Pittsburgh, PA c/o AIG Asset Management (U.S.), LLC 2929 Allen Parkway, Suite A-36-04, Houston, TX 77019	885,714	(2)	44.3%
Class B Stock	Lexington Insurance Company, c/o AIG Asset Management (U.S.), LLC 2929 Allen Parkway, Suite A-36-04, Houston, TX 77019 Lexington Insurance Company	914,286	(2)	45.7%
Class B Stock	Pacific Life Corp. 700 Newport Center Drive, Newport Beach, CA 92660	200,000	(3)	10.0%

(1)

Based on information as of December 31, 2012 contained in a Schedule 13G filed with the SEC on February 8, 2013 by BlackRock, Inc. The Schedule 13G indicates that BlackRock, Inc. has sole voting and dispositive power with respect to these shares.

(2)

National Union Fire Insurance Company of Pittsburgh, PA, and Lexington Insurance Company are subsidiaries of American International Group, Inc. (“AIG”), resulting in AIG beneficially owning 90% of the Class B Stock. AIG has informed us that its subsidiaries have sole voting and dispositive power with respect to these shares.

(3)	Pacific Life Corp. has informed us that it has sole voting and dispositive power with respect to these shares.

To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of our Common Stock or more than 5% of the voting power of the combined Common Stock and Class B Stock.

The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 15, 2013, by:

•	each Director and Named Executive Officer; and

•	all Directors and Executive Officers of the Company as a group:

Name of Beneficial Owner	Shares of Common Stock		Number of Shares Subject to Exercisable Options	Total Number of Shares Beneficially Owned(1)	Director Deferred Stock Units / Additional Underlying Units(2)(3)(4)	Total Shares Beneficially Owned Plus Underlying Units
Thomas J. Baltimore, Jr.	250			250	20,273	20,523
Gordon M. Bethune	13,935			13,935	2,399	16,334
Gaston Caperton	8,648			8,648	12,756	21,404
Gilbert F. Casellas	500			500	27,228	27,728
James G. Cullen	2,033			2,033	39,890	41,923
William H. Gray III	1,013			1,013	27,043	28,056
Constance J. Horner	11,720			11,720	2,399	14,119
Martina Hund-Mejean	128			128	6,928	7,056
Karl J. Krapek	1,000			1,000	39,844	40,844
Christine A. Poon	6,125			6,125	10,216	16,341
James A. Unruh	20,154			20,154	13,503	33,657
John R. Strangfeld	318,779	(5)	845,931	1,164,710	577,298	1,742,008
Mark B. Grier	226,969		705,865	932,834	431,868	1,364,702
Richard J. Carbone	87,635		236,881	324,516	121,956	446,472
Edward P. Baird	64,647		312,290	376,937	219,131	596,068
Charles F. Lowrey	46,078		295,168	341,246	267,449	608,695
All directors and executive officers as a group (22 persons)	874,903		2,732,137	3,607,040	2,182,952	5,789,992

(1)	Individual directors and executive officers as well as all directors and executive officers as a group beneficially own less than 1% of the shares of Common Stock outstanding, as of March 15, 2013.
(2)

Includes the following number of shares or share equivalents in deferred units through the Deferred Compensation Plan for Non-Employee Directors and the Prudential Insurance Company of America Deferred Compensation Plan, as to which no voting or investment power exists: Mr. Baltimore, 20,273; Mr. Bethune, 2,399; Mr. Caperton, 12,756; Mr. Casellas, 27,228; Mr. Cullen, 39,890; Mr. Gray, 27,043; Ms. Horner, 2,399; Ms. Hund-Mejean 6,928; Mr. Krapek, 39,844; Ms. Poon, 10,216; Mr. Unruh, 13,503; and Mr. Strangfeld, 37,714.

(3)

Includes the following shares representing the target number of shares to be received upon the attainment of ROE and EPS goals under the performance share program described under “Compensation Discussion and Analysis”: Mr. Strangfeld, 86,477; Mr. Grier, 68,500; Mr. Carbone, 18,772; Mr. Baird, 34,648; and Mr. Lowrey, 41,570.

(4)	Includes the following unvested stock options: Mr. Strangfeld, 453,107; Mr. Grier, 363,368; Mr. Carbone, 103,184; Mr. Baird, 184,483; and Mr. Lowrey, 225,879.
(5)	Includes 4,400 shares held by the John and Mary K. Strangfeld Foundation.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Each Director, certain officers of the Company and greater than 10% beneficial owners of Common Stock are required to report to the SEC, by a specified date, his or her transactions involving our Common Stock. Based solely on review of the copies of reports furnished to the Company or written representations that no other reports were required to be filed, the Company believes that during 2012 our Directors and officers timely filed all reports, except that a Form 4 reporting an inadvertent non-directed purchase of 430 shares through an automatic-broker-administered dividend reinvestment plan was filed late by Scott Sleyster, an officer.

30	Notice of Annual Meeting of Shareholders and 2013 Proxy Statement

Compensation of Directors

The Corporate Governance and Business Ethics Committee reviews the compensation of our Directors periodically and recommends changes to the Board, when it deems appropriate.

The following table describes the components of the Director compensation program for 2012:

*Compensation Element	Director Compensation Program
Annual Retainer	$120,000, which may be deferred, at the Director’s option
Annual Equity Retainer	$120,000 in restricted stock units that vest after one year (or, if earlier, on the date of the next Annual Meeting)
Board and Committee Fees	None
Chair Fee	$25,000 for the Audit Committee $20,000 for the Compensation Committee $15,000 for all other committees*
Lead Director Fee	$50,000
Meeting Fee for members of the Company’s Community Resources Oversight Committee**	$1,250 per meeting
New Director Award (one-time grant)	$120,000 in restricted stock units that vest after one year
Stock Ownership Guideline	Ownership of Common Stock or deferred stock units that has a value equivalent to six times the annual cash retainer within six years of joining the Board***

*	Includes any non-standing committee of the Board that may be established from time to time, but excluding the Executive Committee.

**	This is a committee composed of members of management and the Board. This Committee typically meets on a separate day following the Board and Board committee meetings. The non-employee Directors on this committee currently consist of Messrs. Casellas and Caperton and Ms. Horner. The Community Resources Oversight Committee met three times in 2012.

***	Each of our non-employee Directors met this guideline as of December 31, 2012, with the exception of our newest Director, Martina Hund-Mejean, who joined the Board in October 2010. For purposes of the stock ownership guidelines, once a non-employee Director satisfies the stock ownership guidelines, the Director will be deemed to continue to satisfy the guidelines without regard to fluctuation in the value of the equity interests owned by the Director.

The Company maintains a Deferred Compensation Plan for Non-Employee Directors (the “Plan”). Prior to 2011, 50% of the annual Board and committee retainer was deferred in a notional account that replicates the performance of our Common Stock. Since 2011, 50% of the annual Board and committee retainer was awarded in restricted stock units that vest after one year (or if earlier, on the date of the next Annual Meeting of Shareholders). In addition, a non-employee Director can elect to invest the cash portion of his or her retainer and fees in accounts that replicate investments in either shares of our Common Stock or the Fixed Rate Fund, which accrues interest in the same manner as funds invested in the Fixed Rate Fund offered under the Prudential Employee Savings Plan (“PESP”). Prior to 2011, the Plan required that distributions begin in the year a Director reaches the age of 70 1/2. Beginning in 2011, the Plan does not require distributions of fees earned after 2010 to commence when a Director reaches the age of 70 1/2. Instead, the Plan provides for distributions to commence upon termination of Board service or retirement or while a Director remains on the Board. Each Director receives dividend equivalents on the share units contained in his or her deferral account, which are equal in value to dividends paid on our Common Stock. The dividend equivalents credited to the account are then reinvested in the form of additional share units.

Under the Director compensation program, if a non-employee Director satisfies the stock ownership guidelines, the restricted stock units granted as the annual equity retainer are payable upon vesting in cash or shares of our Common Stock (at the Director’s option), and may be deferred beyond vesting at the Director’s election. If a Director does not satisfy the stock ownership guidelines, the restricted stock units are automatically deferred until termination of Board service.

DIRECTOR STOCK OWNERSHIP GUIDELINES

Each director is expected, within six years of joining the Board, to own Common Stock or deferred stock units that have a value equivalent to six times his or her annual cash retainer.

Notice of Annual Meeting of Shareholders and 2013 Proxy Statement	31

Compensation of Directors (continued)

2012 DIRECTOR COMPENSATION

	Fees Earned or Paid in		Stock Awards($)(1)	Total($)
Name	Stock($)	Cash($)
Thomas J. Baltimore, Jr.		135,000	120,000	255,000
Gordon M. Bethune		120,000	120,000	240,000
Gaston Caperton		122,500	120,000	242,500
Gilbert F. Casellas		123,750	120,000	243,750
James G. Cullen		190,000	120,000	310,000
William H. Gray III		126,250	120,000	246,250
Constance J. Horner		132,500	120,000	252,500
Martina Hund-Mejean		120,000	120,000	240,000
Karl J. Krapek		135,000	120,000	255,000
Christine A. Poon		120,000	120,000	240,000
James A. Unruh		145,000	120,000	265,000

(1)	Represents amounts that are in units of our Common Stock. The amounts reported represent the aggregate grant date fair value for restricted stock units granted during the fiscal year, as calculated under the Financial Accounting Standards Board’s Accounting Codification Topic 718. Under ASC Topic 718, the grant date fair value is calculated using the closing market price of our Common Stock on the date of grant, which is then recognized, subject to market value changes over the requisite service period of the award. As of December 31, 2012, the aggregate balance in each of the non-employee Directors’ accounts in the Deferred Compensation Plan denominated in units (which includes all deferrals from prior years) and the year-end values were as follows: Mr. Baltimore: 20,273 and $1,081,159; Mr. Bethune: 2,399 and $127,938; Mr. Caperton: 10,950 and $583,963; Mr. Casellas: 27,228 and $1,452,069; Mr. Cullen: 39,890 and $2,127,333; Mr. Gray: 27,043 and $1,442,203; Ms. Horner: 2,399 and $127,938; Ms. Hund-Mejean: 6,928 and $369,470; Mr. Krapek: 39,844 and $2,124,880; Ms. Poon: 10,216 and $544,819; and Mr. Unruh: 13,565 and $723,421.

32	Notice of Annual Meeting of Shareholders and 2013 Proxy Statement

Compensation Discussion and Analysis

In this section, we describe the material components of our executive compensation program for our Named Executive Officers, or “NEOs,” whose compensation is set forth in the 2012 Summary Compensation Table and other compensation tables contained in this Proxy Statement:

NAMED EXECUTIVE OFFICERS (NEOS)

•	John R. Strangfeld, our Chairman and Chief Executive Officer;

•	Richard J. Carbone, our Executive Vice President and Chief Financial Officer;

•	Mark B. Grier, our Vice Chairman;

•	Edward P. Baird, our Executive Vice President and Chief Operating Officer, International Businesses; and

•	Charles F. Lowrey, our Executive Vice President and Chief Operating Officer, U.S. Businesses.

We also provide an overview of our executive compensation philosophy and our executive compensation program. In addition, we explain how and why the Compensation Committee of our Board (the “Committee”) arrives at specific compensation policies and decisions involving the NEOs.

Executive Summary

BUSINESS HIGHLIGHTS

OUR BUSINESS

We are a global financial services business with approximately $1.06 trillion of assets under management as of December 31, 2012 with operations in the United States, Asia, Europe, and Latin America. Through our subsidiaries and affiliates, we offer a wide array of financial products and services, including life insurance, annuities, retirement-related services, mutual funds, and investment management. For more information about our business, please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the SEC on February 22, 2013.

2012 BUSINESS HIGHLIGHTS

2012 was another year of uncertainty and challenges in the global economy and financial markets. Throughout this period, as a result of our steady leadership, we continued to seize opportunities and further differentiate ourselves from the competition. Our performance in 2012 was solid and continued to reflect our attention to capital deployment, balanced business mix, and effective execution of our individual business strategies. Consequently, as in 2011, we were able to deliver strong results for our shareholders in a challenging environment of continued low interest rates and far-reaching regulation of the financial services industry.

We recorded the following significant accomplishments in 2012:

•

Our Financial Services Businesses reported after-tax adjusted operating income of $3.0 billion and posted earnings per share of Common Stock of $6.27, compared to $2.8 billion, and $5.83 per share, in 2011;

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Compensation Discussion and Analysis (continued)

•	Our Financial Services Businesses reported operating return on average equity based on after-tax adjusted operating income of 10.8% for 2012 compared to 10.6% for 2011.

•	Our Financial Services Businesses reported net income of $428 million, or $0.94 per share of Common Stock, compared to $3.4 billion, or $6.99 per share, in 2011;

•

We reported book value for our Financial Services Businesses, excluding accumulated other comprehensive income, of $57.86 per share of Common Stock as of year-end 2012 compared to $58.39 as of year-end 2011. Based on U.S. generally accepted accounting principles as of year-end 2012, we reported book value for our Financial Services Businesses of $79.19 per share of Common Stock, compared to $69.07 per share as of year-end 2011.

•	Assets under management surpassed, for the first time, the $1 trillion milestone reaching $1.06 trillion at December 31, 2012, an increase of 18% from a year earlier.

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In November, we declared an annual dividend of $1.60 per share of Common Stock for 2012, an increase of 10% from the 2011 Common Stock dividend, and announced that we will move to a quarterly Common Stock dividend schedule beginning in the first quarter of 2013.

•

We solidified our position as the preferred provider of pension risk transfer strategies by entering into and completing landmark agreements to take on retiree pension obligations from General Motors Co., and Verizon Communications, Inc., which together brought us over $33 billion in group annuity account values.

•

In September 2012, we announced an agreement to acquire The Hartford’s Individual Life Insurance business, including approximately 700,000 life insurance policies with face amount in force of approximately $135 billion, through a reinsurance transaction for cash consideration of $615 million, which was completed in January 2013.

•	We successfully completed financing transactions valued at approximately $4.1 billion.

•

We repurchased $650 million of our outstanding shares of Common Stock, including $150 million under a program announced in June 2012 to repurchase up to $1 billion of our outstanding shares of Common Stock through June 2013.

In 2012, we also continued to benefit from effective capital management, which remains a significant priority. We believe that maintaining robust capital and liquidity positions provides us with a protective cushion during difficult periods, as well as the ability to pursue new opportunities.

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Compensation Discussion and Analysis (continued)

EXECUTIVE COMPENSATION HIGHLIGHTS

The Committee has increased the rigor of the performance goals and payout scales under our incentive programs with respect to 2012 performance:

•	There was no increase in base salaries for any of the NEOs, which were kept at their 2012 levels;

•

The Committee increased the rigor of the annual incentive program by setting target and maximum awards for senior executives, including the NEOs, and requiring achievement of at least the midpoint of EPS guidance to maintain the same level of funding as in 2011;

•

Consistent with its 2011 decision to rebalance the compensation arrangements of the NEOs, the mandatory deferral of each NEO’s 2012 annual incentive award into our Book Value Performance Program was increased from 20% to 30%;

•

The Annual Incentive Award earned by our CEO decreased by approximately 11% on a year-over-year basis while his long-term incentive awards are unchanged resulting in a decrease of approximately 4% in his total direct compensation;

CEO Total Direct Compensation

2011 Total Direct = $16.2 million
Salary	Annual Incentive Award	Long-Term Award
$1,400,000	Cash(1) $5,040,000	$8,500,000(3)
Deferred(1) $1,260,000
Total $6,300,000

2012 Total Direct = $15.53 million
Salary	Annual Incentive Award	Long-Term Award
$1,400,000	Cash(2) $3,941,000	$8,500,000(3)
Deferred(2) $1,689,000
Total $5,630,000

(1)	20% of the 2011 Annual Incentive Award was mandatorily deferred into the Long-Term Book Value Performance Program.
(2)	30% of the 2012 Annual Incentive Award was mandatorily deferred into the Long-Term Book Value Performance Program.
(3)	Represents long-term awards granted in 2012 and 2013 for 2011 and 2012 performance, respectively.

•	As a result of these actions, and consistent with our compensation philosophy, approximately 90% of our NEOs’ total direct compensation for 2012 was performance-based.

Long-term	incentive compensation consists of a combination of options to purchase shares of Common Stock, performance share and unit awards, and book value units. Each of these award arrangements are performance-based and, thus, aligned with the long-term interests of our shareholders because the value realized from the stock options is tied to the appreciation in the market value of Common Stock and the value realized from the performance awards is dependent on our return on equity performance. In addition, the value of the book value awards fluctuates based on our net income (or loss) from year to year.

In addition, the Committee made the following changes which will be effective for our 2013 incentive programs:

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Long-Term Incentive Program. Increased the rigor of the performance share program by requiring achievement of average ROE (AOI basis, subject to certain adjustments) of 13.5% over the 2013 through 2015 performance period to receive a target award; and

•

Annual Incentive Program. Introduced a relative performance modifier to the 2013 annual incentive program to balance reliance on absolute performance based on a single metric (EPS) with an assessment of relative performance to reward peer outperformance and penalize underperformance.

Consideration of Last Year’s “Say on Pay” Vote

Following our 2012 Annual Meeting of Shareholders, the Committee reviewed the results of the shareholder advisory vote on executive compensation (‘Say on Pay”) that was held at the meeting with respect to the 2011 compensation actions and decisions for Mr. Strangfeld and the other NEOs. Approximately 96% of the votes cast on the proposal were voted in support of the compensation of our NEOs. This compares with 86.5% of the votes cast in support of the “Say on Pay” proposal submitted for shareholder consideration at the 2011 Annual Meeting of Shareholders. We believe the increase in support from 2011 to 2012 reflects the actions taken by the Committee in response to the 2011 vote.

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Compensation Discussion and Analysis (continued)

While the Committee and our Board believe that the “Say on Pay” vote, as well as our other ongoing shareholder engagement activities, provide effective means for us to monitor the views of our shareholders on our overall executive compensation policies and practices, we did not make any significant changes to our executive compensation program in 2012 as a direct result of the outcome of the 2012 “Say on Pay” vote.

ONGOING CORPORATE GOVERNANCE POLICIES

We endeavor to maintain good governance standards, including the oversight of our executive compensation policies and practices. The following policies and practices were in effect during 2012:

•

We maintain a majority vote for the election of directors in uncontested elections (and require an offer to resign by any incumbent director who is not re-elected by a majority vote) and plurality voting in any election that is contested.

•	The leadership structure of our Board consists of a Chairman (who is also our CEO), a Lead Independent Director, who is elected by the independent directors, and strong Board committee chairs.

•	The Compensation Committee is composed solely of independent directors who have established methods to communicate with shareholders regarding their executive compensation ideas and concerns.

•	The Committee’s independent compensation consultant, Frederic W. Cook & Co., Inc., is retained directly by the Committee and performs no other consulting or other services for us.

•

The Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation-related risk profile, to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on the Company.

OPPORTUNITY FOR SHAREHOLDER FEEDBACK

The Committee carefully considers feedback from our shareholders regarding our executive compensation program. Shareholders are invited to express their views to the Committee as described under “Communication with Directors” in this Proxy Statement. In addition, the advisory vote on the compensation of the NEOs provides shareholders with an opportunity to communicate their views on our executive compensation program.

You should read this CD&A in conjunction with the advisory vote that we are conducting on the compensation of the NEOs (see “Item 3—Advisory Vote to Approve Named Executive Officer Compensation”). This CD&A, as well as the accompanying compensation tables, contains information that is relevant to your voting decision.

SPECIFIC COMPENSATION AND CORPORATE GOVERNANCE POLICIES AND PRACTICES

Our compensation philosophy and related governance features are complemented by several specific policies and practices that are designed to align our executive compensation with long-term shareholder interests, including:

•	Stock Ownership Policy. We have stock ownership guidelines for our executive officers, including the NEOs. Each of the NEOs has met his individual stock ownership level under the current program.

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Stock Retention Policy. We have stock retention requirements for our executive officers, including the NEOs, that require retention of 50% of the net shares acquired upon the exercise of stock options or the payment or vesting of any performance shares and restricted stock units until the later of (i) one year following the date of acquisition of such shares or (ii) the date that the executive officer satisfies our stock ownership guidelines.

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Hedging Prohibition: Anti-Pledging Policy. We have a policy prohibiting all employees, including the NEOs and members of our Board, from engaging in any hedging transactions with respect to our equity securities held by them, which includes the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of such equity securities. We also have a policy prohibiting our Section 16 officers and members of our Board from pledging, or using as collateral, the Company’s securities to secure personal loans or other obligations, which includes holding shares of our Common Stock in a margin account.

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Compensation Discussion and Analysis (continued)

•

Limited Perquisites. Our executive officers, including the NEOs, receive no perquisites or other personal benefits, unless such benefits serve a reasonable business purpose, such as the use of a Company aircraft, Company-provided vehicles and drivers, and, in the case of our CEO and Vice Chairman, security services.

•

“Clawback” Provision. Currently, we maintain a compensation recovery (“clawback”) provision in our Book Value Performance Program. We intend to adopt a general clawback policy covering our annual and long-term incentive award programs and arrangements once the SEC adopts final rules implementing the “clawback” provisions of the Dodd-Frank Act.

PHILOSOPHY AND OBJECTIVES OF OUR EXECUTIVE COMPENSATION PROGRAM

The philosophy underlying our executive compensation program is to provide an attractive, flexible and market-based total compensation program tied to performance and aligned with the interests of our shareholders. Our objective is to recruit and retain the caliber of executive officers and other key employees necessary to deliver sustained high performance to our shareholders, customers, and communities where we have a strong presence. Our executive compensation program is an important component of these overall human resources policies. Equally important, we view compensation practices as a means for communicating our goals and standards of conduct and performance and for motivating and rewarding employees in relation to their achievements.

Overall, the same principles that govern the compensation of all our salaried employees apply to the compensation of our executive officers. Within this framework, we observe the following principles:

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Retain and hire top-caliber executives: Executive officers should have base salaries and employee benefits that are market competitive and that permit us to hire and retain high-caliber individuals at all levels;

•	Pay for performance: A significant portion of the annual compensation of our executive officers should vary with annual business performance and each individual’s contribution to that performance;

•	Reward long-term growth and profitability: Executive officers should be rewarded for achieving long-term results, and such rewards should be aligned with the interests of our shareholders;

•	Tie compensation to performance of our core business: A significant portion of our executive officers’ compensation should be tied to measures of performance of our Financial Services Businesses;

•

Align compensation with shareholder interests: The interests of our executive officers should be linked with those of our shareholders through the risks and rewards of the ownership of our Common Stock;

•	Provide limited perquisites: Perquisites for our executive officers should be minimized and limited to items that serve a reasonable business purpose; and
•	Reinforce succession planning process: The overall compensation program for our executive officers should reinforce our robust succession planning process.

2012 INCENTIVE PROGRAMS

To ensure a solid link between our incentive compensation awards and our short-term and longer term objectives, we use two specific programs: our Annual Incentive Program and our Long-Term Incentive Program.

•

Annual Incentive Program. The Annual Incentive Program is designed to reward strong financial and operational performance that furthers our short-term strategic objectives. Financial performance is determined based on EPS achievement relative to the Company’s externally disclosed EPS targets.

•

Long-Term Incentive Program. Our Long-Term Incentive Program consists of three parts that incentivize long-term value creation: stock options that reward increases in the market value of our Common Stock; performance shares and units that reward the achievement of our long-term ROE goals and increases in the market value of our Common Stock; and book value units that reward increases in book value per share.

ANNUAL COMPENSATION-RELATED RISK EVALUATION

We monitor the risks associated with our executive compensation program, as well as the components of our program and individual compensation decisions, on an ongoing basis. In January 2013, the Committee was presented with the results of a study reviewing our compensation programs, including our executive compensation programs, to assess the risks arising from our compensation policies and practices. The Committee agreed with the study’s findings that these risks were within our ability to effectively monitor and manage and that these compensation programs do not encourage unnecessary or excessive risk-taking and do not create risks that are reasonably likely to have a material adverse effect on the Company.

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Compensation Discussion and Analysis (continued)

HOW WE MAKE COMPENSATION DECISIONS

Role of the Compensation Committee

The Committee is responsible to our Board for overseeing the development and administration of our compensation and benefits policies and programs. The Committee, which consists of three independent directors, is responsible for the review and approval of all aspects of our executive compensation program. Among its duties, the Committee is responsible for formulating the compensation recommendations for our CEO and approving all compensation recommendations for our officers at the senior vice president level and above, including:

•	Review and approval of corporate incentive goals and objectives relevant to compensation;

•	Evaluation of individual performance results in light of these goals and objectives;

•	Evaluation of the competitiveness of each executive officer’s total compensation package; and

•	Approval of any changes to the total compensation package, including, but not limited to, base salary, annual and long-term incentive award opportunities, and payouts and retention programs.

Following review and discussion, the Committee submits its recommendations for compensation for these executive officers to the non-employee members of our Board for approval.

The Committee is supported in its work by the head of the Human Resources Department, her staff, and an independent executive compensation consultant, as described below.

The Committee’s charter, which sets out its duties and responsibilities and addresses other matters, can be found on our website at www.prudential.com/governance.

Role of the Chief Executive Officer

Within the framework of the compensation programs approved by the Committee and based on management’s review of market competitive positions, each year our CEO recommends the level of base salary increase (if any), the annual incentive award, and the long-term incentive award value for our officers at the senior vice president level and above, including the other NEOs. These recommendations are based upon his assessment of each executive officer’s performance, the performance of the individual’s respective business or function, and employee retention considerations. The Committee reviews our CEO’s recommendations and approves any compensation changes affecting our executive officers as it determines in its sole discretion.

Our CEO does not play any role with respect to any matter affecting his own compensation.

Role of the Compensation Consultant

The Committee has retained Frederic W. Cook & Co., Inc. as its executive Compensation Consultant. The Compensation Consultant reports directly to the Committee and the Committee may replace the Compensation Consultant or hire additional consultants at any time. A representative of the Compensation Consultant attends meetings of the Committee, as requested, and communicates with the Committee Chair between meetings; however, the Committee makes all decisions regarding the compensation of our executive officers.

The Compensation Consultant provides various executive compensation services to the Committee pursuant to a written consulting agreement with the Committee. Generally, these services include advising the Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relationship to their performance.

During 2012, the Compensation Consultant performed the following specific services:

•	Provided a presentation on executive compensation trends and external developments.

•	Provided an annual competitive evaluation of total compensation for the NEOs, as well as overall compensation program share usage, dilution, and fair value expense.

•	Provided recommendations on CEO total compensation to the Committee at its February meeting, without prior review by our CEO.

•	Reviewed with our CEO his compensation recommendations with respect to the other NEOs.

•	Reviewed Committee agendas and supporting materials in advance of each meeting, and raised questions/issues with management and the Committee Chair, as appropriate.

•	Reviewed drafts and commented on the CD&A and related compensation tables for the proxy statement.

•	Attended executive sessions of the Committee.

The Compensation Consultant provided no services to management during 2012.

The Committee retains sole authority to hire the Compensation Consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement.

The total amount of fees paid to the Compensation Consultant for services to the Committee in 2012 was $195,000. The Compensation Consultant received no other fees or compensation from us, except for $3,400 to participate in a

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Compensation Discussion and Analysis (continued)

general industry survey of long-term compensation. The Compensation Committee has assessed the independence of the Compensation Consultant pursuant to SEC rules and concluded that no conflict of interest exists that would prevent the Compensation Consultant from serving as an independent consultant to the Compensation Committee.

COMPENSATION PEER GROUP

The Committee uses compensation data compiled from a group of peer companies in the insurance, asset management, and other diversified financial services industries generally selected from the Standard & Poor’s 500 Financials Index (the “Peer Group”). The Committee periodically reviews and updates the Peer Group, as necessary, upon recommendation of the Compensation Consultant. We believe the Peer Group represents the industries with which we currently compete for executive talent, and also includes our principal business competitors.

Although included within the broad financial services sector, we exclude from the Peer Group companies such as property and casualty insurers and investment banking firms that predominantly offer different products, have substantially different business models and with whom we have less direct competition for executive talent.

For 2012, the Peer Group consisted of the following 21 companies:

AFLAC, Incorporated

American Express Company

Ameriprise Financial, Inc.

Bank of America Corporation

The Bank of New York Mellon Corporation

BlackRock, Inc.

Capital One Financial Corporation

Citigroup Inc.

Franklin Resources, Inc.

The Hartford Financial Services Group, Inc.

JPMorgan Chase & Co.

Lincoln National

Manulife Financial Corporation

MetLife, Inc.

Northern Trust Corporation

PNC Financial Services Group, Inc.

Principal Financial Group

State Street Corporation

Sun Life Financial Inc.

U.S. Bancorp

Wells Fargo & Company

The changes from 2011 to 2012 consisted of the elimination of four relatively smaller companies as measured by total assets and market capitalization, Genworth Financial, Inc., INVESCO, Legg Mason and the Unum Group, so that the Peer Group better reflected our size based on these two measures.

USE OF COMPETITIVE DATA

We compete in several different businesses, most of which are involved in helping individuals and institutions grow and protect their assets. These businesses draw their key employees from different segments of the marketplace. Our executive compensation program is designed with the flexibility to be competitive and motivational within the various marketplaces in which we compete for executive talent, while being subject to centralized design, approval, and control.

The Committee relies on various sources of compensation information to ascertain the competitive market for our executive officers, including the NEOs.

To assess the competitiveness of our executive compensation program, we analyze Peer Group proxy compensation data as well as compensation and benefits survey data provided by national compensation consulting firms, such as Towers Watson, McLagan Partners, and Mercer. As part of this process, we measure actual pay levels within each compensation component and in the aggregate. We also review the mix of our compensation components with respect to fixed versus variable, short-term versus long-term, and cash versus equity-based pay. This information is then presented to the Committee for its review and use.

The Committee generally compares the compensation of each NEO in relation to both the 50th and the 75th percentiles of the Peer Group for similar positions, as we are significantly above the median of the Peer Group in terms of size. In addition, the Committee takes into account various factors such as our performance within the Peer Group, the unique characteristics of the individual’s position, and any succession and retention considerations. In general, compensation levels for an executive officer who is new to a position tend to be at the lower end of the competitive range, while seasoned executive officers with strong performance who are viewed as critical to retain would be positioned at the higher end of the competitive range.

Generally, differences in the levels of total direct compensation among the NEOs are primarily driven by the scope of their responsibilities, market data for similar positions, and considerations of internal equity.

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Compensation Discussion and Analysis (continued)

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

The principal components of our executive compensation program and the purpose of each component are presented in the following table. We measure the program’s competitiveness both by comparing relevant market data against the amounts paid at each executive officer position as well as by salary grades, which are composed of many positions that we consider to have similar responsibilities.

Compensation Component	Key Characteristics	Purpose	Principal 2012 Actions
Base Salary	Fixed compensation component. Reviewed annually and adjusted, if and when appropriate.	Intended to compensate executive officers fairly for the responsibility level of the position held.	The NEOs received no base salary increases in 2012.
Annual Incentive Awards	Variable compensation component. Performance-based award opportunity. Payable based on corporate and business unit performance and level of individual contributions to that performance.	Intended to motivate and reward executive officers for achieving our short-term (annual) business objectives; intended to encourage accountability by rewarding based on performance.	The NEOs received annual incentive awards ranging from $2,475,000 to $5,630,000 (with 30% of these amounts being mandatorily deferred into the Book Value Performance Program).
Long-Term Incentive Awards	Variable compensation component. Performance-based award opportunity, generally granted annually as a combination of stock options, performance shares and units and book value units. Amounts actually earned will vary based on stock price appreciation and corporate performance.	Intended to motivate executive officers to achieve our business objectives by tying incentives to the performance of our Common Stock and book value over the long-term and to reinforce the link between the interests of our executive officers and our shareholders, and intended to motivate executive officers to improve multi-year financial performance.	The NEOs received long-term incentive awards with aggregate values ranging from $2,000,000 to $8,500,000 in February 2013 (not including the mandatory deferral of 30% of the annual incentive awards into the Book Value Performance Program).
Health, Welfare, and Retirement Plans	Fixed compensation component.	Intended to provide benefits that promote employee health and support employees in attaining financial security.	No significant changes to programs in 2012 that affected the NEOs.
Perquisites and Other Personal Benefits	Fixed compensation component.	Intended to provide a business-related benefit to our Company, and to assist in attracting and retaining executive officers.	No changes to benefits in 2012 that affected the NEOs.
Post-Employment Compensation	Fixed compensation component.	Intended to provide temporary income following an executive officer’s involuntary termination of employment and, in the case of a change of control, to also provide continuity of management.	No changes to programs in 2012 that affected the NEOs.

The following discussion contains information regarding certain performance measures and goals. These measures and goals are disclosed in the limited context of our executive compensation program. Investors should not apply these performance measures and goals to other contexts.

DIRECT COMPENSATION COMPONENTS

Base Salary

Base salary is the principal fixed component of the total direct compensation of our executive officers, including the NEOs, and is determined by considering the relative importance of the position, the competitive marketplace, and the individual’s performance and contributions. Base salaries are reviewed annually and, typically, are increased infrequently and then mostly at the time of a change in position or assumption of new responsibilities.

Decisions for 2012

None of the NEOs received an increase to base salary during the Committee’s annual review of our executive compensation program in February 2012.

Annual Incentive Awards

For 2012, the Committee, in consultation with our management and the Compensation Consultant, undertook to reevaluate the design of our annual cash incentive award program. Following extensive discussions with management, in March 2012, the Committee approved the 2012 Annual Incentive Program for our most senior executives, including the NEOs, on the following terms and conditions.

Target Award Opportunities

The Committee established a target and maximum annual incentive award opportunity for each senior executive, including each of the NEOs, for 2012. These target and maximum award levels were based on its assessment of the scope of each senior executive’s job responsibilities, competitive market data and our past payment history. Generally, the targets were set at a level approximately 10% below the level of their actual 2011 awards. The specific target and maximum annual incentive award opportunities for each NEO for 2012 were as follows:

Named Executive Officers	Target Annual Incentive Award Opportunity	Maximum Annual Incentive Award Opportunity
John R. Strangfeld	$5,600,000	$11,200,000
Richard Carbone	$2,300,000	$4,600,000
Mark B. Grier	$4,800,000	$9,600,000
Edward P. Baird	$3,000,000	$6,000,000
Charles F. Lowrey	$4,000,000	$8,000,000

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Compensation Discussion and Analysis (continued)

Performance Determination

For 2012, the Committee established an Initial Performance Factor based on our earnings-per-share (“EPS”) on an adjusted operating income (“AOI”) basis, subject to certain adjustments, assessed relative to our EPS target range. For 2012, the Committee determined that this Initial Performance Factor could range between 0.5 and 1.5. The Initial Performance Factor was to be applied to the sum of the target incentive award opportunities for the NEOs to determine their funding contribution to the Annual Incentive Award Pool.

•

EPS, which is based on AOI, is “Earnings Per Share of Common Stock (diluted): Financial Services Businesses after-tax adjusted operating income,” as publicly disclosed in our Quarterly Financial Supplements, available on our website.

•

AOI is a non-GAAP measure of the performance of our Financial Services Businesses. For a description of how we calculate pre-tax AOI and for a reconciliation of pre-tax AOI to the nearest comparable GAAP measure, see the notes to the consolidated financial statements included in our Annual Report to Shareholders, which can be found on our website at www.prudential.com/governance. After-tax AOI is adjusted operating income before taxes, less the income tax effect applicable to pre-tax AOI, as publicly disclosed in our Quarterly Financial Supplements, also available on our website.

The following table depicts the EPS scale for 2012. The target range was aligned within our publicly disclosed EPS guidance range.

	2012 EPS(1)	Initial Performance Factor(2)
	$5.50 or below	.50
	$5.70	.60
	$6.10	.80
	$6.50	1.00
Target Range	$6.70	1.10
	$6.90	1.20
	$7.10	1.35
	$7.30 or above	1.50

(1)	Determined on an AOI basis, subject to certain adjustments
(2)	The Initial Performance Factor is interpolated on a straight line basis between the EPS data points.

For purposes of determining the size of the 2012 Annual Incentive Award Pool, the Committee adjusted reported EPS of $6.27 per share of Common Stock:

•	for the actual performance of the Standard & Poor’s 500 relative to our 8% growth assumption (as incorporated into our annual operating plan);
•	to exclude the impact of changes in our assumptions for investment returns and customer behavioral expectations (morbidity, lapse, and similar factors);

•	to exclude one-time costs associated with merger and acquisition activity, principally the AIG Star and Edison acquisitions; and

•	for accounting changes not included in our annual operating plan, principally a discretionary change in accounting principles related to our own pension plan.

The permitted adjustments to reported EPS may from year to year have a favorable or unfavorable impact on the funding of the Annual Incentive Award Pool. The impact was favorable in two of the four preceding years and unfavorable in the other two of those years. For 2012, these adjustments resulted in adjusted EPS of $6.51 per share of Common Stock, an increase of $0.24 per share from our reported EPS of $6.27. This adjusted EPS amount corresponds to an Initial Performance Factor of 1.005, which resulted in an approximately 10% reduction in the size of the Annual Incentive Award pool when compared to the 2011 Annual Incentive Award pool.

Once the Initial Performance Factor has been determined, the Committee may exercise its discretion to take into account strategic considerations to determine the final performance factor. These considerations include capital and liquidity management, risk management, competitive performance, and employee measures (such as employee opinion survey results, talent management and diversity).

Following this preliminary calculation, the Committee may exercise its discretion to further increase or decrease the size of the Annual Incentive Award Pool to reflect additional strategic factors. For purposes of the 2012 Annual Incentive Award Pool, the Committee considered the following strategic accomplishments during the year not otherwise reflected in special awards to certain employees (excluding the NEOs):

•

the establishment of a leadership position in the pension risk transfer business through two landmark transactions, including the largest transaction of this type ever, which brought over $33 billion of pension values to Prudential;

•	the acquisition of The Hartford’s Individual Life Insurance business, including approximately 700,000 life insurance policies with face amount in force of approximately $135 billion; and

•	the successful transition of the leadership of our Individual Life, Group Insurance, and Individual Annuities businesses and continued progress in talent management.

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Compensation Discussion and Analysis (continued)

The Committee also carefully considered the Company’s absolute and relative total shareholder return, or TSR. The Company’s TSR was approximately 10% on a one-year basis and approximately 16% on a three-year average basis. On a relative basis, the Company’s one-year TSR was significantly below the median of the Peer Group while, on a three-year average basis, it was slightly above the median of the Peer Group. In evaluating the Company’s one-year relative TSR, the Committee noted that several of the peer companies had experienced partial recoveries from low bases.

Considering both the Company’s strategic accomplishments and its absolute and relative TSR, the Committee determined not to exercise its discretion to increase or decrease the Initial Performance Factor of 1.005.

2013 Annual Incentive Program. The Annual Incentive Award Program is expected to operate in substantially the same manner for 2013. In addition, in February 2013, the Committee approved the use of a relative performance modifier in arriving at the final performance factor. Accordingly, for 2013, the Initial Performance Factor may be increased or decreased by up to 10% within the 0.5-1.5 minimum to maximum range based on the Company’s performance against certain quantitative measures (ROE, EPS Growth and Book Value Per Share Growth) relative to the North American life insurance subset of our compensation peer group consisting of the following seven companies: AFLAC Incorporated, The Hartford Financial Services Group, Inc., Lincoln National, Manulife Financial Corporation, MetLife, Inc., Principal Financial Group and Sun Life Financial Inc. This enhancement is intended to balance reliance on absolute performance based on a single metric (EPS) with an assessment of relative performance and to motivate and reward peer outperformance and penalize underperformance.

Decisions for Executive Officers for 2012

Once the size of the Annual Incentive Award Pool is set, the Committee allocates the pool among eligible executive officers and other employees, including the NEOs. While the quantitative and qualitative performance criteria used to determine the size of the incentive pool guide the Committee in this process, they are not determinative of the amount of an individual executive officer’s annual incentive award in a given year.

The Committee determines the amount of an individual executive officer’s annual incentive award, including the awards of the NEOs, based on its evaluation of his or her individual contributions during the year with reference to market data for the individual’s position in the Peer Group. In determining the 2012 annual incentive awards for our executive officers, including the NEOs, the key drivers considered by the Committee were:

•	their collective performance in managing our business during challenging market conditions;

•	their management of specific business or functional units; and

•	our financial performance.

While the Committee did not establish specific individual performance metrics for the NEOs, at the beginning of 2012 our CEO met with each of the other NEOs to outline and discuss with him the key financial factors that the Committee would consider when assessing our performance at the end of the year, his expected contributions to that performance and how his performance might influence his annual incentive award opportunity.

Mr. Strangfeld

In assessing the individual performance of Mr. Strangfeld, our CEO, the Committee, and the independent members of our Board of Directors, considered the evaluation of his performance that was conducted by the Lead Director of our Board and the Committee Chair. This evaluation identified and examined a broad range of corporate and individual performance factors, including:

•	After-tax AOI for our Financial Services Businesses of $3.0 billion for 2012, compared to $2.8 billion for 2011;

•	Growth in book value per share of Common Stock, based on U.S. generally accepted accounting principles, to $79.19 at December 31, 2012 versus $69.07 a year earlier;

•	The announcement of landmark pension risk transfer transactions with General Motors Co. and Verizon Communications, Inc., resulting in the transfer of over $33 billion of pension values to Prudential;

•

The acquisition of The Hartford’s Individual Life Insurance business, completed in January 2013, which strengthened our Individual Life insurance business with the addition of approximately 700,000 policies with face amounts in force of approximately $135 billion;

•	Retirement account values reached a record high $289.8 billion at December 31, 2012, up 26% from a year earlier;

•	Assets under management surpassed the $1 trillion milestone, reaching $1.06 trillion at December 31, 2012, up 18% from a year earlier;

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Compensation Discussion and Analysis (continued)

•	International Insurance annualized new business premiums of $4.1 billion in constant dollars for 2012, up 28% from 2011; and

•	Mr. Strangfeld’s involvement in the successful transition of leadership of our Individual Life, Group Insurance and Individual Annuities businesses.

Based on these factors, including its own evaluation of his performance, in February 2013, the Committee recommended, and the independent members of our Board approved, an annual incentive award of $5,630,000 for Mr. Strangfeld for 2012, or approximately 1.005 times his target award amount. This award compares to an annual incentive award of $6,300,000 for 2011, representing an 11% decrease. Of the $5,630,000, $1,689,000 was mandatorily deferred into the Book Value Performance Program.

In the case of the other NEOs, Mr. Strangfeld formulated recommendations for each individual based on his assessment of their performance and presented these recommendations to the Committee for its consideration. Based on these recommendations, as well as the key drivers previously described and its own evaluation of their performance, the Committee recommended, and the independent members of our Board of Directors approved, the following annual incentive awards for each of the other NEOs:

Mr. Carbone

Mr. Carbone’s annual incentive award was $2,475,000 or approximately 1.08 times his target award amount. This award compares to an annual incentive award of $2,750,000 for 2011, representing a decrease of 10%. Of the $2,475,000, $742,500 was mandatorily deferred into the Book Value Performance Program. Among the factors the Committee considered in determining the amount of his award were:

•

His leadership in corporate financing activities, including the issuance of long-term debt totaling $4.1 billion for general corporate purposes such as the refinancing of existing debt for securities expected to receive more favorable rating agency treatment;

•	His acumen in capital management and cash flow planning, including the return of $650 million to shareholders during 2012 through our share repurchase program;

•

His key role in management of the statutory capital position of our insurance companies, resulting in a risk-based capital ratio over 400% for Prudential Insurance as of December 31, 2012 and strong solvency margins at our international insurance subsidiaries as of that date, under recently implemented regulatory requirements;

•	His effective oversight of our liquidity position, resulting in over $8.6 billion of cash and short-term investments at the parent company level at December 31, 2012;

•	His instrumental role in our agreement to acquire The Hartford’s Individual Life Insurance business; and

•	His effective supervision of internal financial and accounting functions including adaptation to emerging accounting and financial reporting standards.

Mr. Grier

Mr. Grier’s annual incentive award was $4,825,000 or approximately 1.005 times his target award amount. This award compares to an annual incentive award of $5,350,000 for 2011, representing a decrease of 10%. Of the $4,825,000, $1,447,500 was mandatorily deferred into the Book Value Performance Program. Among the factors the Committee considered in determining the amount of his award were:

•

His leadership in enhanced capital management, including a 10% increase in the annual Common Stock dividend, our announced move to a quarterly Common Stock dividend schedule beginning in the first quarter of 2013, and the return of $650 million to shareholders under our share repurchase program during 2012;

•	His acumen in capital deployment and business development, including a key role in our agreement to acquire The Hartford’s Individual Life Insurance Business;

•

His key role in transitioning our federal thrift to a trust-only operation, enabling our deregistration as a savings and loan holding company and facilitating continuation of coinvestment activities supporting our asset management business;

•	His instrumental role in two major ground-breaking pension risk transfer transactions which brought over $33 billion of pension values to Prudential;

•	His leadership in the Company’s initial steps to expand into China, including the establishment of a life insurance joint venture; and

•	His successful service as our Company’s and an industry spokesperson through the process of emerging financial market regulatory reform.

Mr. Baird

Mr. Baird’s annual incentive award was $3,300,000 or approximately 1.1 times his target award amount. This award compares to an annual incentive award of $3,200,000 for 2011 (excluding a special one-time recognition award of $800,000 in 2011 for his leadership in connection with the acquisition and integration of Star and Edison and the

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Compensation Discussion and Analysis (continued)

disposition of the Global Commodities business), representing an increase of 3%. Of the $3,300,000, $990,000 was mandatorily deferred into the Book Value Performance Program. Among the factors the Committee considered in determining the amount of Mr. Baird’s award were:

•	His efforts in leading our International businesses to a 19% increase in pre-tax AOI for 2012, compared to 2011;

•

His leadership in the business integration of the acquired AIG Star Life Insurance Co., Ltd. and AIG Edison Life Insurance Company, resulting in realization of annualized cost savings of approximately $200 million as of the fourth quarter of 2012;

•	His key role in expansion of our international insurance distribution channels, contributing to a 28% increase in constant dollar annualized new business premiums for 2012, compared to 2011; and

•	His contributions to the successful adaptation to current market conditions of major product lines serving death protection and retirement needs in our key international markets.

Mr. Lowrey

Mr. Lowrey’s annual incentive award was $4,050,000 or approximately 1.01 times his target award amount. This award compares to an annual incentive award of $4,500,000 for 2011, representing a decrease of 10%. Of the $4,050,000, $1,215,000 was mandatorily deferred into the Book Value Performance Program. Among the factors the Committee considered in determining the amount of his award were:

•

His efforts in leading our U.S. Retirement and Annuities businesses to achievement of strong sales and net flows, resulting in record-high Retirement account values of approximately $290 billion and Annuities account values of approximately $135 billion as of December 31, 2012;

•	His contributions to the success of our Asset Management business, which recorded a 15% increase in assets under management as of December 31, 2012 compared to a year earlier;

•	His key role in the success of our Retirement business in winning two landmark pension risk transfer transactions which brought over $33 billion of pension values to Prudential;

•

His instrumental role in our acquisition of The Hartford’s Individual Life Insurance business, which strengthened our Individual Life business by adding approximately 700,000 life insurance policies with face amount of approximately $135 billion as well as enhanced distribution and a strong pool of talent;

•	His prudent oversight of our Group Insurance business, including strategic actions to discontinue sales of long-term care insurance and focus on our core group life and disability coverages; and

•	His strength in talent management, including the successful transition of leadership of our Individual Life, Group Insurance, and Individual Annuities businesses.

While the key drivers and related individual performance factors described above were relatively more important than other factors in determining the 2012 annual incentive awards for the NEOs, the Committee did not assign a specific weight to any factor, but, rather, evaluated the totality of the factors in making each award determination.

Long-Term Incentive Program

We provide a long-term incentive opportunity to motivate and reward our executive officers for their contributions toward achieving our business objectives by tying these incentives to the performance of our Common Stock and book value over the long term, to further reinforce the link between the interests of our executive officers and our shareholders, and to motivate our executive officers to improve our multi-year financial performance. Our practice is to grant long-term incentive awards annually in the form of a balanced mix of performance shares and units, stock options, and book value units to our officers at the level of senior vice president and above, including the NEOs, in amounts that are consistent with competitive practice.

The long-term incentive awards granted to our executive officers are allocated as follows:

Performance Shares and Units	40%
Stock Options	40%
Book Value Units	20%

These awards are made shortly after the end of our fiscal year. In determining the amount of individual long-term incentive awards, the Committee considers a senior executive’s individual performance during the immediately preceding year, potential future contributions, his or her prior year’s award value, and retention considerations, as well as market data for the executive officer’s position in the Peer Group. In addition, in the case of long-term incentive awards to any NEO who is subject to Section 162(m), the total amount of performance shares and units, restricted stock units, and book value units, as well as annual incentive payment in any tax year may not exceed 0.6% of our pre-tax AOI for the prior year.

Long-term incentive awards may also be granted when an individual is promoted to, or within, a senior executive position to recognize the increase in the scope of his or her role and responsibilities. From time to time, we may make special

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Compensation Discussion and Analysis (continued)

awards in the form of restricted stock units, to recognize major milestones, or selective awards in situations involving a leadership transition.

Performance Shares and Units

Performance shares and units align a portion of our long-term incentive values to the achievement of our key ROE goals over a three-year performance period. Award payouts range from 0% to 150% of the target number of shares and units. The preliminary payout is based on the average ROE achievement over the three-year performance period relative to the goals set at the start of the period as established by the Committee. Performance unit awards are denominated in share equivalents and have the same value as the performance share awards on the award payment date. Dividend equivalents are paid retroactively on the final number of performance shares and units paid out, up to the target number of shares and units. The ROE figures are subject to the same adjustments for one-time items and Standard & Poor’s 500 performance as under the 2012 annual incentive program.

For awards commencing in 2013 and subsequently and payouts in respect of certain years within the performance periods of outstanding awards, ROE will also be adjusted to exclude the non-economic effects as of December 31, 2012 and for subsequent periods of foreign exchange remeasurements of non-yen liabilities and assets.

The preliminary payout also may be adjusted by the Committee, in its discretion, by up to 15% of the earned shares and units, based on its evaluation of other quantitative and qualitative factors, including, but not limited to, exchange-rate variations, a review of net income, our performance relative to the Peer Group, our credit ratings, and other strategic development factors. In the event of any extraordinary circumstances that it determines in its sole discretion, the Committee may make additional adjustments to the final award values, either collectively or on an individual basis.

Stock Options

Stock options provide value based solely on stock price appreciation. Options have a maximum term of ten years and vest one-third on each of the first three anniversaries of the date of grant. The exercise price is based on the closing market price of a share of our Common Stock on the New York Stock Exchange on the date of grant.

Book Value Performance Program

Our Book Value Performance Program is part of our long-term incentive program. This program is intended to link payments to a measure of book value per share – a key metric in valuing insurance companies, banks, and investment firms that is closely followed by investors. Book value per share is calculated by dividing our book value by the number of shares of our Common Stock outstanding. Book value and book value per share exclude certain balance sheet items that do not, and may never, flow through the income statement. Unlike the financial measures based on AOI that are used in other aspects of our executive compensation program, the book value per share metric takes into consideration realized gains and losses in our investment portfolio. The key features of the Book Value Performance Program are:

•	Awards are granted and denominated in book value units that are funded from two sources:

•	the allocation of 20% of a participant’s long-term incentive award value for the year as determined by the Committee; and

•	for the NEOs, a mandatory deferral of 30% of their 2012 annual incentive award.

•	Once granted, the value of these book value units then tracks changes in book value per share for each participant.

•

For purposes of the Book Value Performance Program, book value units are based on the equity attributable to our Financial Services Businesses divided by the number of shares of our Common Stock outstanding at the end of the period, on a fully diluted basis. For 2012, these units track the value of “book value per share of Common Stock, excluding total accumulated other comprehensive income,” as noted in our Quarterly Financial Supplements, excluding the non-economic effects as of December 31, 2012 and for subsequent periods of foreign exchange remeasurement of non-yen liabilities and assets.

•	One-third of a participant’s annual award of book value units is distributed in cash in each of the three years following the year of grant.

•

The book value units of participants, including the NEOs, are subject to forfeiture (or “clawback”) in the event that the Committee determines, in its discretion, that a participant has engaged in conduct, or omitted taking appropriate action, which was a contributing factor to any material restatement of our consolidated annual financial statements.

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Compensation Discussion and Analysis (continued)

(1)	Excluding total accumulated other comprehensive income.
(2)

Reflects book value per share as originally reported of $66.63, adjusted to exclude total accumulated other comprehensive income, and restated to reflect the impact from changes in accounting related to the deferral of acquisition costs and the Company’s pension plans.

(3)	Including realized investment gains and losses and related charges and adjustments, and results from divested businesses.
(4)	Includes change in share count other than through share repurchases.
(5)

For compensation purposes, book value units as of December 31, 2012 are valued at $58.12 per unit reflecting the adjustment to exclude the non-economic effects as of December 31, 2012 of foreign exchange remeasurement of non-yen liabilities and assets.

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Compensation Discussion and Analysis (continued)

•	The NEO’s awards, distributions and accumulated holdings under the Book Value Performance Program are as follows:

Named Executive Officer	Number of Book Value Units Held at January 1, 2012 (#)	Value of Book Value Units Held at January 1, 2012(1) ($)	Value of Book Value Units Distributed in 2012(2) ($)	Value of Book Value Units Awarded in 2012(3) ($)	Number of Book Value Units Held at December 31, 2012(4) (#)	Value of Book Value Units Held at December 31, 2012(5) ($)
John R. Strangfeld	53,153	3,541,584	1,358,054	2,960,064	88,655	5,152,629
Richard J. Carbone	12,196	812,619	306,366	950,078	25,103	1,458,986
Mark B. Grier	42,389	2,824,379	1,083,538	2,390,018	71,200	4,138,144
Edward P. Baird	19,382	1,291,423	485,068	1,340,030	36,998	2,150,324
Charles F. Lowrey	23,416	1,560,208	574,685	1,700,044	46,290	2,690,375

(1)	Represents the aggregate market value of the number of book value units held at January 1, 2012 obtained by multiplying the book value per share of $66.63 as of December 31, 2011 by the number of book value units outstanding.
(2)	Represents the aggregate market value of the book value units distributed on February 24, 2012.
(3)	Represents the aggregate market value of the book value units awarded on February 14, 2012.
(4)	In 2012 the number of book value units were adjusted with no material change in the value of such units awarded or outstanding due to a change in financial accounting and a change in how units are tracked.
(5)	Represents the aggregate market value of the book value units held at December 31, 2012 obtained by multiplying the book value per share of $58.12 as of December 31, 2012 by the number of book value units outstanding.

Decisions for 2012

In February 2013, the Committee granted long-term incentive awards to the NEOs based on its assessment of their individual performance during 2012. These awards were granted in the form of stock options (40%), performance shares (20%), performance units (20%) and book value units (20%) under the Book Value Performance Program (in addition to the mandatory deferral of 30% of each NEO’s annual cash incentive award). The Committee determined that this long-term incentive mix would appropriately reward the NEOs for their 2012 performance, motivate them to work towards achieving our long-term objectives, further reinforce the link between their interests and the interests of our shareholders, and provide a balanced portfolio composed of stock options (which provide value based solely on stock price appreciation) and performance awards (which provide value based upon attainment of specific performance goals).

The following table presents the long-term incentive awards granted to each NEO in February 2013, including our Book Value Performance Program, and includes the mandatory deferrals of 30% of the annual cash incentive award. Awards are expressed as compensation values in the table. Awards under the Long-Term Incentive Program are granted as book value units under the Book Value Performance Program, and as stock options, performance shares, and performance units. These awards generally will not be reported in the Summary Compensation Table until next year. For discussion of the long-term incentive awards granted in February 2012 for 2011 performance and included in this year’s Summary Compensation Table, see our 2012 Proxy Statement.

Named Executive Officer	Long-Term Incentive Compensation Program Compensation Value of Book Value Units(1) ($)	Long-Term Incentive Compensation Program Compensation Value of Stock Options ($)	Long-Term Incentive Compensation Program Compensation Value of Performance Shares ($)	Long-Term Incentive Compensation Program Compensation Value of Performance Units ($)	Total ($)
John R. Strangfeld	3,389,000	3,400,000	1,700,000	1,700,000	10,189,000
Richard J. Carbone	1,142,500	800,000	400,000	400,000	2,742,500
Mark B. Grier	2,847,500	2,800,000	1,400,000	1,400,000	8,447,500
Edward P. Baird	1,690,000	1,400,000	700,000	700,000	4,490,000
Charles F. Lowrey	2,115,000	1,800,000	900,000	900,000	5,715,000

(1)	Includes amounts that were mandatorily deferred from the 2012 Annual Incentive Plan (30%) that total $1,689,000 for Mr. Strangfeld; $742,500 for Mr. Carbone; $1,447,500 for Mr. Grier; $990,000 for Mr. Baird and $1,215,000 for Mr. Lowrey.

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Compensation Discussion and Analysis (continued)

Performance Share Awards

The NEOs currently have three performance share awards outstanding. In February 2013, the Committee granted the 2013 performance share awards. The key features of these awards are as follows:

Performance Period	Performance Measures	Performance Measure Target Levels	Target Number of Shares to be Awarded	Actual Number of Shares
2011 – 2013	- Return on equity - Earnings per share	With respect to one-third of the award shares for 2011 – ROE within range of 9% to 11% and EPS of $6.15. With respect to one-third of the award shares for 2012 – ROE within range of 10.9% to 11.9% and EPS of $6.50. With respect to one-third of the award shares for 2013 – ROE within range of 12.7% to 13.7% and EPS of $7.70. The EPS and ROE figures will be subject to adjustments for one-time items and Standard & Poor’s 500 performance as under the Annual Incentive Program.	For 2011: - 100% at target level. For 2012: - 100% at target level. For 2013: - 100% at target level.	To be determined between 0% and 150% of target number by the Committee in February 2014 based on actual performance compared to annual targets for ROE and EPS.
2012 – 2014	- Return on equity	Average ROE of 12% for the 2012 through 2014 performance period.	100% at target level. 150% if average ROE is 13% or more	To be determined between 0% and 150% of target number by the Committee in February 2015 based on average ROE over the 2012-2014 performance period compared to the Company’s ROE targets.
2013 – 2015	- Return on equity	Average ROE of 13.5% for the 2013 through 2015 performance period.	100% at target level 150% if average ROE is 14.5% or more	To be determined between 0% and 150% of target number by the Committee in February 2016 based on average ROE over the 2013-2015 performance period compared to the Company’s ROE targets.

In February 2013, the NEOs received payouts with respect to the performance share and unit awards that were granted in February 2010 for the three-year performance period ended December 31, 2012. These awards were paid at 112.63% of the target number of shares and units initially awarded based on our actual performance relative to the annual goals for ROE and EPS during the three-year performance period.

	2010		2011		2012
	EPS	ROE	EPS	ROE	EPS	ROE
Goal(1):	$5.40	9-11%	$6.15	9-11%	$6.50	10.9-11.9%
Actual(2):	$5.73	10.1%	$7.12	11.39%	$6.54	11.26%
Annual Earnout	1.165	1.0	1.3674	1.195	1.0303	1.0
Annual Blended Earnout	1.0825		1.2812		1.0152

(1)	Goal for a target payment with respect to one-third of the award shares.
(2)	Actual figures adjusted for one-time items and Standard & Poor’s 500 performance as under the Annual Incentive Program for each year.

The final award payments to the NEOs were:

Named Executive Officers	Target Number of Shares/ Units Awarded	Actual Number of Shares/ Units Awarded
John R. Strangfeld	49,752	56,040
Richard J. Carbone	9,952	11,212
Mark B. Grier	39,802	44,832
Edward P. Baird	15,310	17,248
Charles F. Lowrey	15,310	17,248

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Compensation Discussion and Analysis (continued)

SUPPLEMENTAL COMPENSATION ANALYSIS

TOTAL DIRECT COMPENSATION

The following table illustrates the Committee’s perspective on the total direct compensation (base salary, annual incentive award, and long-term incentives) of the NEOs for the 2011 and 2012 performance years. This table is not a substitute for the compensation tables required by the SEC and included under “Compensation of Named Executive Officers” contained in this Proxy Statement. However, we believe it provides a more accurate picture of how the Committee viewed its compensation actions for the NEOs based on our performance for each of these two years:

Named Executive Officer	2011 Compensation		2012 Compensation		Percentage Change
John R. Strangfeld
Base Salary	$1,400,000		$1,400,000		0%
Annual Incentive	$6,300,000	(1)	$5,630,000	(2)	(11%	)
Long-Term Incentive(3)	$8,500,000		$8,500,000		0%
Total	$16,200,000		$15,530,000		(4%	)
Richard J. Carbone
Base Salary	$700,000		$700,000		0%
Annual Incentive	$2,750,000	(1)	$2,475,000	(2)	(10%	)
Long-Term Incentive(3)	$2,000,000		$2,000,000		0%
Total	$5,450,000		$5,175,000		(5%	)
Mark B. Grier
Base Salary	$1,190,000		$1,190,000		0%
Annual Incentive	$5,350,000	(1)	$4,825,000	(2)	(10%	)
Long-Term Incentive(3)	$6,600,000		$7,000,000		6%
Total	$13,140,000		$13,015,000		(1%	)
Edward P. Baird
Base Salary	$770,000		$770,000		0%
Annual Incentive	$4,000,000	(1,4)	$3,300,000	(2)	(18%	)
Long-Term Incentive(3)	$3,500,000		$3,500,000		0%
Total	$8,270,000		$7,570,000		(8%	)
Charles F. Lowrey
Base Salary	$770,000		$770,000		0%
Annual Incentive	$4,500,000	(1)	$4,050,000	(2)	(10%	)
Long-Term Incentive(3)	$4,000,000		$4,500,000		13%
Total	$9,270,000		$9,320,000		1%

(1)	Twenty percent of this amount was mandatorily deferred into the Book Value Performance Program, which is part of the Long-Term Incentive Program. These amounts total $1,260,000 for Mr. Strangfeld; $550,000 for Mr. Carbone; $1,070,000 for Mr. Grier; $640,000 for Mr. Baird (20% of his regular annual incentive award of $3.2 million); and $900,000 for Mr. Lowrey.
(2)	Thirty percent of this amount was mandatorily deferred into the Book Value Performance Program. Those amounts total $1,689,000 for Mr. Strangfeld, $742,500 for Mr. Carbone, $1,447,500 for Mr. Grier, $990,000 for Mr. Baird and $1,215,000 for Mr. Lowrey.
(3)	Represents the compensation value of long-term awards for each performance year. For example, the long-term values under the “2012 Compensation” column represent awards made in February 2013 for the 2012 performance year, excluding amounts mandatorily deferred from the annual incentive awards.
(4)	Annual Incentive for Mr. Baird of $4,000,000 for 2011 includes a one-time special award of $800,000.

REPORTING CHANGES IN PENSION VALUES

Retirement benefits are a key component of our executive compensation program. We offer our employees, including the NEOs, a comprehensive benefits program that provides the opportunity to accumulate retirement income. In accordance with SEC rules, the 2012 Summary Compensation Table includes the aggregate increase in the actuarial value of the potential pension benefits that accrued during the year to our NEOs. Because this amount is based on an actuarial computation, it may fluctuate from year to year based on factors that are a function of the plan’s design and assumptions used in the computation.

A significant portion of the 2012 total reported compensation of Mr. Strangfeld, our CEO, is based on the increase in his potential pension value as calculated on an actuarial basis for the year. As part of its compensation review, the Compensation Committee considered the dollar amount change in pension value for Mr. Strangfeld and the other NEOs. The change in the present value of Mr. Strangfeld’s pension for 2012 reflects a number of factors, including his 35 years of service, his age, his average earnings and historically low interest rates, which together resulted in a significant increase in pension value.

Potential pension values may fluctuate significantly from year to year and it is expected that in 2013, even if the discount rate is unchanged, Mr. Strangfeld’s pension accrual will be substantially reduced. Furthermore, if the discount rate were to rise, it is possible that Mr. Strangfeld’s change in pension value in subsequent years could be a negative amount. Given this inherent volatility, the Committee will continue to monitor future accruals for Mr. Strangfeld and the other NEOs. The Traditional Pension Formula that applies to Mr. Strangfeld was closed to employees hired on or after January 1, 2001.

CEO REALIZED AND REALIZABLE PAY ANALYSIS

The total compensation shown in the Summary Compensation Table is calculated in accordance with the rules promulgated by the SEC. Under these rules, we are required to show the grant date value of certain equity and equity-based awards, even though the ability of our executives to realize value from such awards is contingent on the achievement of certain performance conditions (such as the requirement that our stock price appreciate for any value to be realized with respect to stock options). The accompanying chart illustrates how the CEO’s total compensation, when measured based on actual compensation received (or, with regard to pending awards, realizable pay based on the applicable performance elements and stock value at a relatively current time), compares to the amount shown in the Summary Compensation Table.

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Compensation Discussion and Analysis (continued)

This chart illustrates that our programs are designed so that the amount of compensation that is actually, or is expected to be, made available to our CEO declines from the value required to be reported in the Summary Compensation Table if the value of our Common Stock is not performing favorably.

The chart shows the alignment of CEO realized and realizable pay with share price performance. The primary reason for the difference between grant date and realized/realizable pay is that the intrinsic value of the stock options awarded in each year is either a fraction of the grant date value (2010) or zero (2011 and 2012) as of December 31, 2012.

•

The total compensation values based on grant date fair value are the sum of base salary; actual annual incentive payout for the performance year (excluding the portion mandatorily deferred into the long-term Book Value Performance Program); the grant date fair values of the performance shares and units, RSUs, book value units and stock options awarded each year.

•

The total compensation values based on realized and realizable pay are the sum of base salary; actual annual incentive payout for the performance year (excluding the portion mandatorily deferred into the long-term Book Value Performance Program); performance shares and units awarded in 2010 and paid in February 2013 valued at the December 31, 2012 share price of $53.33; performance shares and units awarded in 2011 and 2012 valued at target based on the $53.33 share price; RSUs awarded (and shown) in 2010 but paid in three annual tranches valued at the share price on the vest date, except for the last tranche valued at the year-end $53.33 share price; the actual book value units awarded each year but paid in three annual tranches including unpaid portions valued as of December 31, 2012 at $58.12 per unit; and the intrinsic value of stock options based on the $53.33 share price.

POST-EMPLOYMENT COMPENSATION

Retirement Plans

We view retirement benefits as a key component of our executive compensation program because they encourage long-term service. Accordingly, we offer our employees, including the NEOs, a comprehensive benefits program that provides the opportunity to accumulate adequate retirement income. This program includes both defined benefit and defined contribution plans, as well as two supplemental retirement plans which allow highly compensated employees (that is employees whose compensation exceeds the limits established by the Internal Revenue Code for covered compensation and benefit levels) to receive the same benefits they would have earned but for these limitations. Further, we sponsor two supplemental executive retirement plans (SERPs) for certain eligible executive officers, including the NEOs, to offset the potential loss or forfeiture of retirement benefits under certain limited circumstances. For descriptions of these plans, including their titles, see “Pension Benefits.”

We also maintain the Prudential Insurance Company of America Deferred Compensation Plan (the “Deferred Compensation Plan”). We offer this plan to our executive officers, including the NEOs, as a competitive practice. For a description of this plan, see “Nonqualified Deferred Compensation.”

We periodically compare the competitiveness of our benefits programs for our employees, including retirement benefits, against other employers with whom we broadly compete for talent. It is our objective to provide our employees with a benefits package that is at or around the median when compared to other employers.

Severance and Change in Control Arrangements

Our Board has adopted a policy prohibiting us from entering into any severance or change in control agreement with any of our executive officers, including the NEOs, that provides for payments and benefits that exceed 2.99 times the sum of the executive officer’s base salary and most recently earned cash bonus, without shareholder approval or ratification. We do not provide excise tax reimbursements to any of our executive officers.

While our other executive officers are eligible for severance payments in the event of involuntary termination of employment without “cause,” our CEO is not a participant in the severance program providing this benefit.

50	Notice of Annual Meeting of Shareholders and 2013 Proxy Statement

Compensation Discussion and Analysis (continued)

To enable us to offer competitive total compensation packages to our executive officers, as well as to ensure the ongoing retention of these individuals when considering potential takeovers that may create uncertainty as to their future employment with us, we offer certain post-employment payments and benefits to our executive officers, including the NEOs, upon the occurrence of several specified events. These payments and benefits are provided under two separate programs:

•	the Prudential Severance Plan for Senior Executives (the “Severance Plan”); and

•	the Prudential Financial Executive Change in Control Severance Program.

We have not entered into individual employment agreements with our executive officers. Instead, the rights of our executive officers with respect to post-employment compensation upon specific events, including death, disability, severance or retirement, or a change in control of the Company, are covered by these two programs.

We use plans, rather than individually negotiated agreements, to provide severance and change in control payments and benefits for several reasons. First, a “plan” approach provides us with the flexibility to change the terms of these arrangements from time to time. An employment agreement would require that the affected executive officer consent to any changes. Second, this approach is more transparent, both internally and externally. Internal transparency eliminates the need to negotiate severance or other employment separation payments and benefits on a case-by-case basis. In addition, it assures each of our executive officers that his or her severance payments and benefits are comparable to those of other executive officers with similar levels of responsibility and tenure.

Our executive officers, including the NEOs, except for our CEO, are eligible for severance payments and benefits in the event of an involuntary termination of employment without “cause.” These executive officers and our CEO are also eligible for “double trigger” severance payments and benefits in the event of an involuntary termination of employment without “cause” or a termination of employment with “good reason” in connection with a change in control of the Company. Our executive officers are also eligible for certain limited “single trigger” benefits upon a change in control, including equity acceleration when awards are not honored, assumed, or replaced by a successor employer. Such equity acceleration not only provides our executive officers with the benefit of these outstanding awards, it may also allow them to exercise the awards and possibly participate in the change in control transaction for the consideration received.

The payment of these awards at target achievement rewards the executive officer for his or her expected performance prior to the change in control transaction.

For detailed information on the estimated potential payments and benefits payable to the NEOs in the event of their termination of employment, including following a change in control of the Company, see “Potential Payments Upon Termination or Change in Control.”

PERQUISITES AND OTHER PERSONAL BENEFITS

We do not provide our executive officers, including the NEOs, with perquisites or other personal benefits, except for the use of Company aircraft, Company-provided vehicles and drivers, and, in the case of our CEO and Vice Chairman, security services. These items are provided because we believe that they serve a necessary business purpose and represent an immaterial element of our executive compensation program. The cost allocated to the personal use of Company-provided vehicles and drivers, including commuting expenses, and the incremental cost associated with the security services, to the extent not reimbursed to us, are reported in the Summary Compensation Table. Our executive officers, including the NEOs, are required to reimburse us for the incremental cost of any personal use of Company aircraft.

We do not provide tax reimbursements or any other tax payments to any of our executive officers.

Perquisites and other personal benefits represent an immaterial element of our executive compensation program. In 2012, the NEOs received perquisites with an average incremental cost to the Company of under $31,000.

OTHER RELATED POLICIES

In addition to the other components of our executive compensation program, we maintain the policies described below. These policies are consistent with evolving best practices and help ensure that our executive compensation program does not encourage our executive officers to engage in behaviors that are beyond our ability to effectively identify and manage risk.

Process for Approving Long-Term Incentive Awards

The Committee approves long-term incentive awards (including stock options, book value units, performance shares, performance units, and restricted stock units) on an annual basis at its regularly scheduled February meeting.

The Committee has delegated authority to management to approve long-term incentive awards for new hires, promotions, and retention purposes within specified limits below the level of senior vice president. These awards are effective on the 15th of the month following the applicable event. The Committee approves any long-term incentive awards to newly hired or promoted senior executives. The grant date for these awards is the applicable meeting date of the Committee at which the awards are approved.

Under the terms of our Omnibus Incentive Plan (the “Omnibus Plan”), which was approved by shareholders in 2003, stock options are required to be priced at the closing

Notice of Annual Meeting of Shareholders and 2013 Proxy Statement	51

Compensation Discussion and Analysis (continued)

market price of our Common Stock on the date of grant. The number of stock options granted to an individual is determined by dividing the compensation value by the fair value of each stock option based on the average closing market price of our Common Stock on the NYSE for the final 20-day trading period in the month prior to the grant date.

The number of performance shares and units or restricted stock units awarded to an individual is determined by a formula that divides the compensation value of the award by the average closing market price of our Common Stock on the NYSE for the final 20-day trading period in the month prior to the grant date.

Stock Ownership Guidelines

We have adopted stock ownership guidelines for our executive officers to encourage them to build their ownership position in our Common Stock over time by direct market purchases, making investments available through the PESP and the Deferred Compensation Plan, and retaining shares they earn under long-term incentive awards. These guidelines are presented as stock value as a percentage of base salary as follows:

Position	Stock Value as a Percentage of Base Salary
Chief Executive Officer	500%
Vice Chairman and Executive Vice Presidents	300%
Senior Vice Presidents	200%

Each of the NEOs meets his individual stock ownership level. Under the current stock ownership guidelines, once an executive officer attains his or her individual ownership level, he or she will remain in compliance with the guidelines despite future changes in stock price and base salary, as long as his or her holdings do not decline below the number of shares at the time the stock ownership guidelines were met.

Stock Retention Requirements

We have adopted stock retention requirements for our executive officers. Each executive officer is required to retain 50% of the net shares (after payment of the applicable exercise price (if any), fees, and taxes) acquired upon the exercise of stock options or the payment or vesting of any performance shares and restricted stock units. The executive officer is required to hold such shares until the later of one year following the date of acquisition of such shares (even if this one-year holding period extends beyond termination of employment) or the date that he or she satisfies our stock ownership guidelines.

Prohibition of Derivatives Trading, and Hedging and Pledging of Our Securities

Our Board has adopted a policy prohibiting all employees, including the NEOs, and members of the Board from engaging in any hedging transactions with respect to any equity securities of the Company held by them, which includes the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) designed to hedge or offset any decrease in the market value of such equity securities.

Our Board has also adopted a policy prohibiting our Section 16 officers and members of the Board from pledging, or using as collateral, the Company’s securities in order to secure personal loans or other obligations, which includes holding shares of our Common Stock in a margin account.

POLICY ON RULE 10b5-1 TRADING PLANS

The Company has a policy governing the use by executive officers of pre-established trading plans for sales of Common Stock and exercises of Common Stock options. We believe our Rule 10b5-1 policy reflects best practices and is effective in ensuring compliance with legal requirements. Under the policy:

•	All Rule 10b5-1 plans must be pre-cleared by law and compliance.

•	A plan may be entered into, modified or terminated only during an open trading window and while not in possession of material non-public information.

•	No trade may occur for the first 30 days. No modification or termination of a plan may affect any trade scheduled to occur within 30 days.

IMPACT OF TAX POLICIES

Deductibility of Executive Compensation

It is our policy to structure and administer our annual and long-term incentive compensation plans and stock option grants for our CEO and the other NEOs to maximize the tax deductibility of the payments as “performance-based compensation” under Section 162(m) to the extent practicable. In 2012, all such performance-based compensation was deductible. The Committee may provide compensation that is not tax deductible if it determines that such action is appropriate.

The Omnibus Plan contains an overall limit on compensation paid to each executive officer to comply with the conditions for determining “performance-based compensation” under Section 162(m). Under the terms of the Omnibus Plan, the total amount of annual incentives, book value units, performance shares and units, and restricted stock units awarded to a NEO who is subject to Section 162(m) in a taxable year cannot exceed 0.6% of our pre-tax AOI for the prior year.

52	Notice of Annual Meeting of Shareholders and 2013 Proxy Statement

Executive Compensation

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review and these discussions, the Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2012.

THE COMPENSATION COMMITTEE

James G. Cullen, Chair

Gordon M. Bethune

Constance J. Horner

Notice of Annual Meeting of Shareholders and 2013 Proxy Statement	53

Executive Compensation (continued)

2012 SUMMARY COMPENSATION TABLE

The following table presents, for the years ended December 31, 2012, December 31, 2011, and December 31, 2010, the compensation of Mr. Strangfeld, our principal executive officer, Mr. Carbone, our principal financial officer, and Messrs. Grier, Baird, and Lowrey, our three most highly compensated executive officers (other than the principal executive officer and principal financial officer) who were serving as executive officers as of December 31, 2012.

For information on the role of each compensation component within the total compensation packages of the NEOs, please see the relevant description in the “Compensation Discussion and Analysis (“CD&A”).” The compensation data in this table is presented in accordance with the SEC disclosure rules. For the Compensation Committee’s view of 2012 performance year compensation, see the “Supplemental Compensation Analysis” in the CD&A.

(1)	The amounts reported in the Salary column, for 2012, include elective contributions of a portion of their base salary to the SESP by Messrs. Strangfeld, Carbone, Grier, Baird, and Lowrey in the amounts of $46,000, $18,000, $37,600, $20,800 and $20,800, respectively.

(2)	The amounts reported in the Bonus column represent bonuses paid in February 2013 for performance in 2012, February 2012 for performance in 2011, and February 2011 for performance in 2010. For 2012, 2011, and 2010, this column does not include 30%, 20%, and 10% respectively, of the total bonus carved out to the Book Value Performance Program, which will appear in the Non-Equity Plan Compensation column of the Summary Compensation Table, for the applicable fiscal year in which it was paid.

The amounts excluded in the table above for 2012 are $1,689,000 for Mr. Strangfeld; $742,500 for Mr. Carbone; $1,447,500 for Mr. Grier; $990,000 for Mr. Baird, and $1,215,000 for Mr. Lowrey. The amounts excluded in the table above for 2011 are $1,260,000 for Mr. Strangfeld; $550,000 for Mr. Carbone; $1,070,000 for Mr. Grier; $640,000 for Mr. Baird, and $900,000 for Mr. Lowrey. The amounts excluded for 2010 are $610,000 for Mr. Strangfeld; $255,000 for Mr. Carbone; $520,000 for Mr. Grier; and $260,000 for Mr. Baird.

(3)	The amounts reported in the Stock Awards column represent the aggregate grant date fair value for performance shares and performance units at target and restricted stock units granted in each respective year. The maximum number of performance shares and performance units payable for 2012, 2011 and 2010 are 1.5 times the target amounts. For 2012, the maximum performance shares and units payable and valued at the grant date price of $59.41 to Messrs. Strangfeld, Carbone, Grier, Baird and Lowrey are 92,310, or $5,484,137; 21,720 or $1,290,385; 71,676 or $4,258,271; 38,010 or $2,258,174 and 43,440 or $2,580,770 respectively. For 2011, the maximum performance shares and units payable and valued at the grant date price of $64.01 to Messrs. Strangfeld, Carbone, Grier, Baird and Lowrey are 78,408, or $5,018,896; 13,722 or $878,345; 60,765 or $3,889,568; 29,403 or $1,882,086; and 34,305 or $2,195,863 respectively. For 2010, the maximum performance shares and units payable and valued at the grant date price of $48.36 to Messrs. Strangfeld, Carbone, Grier, and Baird are 74,628 or $3,609,010; 14,928 or $721,918; 59,703 or $2,887,237; and 22,965 or $1,110,587 respectively. In 2010, Messrs. Strangfeld, Carbone and Grier received a special one-time stock award related to the Wachovia transaction.

54	Notice of Annual Meeting of Shareholders and 2013 Proxy Statement

Executive Compensation (continued)

2012 SUMMARY COMPENSATION TABLE (continued)

(4)	The amounts reported in the Options Awards column represent the aggregate grant date fair value for stock options granted in each respective year for the prior year’s performance as calculated under ASC Topic 718. The assumptions made in calculating the grant date fair value amounts for these stock options are incorporated herein by reference to the discussion of those assumptions and found below in the Grants of Plan-Based Awards Table. Note that the amounts reported in this column do not necessarily correspond to the actual economic value that will be received by the Named Executive Officers from the options.

(5)	The amounts reported in the Non-Equity Incentive Plan Compensation column for 2012 represent the value of the book value units paid in February 2013, for 2011 represent the value of the book value units paid in February 2012, and for 2010 represent the value of the book value units paid in February 2011.

For Mr. Lowrey, 2012 and 2011 also include the value of carried interest payments of $423,192 and $1,495,826 respectively, related to carried interest programs in which he participates as a result of his previous positions within the Company’s Asset Management Business. While Mr. Lowrey is no longer entitled to invest in or be granted new carried interests in these programs, he will continue to receive distributions if and when they are earned.

(6)	The amounts reported in the Change in Pension Value column represent the change in the actuarial present value of each NEO’s accumulated benefit under the Merged Retirement Plan, the Supplemental Retirement Plan, and the SERPs, as applicable, determined using interest rate and mortality rate assumptions consistent with those used for our consolidated financial statements on December 31, 2009, December 31, 2010, December 31, 2011 and December 31, 2012, as applicable; namely, the RP 2000 generational mortality table with white collar adjustments, an interest discount rate of 5.75% for 2009, 5.60% for 2010, 4.85% for 2011 and 4.05% for 2012, and a Cash Balance Formula interest crediting rate of 4.50% for 2009, 4.25% for 2010, 4.25% for 2011 and 4.25% for 2012. The amounts represented above may fluctuate significantly in a given year depending on a number of factors that affect the formula to determine pension benefits, including age, years of service, and the measurement of average annual earnings.

Messrs. Strangfeld and Baird accrue pension benefits under the Traditional Pension Formula and Messrs. Carbone, Grier, and Lowrey accrue pension benefits under the Cash Balance Formula (both formulas are described in the Pension Benefits section of this proxy statement). In accordance with the provisions of the Traditional Pension Formula, the years of earnings used for determining Average Eligible Earnings change every two years (most recently on January 1, 2012).

The amounts reported in this column include payments from the Supplemental Retirement Plan of $2,286,774 for Mr. Carbone, $14,415 for Mr. Grier, and $9,399 for Mr. Lowrey in 2012 and above-market interest on the SESP; of $4,854 for Mr. Strangfeld, $1,680 for Mr. Carbone, $3,140 for Mr. Grier, $1,435 for Mr. Baird, and $1,183 for Mr. Lowrey.

(7)	The amounts reported in the All Other Compensation column are itemized in the supplemental “All Other Compensation” table below.

(8)	Mr. Lowrey was appointed an executive officer in February 2011.

Notice of Annual Meeting of Shareholders and 2013 Proxy Statement	55

Executive Compensation (continued)

All Other Compensation

	Year	Perquisites	(1)	PESP Contributions	(2)	SESP Contributions	(2)	Total
John R. Strangfeld	2012	$50,691		$8,615		$46,000		$105,306
	2011	$40,380		$7,692		$46,200		$94,272
	2010	$40,764		$7,692		$30,200		$78,656
Richard J. Carbone	2012	$23,397		$10,000		$18,000		$51,397
	2011	$22,729		$9,800		$18,200		$50,729
	2010	$23,144		$9,800		$10,200		$43,144
Mark B. Grier	2012	$35,272		$10,000		$37,600		$82,872
	2011	$49,574		$9,800		$37,800		$97,174
	2010	$80,429		$9,800		$24,200		$114,429
Edward P. Baird	2012	$25,722		$10,000		$20,800		$56,522
	2011	$24,227		$9,800		$21,000		$55,027
	2010	$22,708		$9,800		$11,585		$44,093
Charles F. Lowrey	2012	$18,311		$9,892		$20,800		$49,003
	2011	$16,613		$9,800		$21,000		$47,413

(1)	For Messrs. Strangfeld and Grier, the amounts reported in the Perquisites column for 2012 represent the incremental cost for security services of $26,371 and $9,927, respectively, and the costs associated with Company-provided vehicles for personal and commuting purposes of $24,320 and $25,345, respectively. The amounts reported in the Perquisites column for Mr. Grier for 2010 represent the cost of one-time security installations of $38,949. We view the provision of security services for Messrs. Strangfeld and Grier as a necessary business expense given their positions as our CEO and our Vice Chairman. For Messrs. Carbone, Baird, and Lowrey, the amounts reported represent the costs of commuting and limited personal use of Company-provided vehicles. The amounts reported in the table for commuting and personal use of vehicles reflect our determination of the costs allocable to the actual commuting and personal use of each individual and are based on a formula that takes into account various expenses, including costs associated with the driver and fuel.

(2)	The amounts reported in the PESP and SESP Contributions columns represent our contributions to the account of each NEO under (a) The Prudential Employee Savings Plan (the “PESP”), a defined contribution plan which provides employees with the opportunity to contribute up to 50% of eligible earnings in any combination of before-tax, Roth 401(k) and/or after-tax contributions (subject to Internal Revenue Code limits) and (b) the Prudential Supplemental Employee Savings Plan (the “SESP”), a non-qualified plan which provides employees who exceed the Internal Revenue Code earnings limit ($250,000 in 2012) with the opportunity to defer up to 4% of eligible earnings in excess of the earnings limit. We match 100% of the first 4% of an employee’s before-tax or Roth 401(k) deferrals under the PESP (after one year of service) and 100% of an employee’s deferrals under the SESP.

56	Notice of Annual Meeting of Shareholders and 2013 Proxy Statement

Executive Compensation (continued)

GRANTS OF PLAN-BASED AWARDS

The following table presents, for each of the NEOs, information concerning awards under our Long-Term Incentive Program (including our Book Value Performance Plan) and grants of equity awards made during 2012 for 2011 performance.

2012 Grants of Plan-based Awards Table

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)	(1)	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards; Number of Securities Underlying Options (#)	(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)	(4)
				Threshold (#)	Target (#)	Maximum (#)
John R. Strangfeld	02/14/12				30,770	46,155				1,828,046
	02/14/12				30,770	46,155				1,828,046
	02/14/12						223,685		59.41	3,668,434
	02/14/12	2,960,064
Richard J. Carbone	02/14/12				7,240	10,860				430,128
	02/14/12				7,240	10,860				430,128
	02/14/12						52,632		59.41	863,165
	02/14/12	950,078
Mark B. Grier	02/14/12				23,892	35,838				1,419,424
	02/14/12				23,892	35,838				1,419,424
	02/14/12						173,685		59.41	2,848,434
	02/14/12	2,390,018
Edward P. Baird	02/14/12				12,670	19,005				752,725
	02/14/12				12,670	19,005				752,725
	02/14/12						92,106		59.41	1,510,538
	02/14/12	1,340,030
Charles F. Lowrey	02/14/12				14,480	21,720				860,257
	02/14/12				14,480	21,720				860,257
	02/14/12						105,264		59.41	1,726,330
	02/14/12	1,700,044
(1)	The amounts reported in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column represent the value of the book value units awarded to the NEOs under the Omnibus Plan in 2012 on February 14, 2012 based on the book value per share of the company of $58.02 as of December 31, 2011, as restated.

(2)	The amounts reported in the Estimated Future Payouts Under Equity Incentive Plan Awards columns represent performance shares and performance units awarded to the NEOs under the Omnibus Plan in 2012. Performance share and performance unit awards are granted for a three-year performance period with payout determined at the end of the period based on our performance against our ROE goals. The ROE goals for the 2012 grant are within a range of 9% to 13%.

(3)	The amounts reported in the All Other Option Awards column represent the number of stock options granted to Named Executive Officer under the Omnibus Plan in 2012. These stock options vest one-third each year on the anniversary of the grant date. These stock options expire 10 years from their respective grant date. The exercise price for these stock options is the closing price of our Common Stock on the grant dates of February 14, 2012 ($59.41 per share).

(4)	The amounts in the Grant Date Fair Value column have been calculated in the case of performance shares and performance units as the target number of performance shares and performance units multiplied by the closing price of our Common Stock on the grant date of February 14, 2012 ($59.41 per share).

For stock options, the grant date fair values are hypothetical values developed under a binomial option pricing model, which is a complex, mathematical formula to determine fair value of stock options on the date of grant. The binomial option pricing model is a flexible, lattice-based valuation model that takes into consideration transferability, fixed estimate of volatility, and expected life of the options. As such, the amounts reported in the table are hypothetical values and may not reflect the actual economic value a Named Executive Officer would realize upon exercise.

We made the following assumptions when calculating the grant date fair value of the stock option grants: exercise price is equal to our share price on the grant date, 5.44 year life expected for each option, expected dividend yield is 3%, risk-free rate of return of 0.93%, and expected price volatility of 41.8%.

Notice of Annual Meeting of Shareholders and 2013 Proxy Statement	57

Executive Compensation (continued)

OUTSTANDING EQUITY AWARDS

The following table provides information on the NEOs’ outstanding equity awards as of December 31, 2012. The equity awards reported in the Stock Awards columns consist of performance shares, performance units, and restricted stock unit awards. The equity awards reported in the Option Awards columns consist of non-qualified stock options.

2012 Outstanding Equity Awards at Fiscal Year-end Table

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)	(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($)	(3)
John R. Strangfeld	2/14/2012	0	223,685	59.41	2/14/2022					61,540		3,281,928
	2/8/2011	56,889	113,778	64.01	2/8/2021					52,272		2,787,666
	2/9/2010	90,090	45,046	48.36	2/9/2020	25,513		1,360,608		49,752		2,653,274
	2/10/2009	242,312	0	25.30	2/10/2019
	2/12/2008	146,315	0	69.03	2/12/2018
	1/18/2008	143,177	0	80.00	1/18/2018
	2/13/2007	66,310	0	91.73	2/13/2017
	2/14/2006	71,628	0	76.15	2/14/2016
	2/8/2005	95,026	0	55.75	2/8/2015
	2/10/2004	111,810	0	45.00	2/10/2014
Richard J. Carbone	2/14/2012	0	52,632	59.41	2/14/2022					14,480		772,218
	2/8/2011	9,955	19,912	64.01	2/8/2021					9,148		487,863
	2/9/2010	18,018	9,010	48.36	2/9/2020	4,146		221,106		9,952		530,740
	2/12/2008	29,263	0	69.03	2/12/2018
	1/18/2008	45,393	0	80.00	1/18/2018
	2/13/2007	27,169	0	91.73	2/13/2017
	2/14/2006	29,348	0	76.15	2/14/2016
	2/8/2005	41,225	0	55.75	2/8/2015
Mark B. Grier	2/14/2012	0	173,685	59.41	2/14/2022					47,784		2,548,321
	2/8/2011	44,089	88,178	64.01	2/8/2021					40,510		2,160,398
	2/9/2010	72,072	36,037	48.36	2/9/2020	25,513		1,360,608		39,802		2,122,641
	2/12/2008	117,052	0	69.03	2/12/2018
	1/18/2008	120,806	0	80.00	1/18/2018
	2/13/2007	66,310	0	91.73	2/13/2017
	2/14/2006	63,669	0	76.15	2/14/2016
	2/8/2005	83,846	0	55.75	2/8/2015
Edward P. Baird	2/14/2012	0	92,106	59.41	2/14/2022					25,340		1,351,382
	2/8/2011	21,333	42,667	64.01	2/8/2021					19,602		1,045,375
	2/9/2010	27,720	13,861	48.36	2/9/2020					15,310		816,482
	2/10/2009	55,918	0	25.30	2/10/2019
	2/12/2008	33,765	0	69.03	2/12/2018
	1/18/2008	44,743	0	80.00	1/18/2018
	2/13/2007	12,895	0	91.73	2/13/2017
	2/14/2006	13,928	0	76.15	2/14/2016
	2/8/2005	17,748	0	55.75	2/8/2015
	2/10/2004	18,344	0	45.00	2/10/2014
Charles F. Lowrey	2/14/2012	0	105,264	59.41	2/14/2022					28,960		1,544,437
	2/8/2011	24,889	49,778	64.01	2/8/2021					22,870		1,219,657
	2/9/2010	27,720	13,861	48.36	2/9/2020					15,310		816,482
	2/10/2009	68,966	0	25.30	2/10/2019
	2/12/2008	41,644	0	69.03	2/12/2018
	1/18/2008	35,795	0	80.00	1/18/2018
	2/13/2007	7,369	0	91.73	2/13/2017
	2/14/2006	7,959	0	76.15	2/14/2016
	2/8/2005	6,988	0	55.75	2/8/2015

58	Notice of Annual Meeting of Shareholders and 2013 Proxy Statement

Executive Compensation (continued)

(1)	The options reported in the Option Awards column vest at the rate of one-third per year on the anniversary of the date of grant, except for the options granted on January 18, 2008. In the case of the options granted to Messrs. Strangfeld, Grier, Baird, and Lowrey on that date, these options vested as to one-half of the underlying shares after two years, and as to one-quarter of the underlying shares each after year three and four. In the case of the options granted to Mr. Carbone on that date, this option vested as to two-thirds of the underlying shares after two years, except as provided in the grant acceptance agreement related to this grant, the remaining one-third of the underlying shares became exercisable three years from the date of grant.

(2)	The Number of Shares or Units of Stock That Have Not Vested and Market Value of Shares or Units of Stock That Have Not Vested columns reflect the number of restricted stock units outstanding, and corresponding market value based on the closing market price of our common stock on December 31, 2012 ($53.33 per share).

(3)	The Equity Incentive Plan Awards columns reflect the number of outstanding performance shares and performance units that would be received by each Named Executive Officer at the target payout level for the 2010, 2011, and 2012 grants. The dollar values reported represent the estimated value of the outstanding performance shares and performance units at the target payout level for the 2010, 2011 and 2012 grants, based on the closing market price for our Common Stock on December 31, 2012 ($53.33 per share). Grants were made for three-year performance cycles with the 2010 grant as the 2010-2012 performance cycle, the 2011 grant as the 2011-2013 performance cycle, and the 2012 grant as the 2012-2014 performance cycle.

Notice of Annual Meeting of Shareholders and 2013 Proxy Statement	59

Executive Compensation (continued)

OPTION EXERCISES AND STOCK VESTED

The following table provides information on the value realized by each of the NEOs as a result of the exercise of options and stock awards that vested from January 1, 2012 through December 31, 2012.

2012 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	(1)	Value Realized On Vesting ($)	(2)
John R. Strangfeld	0	0	175,855		10,360,481
Richard J. Carbone	97,380	2,609,492	31,669		1,871,995
Mark B. Grier	129,234	4,638,155	146,344		8,625,057
Edward P. Baird	0	0	35,735		2,096,911
Charles F. Lowrey	10,906	283,736	42,349		2,489,430

(1)	The amounts in the Stock Awards — Number of Shares Acquired on Vesting column represent the payout of shares of our Common Stock for the vesting of the 2009 restricted stock grants. For Messrs. Strangfeld, Grier, Baird and Lowrey also represents the third vesting of the 2008 restricted stock grants. For Messrs. Strangfeld, Carbone and Grier also represent the second vesting of the 2010 special restricted stock grants.

(2)	The amounts in the Stock Awards — Value Realized on Vesting column represent the product of the number of shares released and the closing sale price of our Common Stock as of the date of vesting on January 18, 2012, $56.12, February 9, 2012, $59.85, and February 10, 2012, $59.00.

PENSION BENEFITS

As part of its compensation review, the Compensation Committee considered the dollar amount change in pension value for Mr. Strangfeld and the other NEOs. The change in the present value of Mr. Strangfeld’s pension for 2012 reflects a number of factors, including his 35 years of service, his age, his average earnings and historically low interest rates, which together resulted in a significant increase in pension value. Potential pension values may fluctuate significantly from year to year and it is expected that in 2013, even if the discount rate is unchanged, Mr. Strangfeld’s pension accrual will be substantially reduced. Furthermore, if the discount rate were to rise, it is possible that Mr. Strangfeld’s change in pension value in subsequent years could be a negative amount. Given this inherent volatility, the Committee will continue to monitor future accruals for Mr. Strangfeld and the other NEOs. The Traditional Pension Formula that applies to Mr. Strangfeld was closed to employees hired on or after January 1, 2001.

The following table provides information on the defined benefit retirement plans in which the NEOs participate, including the present value of accumulated benefits as of December 31, 2012, except as noted, payable for each of the NEOs under each of these plans determined using interest rate and mortality rate assumptions consistent with those used in our consolidated financial statements; namely, the RP 2000 generational mortality table with white collar adjustments and an interest discount rate of 4.05%. Cash Balance Formula accounts are assumed to grow with interest at 4.25% until commencement of pension benefits. No additional earnings or service after December 31, 2012, are included in the calculation of the accumulated benefits.

2012 Pension Benefits Table

Name	Plan Name	Number of Years of Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
John R. Strangfeld	Merged Retirement Plan—Traditional Benefit Formula	35		2,736,171	—
	Supplemental Retirement Plan—Traditional Pension Formula	35		53,706,221	—
	Supplemental Retirement Plan—Cash Balance Formula	n/a	(1)	31,082	—
Richard J. Carbone	Merged Retirement Plan—Cash Balance Formula	15		2,432,366	—

	Supplemental Retirement Plan—Cash Balance Formula	15		166,735	2,286,774	(2)
Mark B. Grier	Merged Retirement Plan—Cash Balance Formula	17		2,199,965	—
	Supplemental Retirement Plan—Cash Balance Formula	17		5,319,143	14,415	(3)

60	Notice of Annual Meeting of Shareholders and 2013 Proxy Statement

Executive Compensation (continued)

Name	Plan Name	Number of Years of Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Edward P. Baird	Merged Retirement Plan—Traditional Benefit Formula	33		2,997,336	—
	Supplemental Retirement Plan—Traditional Pension Formula	33		17,788,514	—
	Supplemental Retirement Plan—Cash Balance Formula	n/a	(1)	27,295	—
Charles F. Lowrey	Merged Retirement Plan—Cash Balance Formula	11		1,491,338	—
	Supplemental Retirement Plan—Cash Balance Formula	11		281,317	9,399	(3)

(1)	This benefit is a result of an allocation of demutualization compensation distributed to all participants in the Merged Retirement Plan in 2002 (“Demutualization Credit”). Ongoing service is not a consideration in determining this benefit for the NEOs.

(2)

This amount represents two distributions from the Supplemental Retirement Plan Cash Balance Formula: (i) $10,243 was distributed in March 2012 to pay for FICA taxes due and accrued in 2011 on this benefit, and federal, state and local taxes on the distributed amount (the entire payment was withheld to pay these taxes); and (ii) $2,276,531 was distributed in December 2012 to distribute the entire Supplemental Retirement Plan Cash Balance Formula benefit accrued on November 1, 2012, the first of the month following Mr. Carbone’s 65th birthday (a mandatory payment date under the terms of the Supplemental Retirement Plan).

(3)	This payment was a distribution from the Supplemental Retirement Plan Cash Balance Formula to pay for FICA taxes due and accrued in 2011 on this benefit, and federal, state and local taxes on the distributed amount. The entire payment was withheld to pay these taxes.

Notice of Annual Meeting of Shareholders and 2013 Proxy Statement	61

Executive Compensation (continued)

The Merged Retirement Plan

Our indirect wholly owned subsidiary, Prudential Insurance, sponsors our tax-qualified defined benefit retirement plan, The Prudential Merged Retirement Plan (the “Merged Retirement Plan”), which is available to our executive officers, including the NEOs, and other salaried U.S. employees. The Merged Retirement Plan has two formulas under which participants may have their retirement benefits for ongoing service determined: the “Traditional Pension Formula” or the “Cash Balance Formula.”

Traditional Pension Formula

Under the Traditional Pension Formula, employees are fully vested in their accrued benefits. These benefits (which are subject to Internal Revenue Code limits) are determined using the following formula, which is based on Average Eligible Earnings (as defined) and years of Credited Service (as defined):

(1.35% x Average Eligible Earnings up to Covered Compensation

+

2% x Average Eligible Earnings in excess of Covered Compensation)

×

Years of Credited Service up to 25 years

+

(0.75% x Average Eligible Earnings up to Covered Compensation

+

1.35% x Average Eligible Earnings in excess of Covered Compensation)

×

Years of Credited Service for the next 13 years

+

1% x Average Eligible Earnings

×

Years of Credited Service in excess of 38 years

For a separation from service in 2012, Average Eligible Earnings are determined by taking the average of earnings (base salary plus annual incentive payment) over the period beginning January 1, 2005, and ending on the date of separation after dropping the lowest two years of earnings in that period. Under the Traditional Pension Formula, the starting point for the averaging period is moved forward two years on January 1 of every even calendar year. “Covered Compensation” for a year is the average of the Social Security wage bases for the 35 years ending in the year the participant will reach Social Security normal retirement age. Benefits are payable as early as age 55 (with a reduction in benefits) as a single life annuity if not married or an actuarially equivalent 50% joint and survivor annuity if married.

Generally, a participant’s benefit will be determined as the greater of:

•	the benefit as determined above calculated at the time of separation from service;

•	the benefit as determined above calculated as of January 1, 2002, plus all or a portion of the Supplemental Retirement Plan benefit calculated as of January 1, 2002; and

•

If the Supplemental Retirement Plan benefit is to be paid in the form of an annuity, the benefit as determined above calculated as of January 1, 2012 (including any adjustment in the benefit on January 1, 2002 as described in the previous bullet), plus all or a portion of the Supplemental Retirement Plan benefit calculated as of January 1, 2012. (Messrs. Strangfeld and Baird each elected to receive their Supplemental Retirement Plan benefit in the form of a lump sum; consequently, this provision does not apply to them.)

Additional benefits are provided to participants who are eligible to retire upon separation from service. A participant is eligible to retire if he or she separates from service either: (a) after attainment of age 55 (with 10 years of vesting service) or age 65 or (b) due to an involuntary termination (other than for cause or exhausting short-term disability benefits) after attainment of age 50 (with 20 years of continuous service).

If a participant is eligible to retire, he or she is eligible for survivor benefits (with no actuarial reduction), a lesser (or no) reduction in benefit for benefit commencement before age 65, and an additional benefit paid to age 65.

The benefits reported in the Pension Benefits Table above are assumed to commence in the form of a 50% joint and survivor annuity on the later of January 1, 2013 and the date the participant is eligible for an unreduced benefit, i.e., the earlier of (i) the first of the month on or following the later of attainment of age 60 and 30 years of service and (ii) the first of the month on or following attainment of age 65 (“Normal Retirement Date”).

Cash Balance Formula

The Cash Balance Formula was added to the Merged Retirement Plan in 2001 for employees hired on or after January 1, 2001, except employees of Prudential

62	Notice of Annual Meeting of Shareholders and 2013 Proxy Statement

Executive Compensation (continued)

Securities Incorporated. At that time, we offered a one-time conversion election for the current Merged Retirement Plan participants with benefits under the Traditional Pension Formula to opt to have their individual retirement benefits determined under the Cash Balance Formula. Participants who made this election to use the Cash Balance Formula are fully vested in their Cash Balance Formula benefit. Otherwise, participants are generally vested in their Cash Balance Formula benefit after three years of service.

Cash Balance Formula benefits (which are subject to Internal Revenue Code limits) are computed using a cash balance methodology that provides for credits to be made to a hypothetical account which is allocated basic credits equal to 2% to 14% (depending on age and service) of base salary and annual incentive payments. Interest credits are made to the hypothetical account each month using an interest rate set each year based on the average yield on 30-year U.S. Treasury securities (constant maturities) for October of the prior year, with a minimum rate of 4.25%. The rate in effect for 2012 was 4.25%.

Active participants on June 30, 2003 received an additional credit equal to his or her Supplemental Retirement Plan Cash Balance Formula benefit determined as of January 1, 2002, if any. Active participants on June 30, 2012 received an additional credit of no more than his or her Supplemental Retirement Plan Cash Balance Formula benefit determined as of April 1, 2012, if any.

Benefits are payable at any time after separation of service as a lump sum amount (based on the account balance) or an actuarially equivalent single life annuity, 50%, 75%, or 100% joint and survivor annuity or 50% contingent annuity. Employees who made the one-time conversion election to use the Cash Balance Formula (specifically, Messrs. Carbone and Grier) have a frozen “Grandfathered Benefit” determined as the accrued benefit under the Traditional Pension Formula as of January 1, 2002. The value of the Grandfathered Benefit, and early retirement subsidies on this benefit, if applicable, are included in determining the payable benefit.

As reported in the Pension Benefits Table, cash balance accounts are assumed to grow with interest until (other than for Mr. Carbone) and benefits will commence on:

•	for Messrs. Strangfeld and Baird (whose Cash Balance Formula benefits are due only to the Demutualization Credit), the same date benefits are assumed to commence under the Traditional Pension Formula;

•	for Messrs. Grier and Lowrey, the participant’s Normal Retirement Date; and

•	for Mr. Carbone, January 1, 2013.

Benefits are assumed to commence in a form that is based on a value comparison between a lump sum and a 50% joint and survivor annuity.

The Supplemental Retirement Plan and SERPs

The Supplemental Retirement Plan is a non-qualified retirement plan designed to complement the Merged Retirement Plan by providing benefits to all participants of the Merged Retirement Plan, including the NEOs, who are prohibited from receiving additional benefits under the Merged Retirement Plan because of Internal Revenue Code limits.

The Prudential Insurance Supplemental Executive Retirement Plan and the PFI Supplemental Executive Retirement Plan (collectively, the “Prudential SERPs”) provide “Early Retirement Benefits” to certain eligible executives, including the NEOs, subject to the approval of our Board and the Committee. Early Retirement Benefits are designed to recognize the service and contributions of eligible executives who are involuntarily terminated by exempting them from the reduction factor for early retirement between the ages of 55 and 65, a reduction of up to 50%, which would otherwise be applicable under the Traditional Pension Formula and the Grandfathered Benefit under the Cash Balance Formula of the Merged Retirement Plan and the Supplemental Retirement Plan. Benefits under the Supplemental Retirement Plan and the Prudential SERPs are generally payable at the earlier of six months after separation from service and age 65. No NEO is currently eligible for benefits under the Early Retirement Benefits provision. Because Mr. Strangfeld is eligible for retirement, and otherwise would have a reduced benefit under the Traditional Pension Formula, he is potentially eligible for benefits under the Early Retirement Benefits provision. Were Mr. Strangfeld to qualify for Early Retirement Benefits, his benefits would not be subject to reduction upon an involuntary termination of employment. Mr. Lowrey is not eligible for Prudential SERPs benefits because he was hired in 2001 and does not have a Grandfathered Benefit under the Cash Balance Formula. Mr. Baird is not eligible for benefits under the Early Retirement Benefits provision of the Prudential SERPs because he is already eligible for an unreduced benefit under the Traditional Pension Formula.

In 2008, the NEOs (with the exception of Mr. Lowrey) were permitted to make an irrevocable election regarding the form of payment for their pension benefits and each NEO elected to receive his Supplemental Retirement Plan and Prudential SERPs benefits, if any, in a lump sum. By doing so, Messrs. Carbone and Grier forfeited their eligibility for a Prudential SERPs benefit since these benefits are not provided to participants under the Cash Balance Formula who receive their benefit in a lump sum. Notwithstanding the foregoing, benefits reported in the Pension Benefits Table are assumed to commence in the same form and at the same time as under the Merged Retirement Plan benefit to be consistent with assumptions used in the Company’s financial statements.

Notice of Annual Meeting of Shareholders and 2013 Proxy Statement	63

Executive Compensation (continued)

NONQUALIFIED DEFERRED COMPENSATION

The following table provides information on the NEOs’ participation in the Prudential Supplemental Employee Savings Plan (the “SESP”) and the Deferred Compensation Plan:

2012 Nonqualified Deferred Compensation Table

Name	Plan	Executive Contributions in Last Fiscal Year ($)	(1)	Registrant Contributions in Last Fiscal Year ($)	(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	(3)	Aggregate Balance at Last Fiscal Year End ($)	(4)
John R. Strangfeld	SESP	46,000		46,000		28,957	0		887,251
	Deferred Compensation	0		0		573,163	0		5,554,884
Richard J. Carbone	SESP	18,000		18,000		10,010	0		312,458
	Deferred Compensation	0		0		288,871	(253,554)		3,910,958
Mark B. Grier	SESP	37,600		37,600		18,708	0		584,059
	Deferred Compensation	0		0		0	0		0
Edward P. Baird	SESP	20,800		20,800		8,530	0		273,282
	Deferred Compensation	0		0		0	0		0
Charles F. Lowrey	SESP	20,800		20,800		7,023	0		230,043
	Deferred Compensation	900,000		0		1,091,357	0		9,493,899

(1)	The amounts reported in the Executive Contributions in Last Fiscal Year column represent elective contributions of a portion of their base salary to the SESP (which amounts are also included in the Salary Column of the Summary Compensation Table) and elective contributions to the Deferred Compensation Plan from the annual Bonus.

(2)	The amounts reported in the Registrant Contributions in Last Fiscal Year column represent Company’s contributions to each NEO’s SESP account (which amounts are also included in the All Other Compensation column of the Summary Compensation Table).

(3)	The amounts reported in the Aggregate Withdrawals/Distributions column represent distributions in 2012 from the Deferred Compensation Plan for Mr. Carbone for the 2000 plan year in the form of monthly payments that began in 2003 and the 2001 plan year that began as monthly payments in 2007. Distribution options for payments under the Deferred Compensation Plan are chosen as lump sum or monthly payments over a period of up to 10 years. A recordkeeping account is created for the deferred earnings for the participant. Interest is earned on the account based on the participant’s notional fund elections.

(4)	The amounts reported in the Aggregate Balance at Last Fiscal Year-End column represent balances from the SESP and the Deferred Compensation Plan and includes various amounts previously reported in the Summary Compensation Table as Salary, Bonus or All Other Compensation.

The SESP

The SESP is a non-qualified profit-sharing plan designed to provide benefits in excess of amounts permitted to be contributed under the PESP. It allows employees, including the NEOs, to elect to defer from 1% to 4% of their eligible earnings paid after the Code limit is exceeded in the year ($250,000 in 2012) to a hypothetical recordkeeping account on a pre-tax basis through payroll deduction. We match 100% of an employee’s deferrals. Eligible earnings for the NEOs under the SESP are limited to base salary only. Interest is earned on a participant’s account at the same rate as the Fixed Rate Fund under the PESP. This rate is generally set quarterly within a calendar year, and the rates in effect for each quarter of 2012 were 3.80%, 3.65%, 3.50%, and 3.50%, respectively. A participant’s account is distributed to the employee six months after the participant’s separation from service.

The Deferred Compensation Plan

The Deferred Compensation Plan is a non-qualified, unfunded plan that provides certain designated executives in the United States, including the NEOs, the ability to defer taxation on up to 85% of their annual cash incentive awards. Deferrals may be invested in notional funds that generally mirror the PESP fund offerings, including shares of our Common Stock.

POST-EMPLOYMENT COMPENSATION ARRANGEMENTS

While we have not entered into employment agreements with our executive officers, including the NEOs, they are eligible to receive certain benefits in the event of a termination of employment, including following a change in control of the Company, under the Severance Plan and Change in Control Program. Mr. Strangfeld does not participate in the Severance Plan.

64	Notice of Annual Meeting of Shareholders and 2013 Proxy Statement

Executive Compensation (continued)

In the case of the NEOs, and in many cases subject to the approval of our Board, the various payments and benefits provided under the Severance Plan, the Change in Control Program, the Omnibus Plan and other Company programs, as applicable, are as follows:

	Severance	Annual Incentives	Stock Options	Restricted Stock Units	Performance Shares/ Performance Units	Book Value Units	SERP	Additional Retirement Accruals	Health/ Life
Voluntary Termination; Early or Normal Retirement	—	Annual Incentive Program	Omnibus Plan*	Omnibus Plan*	Omnibus Plan*	Omnibus Plan*	—	Merged Retirement Plan and Supplemental Retirement Plan	—
Involuntary Termination Without Cause	Severance Plan	Annual Incentive Program	Omnibus Plan*	Omnibus Plan*	Omnibus Plan*	Omnibus Plan*	Prudential SERP	Merged Retirement Plan and Supplemental Retirement Plan	—
Separation Due to Change in Control[1]	Change in Control Program	Change in Control Program and Annual Incentive Program	Change in Control Program and Omnibus Plan	Change in Control Program and Omnibus Plan	Change in Control Program and Omnibus Plan	Change in Control Program and Omnibus Plan	Prudential SERP	Merged Retirement Plan and Supplemental Retirement Plan	Change in Control Program
Separation Due to Disability	—	Annual Incentive Program	Omnibus Plan	Omnibus Plan	Omnibus Plan	Omnibus Plan	—	Merged Retirement Plan and Supplemental Retirement Plan	Prudential Welfare Benefits Plan
Separation Due to Death	—	Annual Incentive Program	Omnibus Plan	Omnibus Plan	Omnibus Plan	Omnibus Plan	—	Merged Retirement Plan and Supplemental Retirement Plan	—

Voluntary Termination; Early or Normal Retirement

Severance

—

Annual Incentives

Annual Incentive Program: an annual incentive payment based on the current year’s business and individual performance, payable following the completion of the performance year.

Stock Options

Omnibus Plan*: (i) except for stock options granted on January 18, 2008, vested stock options remain exercisable for a period of up to five years after termination; and unvested stock options continue to vest according to the original vesting schedule; and (ii) for stock options granted on January 18, 2008, (x) upon a voluntary termination of employment before January 18, 2012 (January 18, 2011, in the case of Mr. Carbone), unvested stock options are cancelled and vested stock options are exercisable for up to 90 days after termination, and (y) upon a voluntary termination of employment on or after January 18, 2012 (January 18, 2011, in the case of Mr. Carbone), unexercised stock options remain exercisable for a period of up to five years after termination.

Notice of Annual Meeting of Shareholders and 2013 Proxy Statement	65

Executive Compensation (continued)

Restricted Stock Units

Omnibus Plan*: all outstanding restricted stock unit awards will be paid out at the conclusion of the vesting periods.

Performance Shares/Performance Units

Omnibus Plan*: each grant of performance shares and performance units will be paid out at the end of its respective performance period based on the actual number of shares and performance units earned as determined by the Committee.

Performance shares are paid in shares of Common Stock and performance units are paid in cash.

Book Value Units

Omnibus Plan*: each grant of book value units vests one-third each year and is paid out annually in cash based on the Company’s book value per share at the end of the fiscal quarter prior to payment.

SERP

—

Additional Retirement Accruals

Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.

Health/Life

—

Involuntary Termination Without Cause

Severance

Severance Plan: assuming all eligibility conditions are satisfied, severance payments of up to 18 months of salary and annual incentive.

Annual Incentives

Annual Incentive Program: an annual incentive payment based on the current year’s business and individual performance, payable following the completion of the performance year.

Stock Options

Omnibus Plan**: (i) except for stock options granted on January 18, 2008, vested stock options remain exercisable for a period of up to five years after termination date; and unvested stock options continue to vest according to the original vesting schedule; and (ii) for stock options granted on January 18, 2008, unvested stock options are pro-rated and are exercisable for up to 90 days after termination.

Restricted Stock Units

Omnibus Plan**: all outstanding restricted stock unit awards will be paid out at the conclusion of the vesting period.

Performance Shares/Performance Units

Omnibus Plan**: each grant of performance shares and performance units will be paid out at the end of its respective performance period based on the actual number of shares and performance units earned as determined by the Committee. Performance shares are paid in shares of Common Stock and performance units are paid in cash.

Book Value Units

Omnibus Plan**: each grant of book value units vests one-third each year and is paid out annually in cash based on the Company’s book value per share at the end of the fiscal quarter prior to payment.

*	Based on approved retirement treatment. However, in the event the participant does not qualify for approved retirement treatment (i) for stock options granted in 2005 or later, unvested stock options are cancelled and vested stock options are exercisable for up to 90 days after termination, (ii) for stock options granted in 2004 or earlier, all stock options are cancelled, and (iii) all outstanding restricted stock units, performance shares, performance units and book value units are generally forfeited.

**	Based on approved retirement treatment. However, in the event the participant does not qualify for approved retirement treatment (i) unvested stock options are cancelled and vested stock options are exercisable for up to 90 days after termination, (ii) for stock options granted on January 18, 2008, unvested stock options are pro-rated and are exercisable for up to 90 days after termination, and (iii) generally a pro-rata portion of restricted stock units, performance shares, performance units and book value units will vest.

SERP

Prudential SERP: Mr. Strangfeld is retirement eligible and may receive an Early Retirement Benefit.

Additional Retirement Accruals

Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.

Merged Retirement Plan (Traditional Pension Formula) and Supplemental Retirement Plan (Traditional Pension Formula): additional benefit to Mr. Baird based on the amount of severance paid and the period of time over which the severance is based (e.g., 78 weeks).

Merged Retirement Plan (Cash Balance Formula) and Supplemental Retirement Plan (Cash Balance Formula): additional benefit to Messrs. Carbone, Grier and Lowrey based on the amount of severance.

Health/Life

—

66	Notice of Annual Meeting of Shareholders and 2013 Proxy Statement

Executive Compensation (continued)

Separation Due to Change in Control1

Severance

Change in Control Program: (i) a lump-sum payment equal to the sum of two times annual base salary and bonus (based on the average of the annual incentive payments for the previous three calendar years); and (ii) a payment equal to the present value of the retirement benefits that would have accrued during the period of time on which the lump-sum payment in (i) is based.

(1)

Pursuant to the Change in Control Program, before payments may be made, a change in control must have occurred and the designated executive officer’s employment must, within two years following the change in control, either have terminated involuntarily without “cause” or by the eligible executive officer for “good reason”. An eligible executive officer would have good reason to terminate his or her employment in the event of a material reduction in his or her compensation or the terms and conditions of his or her employment were to adversely change (for example, a reduction in job responsibilities, title, or forced relocation).

Annual Incentives

Change in Control Program and Annual Incentive Program: an annual incentive payment based on the target annual incentive award opportunity in the year termination occurs.

Stock Options

Change in Control Program and Omnibus Plan: accelerated vesting of stock options only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.

Restricted Stock Units

Change in Control Program and Omnibus Plan: accelerated vesting of restricted stock units, only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.

Performance Shares/Performance Units

Change in Control Program and Omnibus Plan: payment of outstanding performance shares and performance units at target in cash or shares within 30 days of a change in control, only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.

Book Value Units

Change in Control Program and Omnibus Plan: payment of outstanding book value units in cash based on the Company book value per share at the end of the fiscal quarter ended on or immediately prior to the change in control only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.

SERP

Prudential SERP: Mr. Strangfeld is retirement eligible and may receive an Early Retirement Benefit.

Additional Retirement Accruals

Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.

Health/Life

Change in Control Program: continued health benefits at active employee contribution levels for a period of 18 months, plus a “gross up” for any expected tax consequences associated with providing these health benefits.

Separation Due to Disability

Severance

—

Annual Incentives

Annual Incentive Program: an annual incentive payment based on an average of the previous three years’ annual incentive awards.

Stock Options

Omnibus Plan: stock option vesting accelerates with up to three years to exercise.

Restricted Stock Units

Omnibus Plan: all restricted stock units become fully vested and replaced with unrestricted shares of our Common Stock.

Performance Shares/Performance Units

Omnibus Plan: all outstanding awards of performance shares and performance units are paid at target in shares of our Common Stock and cash, respectively.

Book Value Units

Omnibus Plan: all outstanding awards of book value units are paid out in cash based on the Company book value per share at the end of the fiscal quarter prior to payment.

SERP

—

Additional Retirement Accruals

Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.

Merged Retirement Plan (Cash Balance Formula) and Supplemental Retirement Plan (Cash Balance Formula): Messrs. Grier and Lowrey would receive additional credits until pension commencement (assumed to be Normal Retirement Date).

Notice of Annual Meeting of Shareholders and 2013 Proxy Statement	67

Executive Compensation (continued)

Health/Life

Prudential Welfare Benefits Plan: monthly disability payment based on salary plus the greater of the most recently paid annual incentive award or the average of the last three most recently paid annual incentive awards.

Separation Due to Death

Severance

—

Annual Incentives

Annual Incentive Program: an annual incentive payment based on an average of the previous three years’ annual incentive awards.

Stock Options

Omnibus Plan: stock option vesting accelerates with a minimum of one and up to three years to exercise outstanding options.

Restricted Stock Units

Omnibus Plan: all restricted stock units become fully vested and replaced with unrestricted shares of our Common Stock.

Performance Shares/Performance Units

Omnibus Plan: all outstanding awards of performance shares and performance units are paid at target in shares of our Common Stock and cash, respectively.

Book Value Units

Omnibus Plan: all outstanding awards of book value units are paid out in cash based on the Company book value per share at the end of the fiscal quarter prior to payment.

SERP

—

Additional Retirement Accruals

Merged Retirement Plan and Supplemental Retirement Plan: additional benefit payable to the spouse based on the annual incentive.

Health/Life

—

68	Notice of Annual Meeting of Shareholders and 2013 Proxy Statement

Executive Compensation (continued)

POTENTIAL PAYMENTS UPON

TERMINATION OR CHANGE IN CONTROL

The following table presents, for each of the NEOs, the estimated payments and benefits that would have been payable as of the end of 2012 in the event of:

•	voluntary termination of employment;

•	involuntary termination of employment without cause;

•	separation due to a change in control of the Company;

•	separation due to disability; and

•	separation due to death.

Consistent with SEC requirements, these estimated amounts have been calculated as if the NEO’s employment had been terminated as of December 31, 2012, the last business day of 2012, and using the closing market price of our Common Stock on December 31, 2012 ($53.33 per share).

Retirement eligibility differs according to the employment separation event. The following table assumes that benefits are paid in an annuity form and commence on January 1, 2013, unless stated otherwise. The table also assumes Board approval of various payments and Prudential SERP Early Retirement Benefits, as applicable, for all NEOs.

The following items have been excluded from the table:

•

The benefits the NEOs would be entitled to receive under the SESP and the Deferred Compensation Plan (these benefits are disclosed in the Nonqualified Deferred Compensation Table contained in this proxy statement).

•

Additional payments to the NEOs under the PESP and The Prudential Welfare Benefits Plan (a plan providing, among other things, life insurance, disability insurance, medical insurance, and dental insurance), which do not discriminate in scope, terms, or operation in favor of the NEOs and are generally available to all salaried employees.

•

The effects of an involuntary separation for cause, which will result in a forfeiture of all outstanding vested and unvested performance shares, performance units, book value units, restricted stock units, and stock options. The NEOs will receive no additional payments for a separation for cause.

The amounts reported in the following table are hypothetical amounts based on the disclosure of compensation information about the NEOs. Actual payments will depend on the circumstances and timing of any termination of employment or other triggering event.

ESTIMATED POST-EMPLOYMENT PAYMENTS AND BENEFITS

Name	Type of Payment or Benefit		Voluntary Termination/ Early or Normal Retirement ($)		Involuntary Termination Without Cause ($)		Separation Due to Change In Control ($)		Separation Due to Disability ($)		Separation Due to Death ($)
John R. Strangfeld	Severance Payment						18,950,073	(1)
	Annual Incentive		5,630,000	(2)	5,630,000	(2)	5,600,000		5,666,700		5,666,700
	Long-term Incentive:	Stock Options(3)
		RSUs					1,360,608	(4)	1,360,608	(4)	1,360,608	(4)
		Performance Share					4,361,434	(5)	4,361,434	(5)	4,361,434	(5)
		Performance Units					4,361,434	(6)	4,361,434	(6)	4,361,434	(6)
	Book Value Performance	Book Value Units					5,152,629	(7)	5,152,629	(7)	5,152,629	(7)
	Benefits:	SERP			4,194,755		4,191,332
		Health/Life					33,538	(8)	17,120,536
		Addtl. Retire Accruals	2,627,297		2,627,297		2,579,631		2,685,608		1,341,200
	Total		8,257,297		12,452,052		46,590,679		40,708,949		22,244,005
Richard J. Carbone	Severance Payment				4,700,100		7,683,725	(1)
	Annual Incentive		2,475,000	(2)	2,475,000	(2)	2,300,000		2,433,400		2,433,400
	Long-term Incentive:	Stock Options(3)
		RSUs					221,106	(4)	221,106	(4)	221,106	(4)
		Performance Share					895,411	(5)	895,411	(5)	895,411	(5)
		Performance Units					895,411	(6)	895,411	(6)	895,411	(6)
	Book Value Performance	Book Value Units					1,458,986	(7)	1,458,986	(7)	1,458,986	(7)
	Benefits:	SERP
		Health/Life					24,594	(8)	3,018,291
		Addtl. Retire Accruals	331,618		961,370		308,170		326,044		340,676
	Total		2,806,618		8,136,470		13,787,403		9,248,649		6,244,990

Notice of Annual Meeting of Shareholders and 2013 Proxy Statement	69

Executive Compensation (continued)

ESTIMATED POST-EMPLOYMENT PAYMENTS AND BENEFITS (CONTINUED)

Name	Type of Payment or Benefit		Voluntary Termination/ Early or Normal Retirement ($)		Involuntary Termination Without Cause ($)		Separation Due to Change In Control ($)		Separation Due to Disability ($)		Separation Due to Death ($)
Mark B. Grier	Severance Payment				9,060,000		14,499,484	(1)
	Annual Incentive		4,825,000	(2)	4,825,000	(2)	4,800,000		4,850,000		4,850,000
	Long-term Incentive:	Stock Options(3)
		RSUs					1,360,608	(4)	1,360,608	(4)	1,360,608	(4)
		Performance Share					3,415,680	(5)	3,415,680	(5)	3,415,680	(5)
		Performance Units					3,415,680	(6)	3,415,680	(6)	3,415,680	(6)
	Book Value Performance	Book Value Units					4,138,144	(7)	4,138,144	(7)	4,138,144	(7)
	Benefits:	SERP
		Health/Life					25,594	(8)	17,878,523
		Addtl. Retire Accruals	564,009		1,623,062		561,087		3,740,677		562,600
	Total		5,389,009		15,508,062		32,216,277		38,799,312		17,742,712
Edward P. Baird	Severance Payment				5,055,000		12,024,307	(1)
	Annual Incentive		3,300,000	(2)	3,300,000	(2)	3,000,000		2,600,000		2,600,000
	Long-term Incentive:	Stock Options(3)
		Performance Share					1,606,620	(5)	1,606,620	(5)	1,606,620	(5)
		Performance Units					1,606,620	(6)	1,606,620	(6)	1,606,620	(6)
	Book Value Performance	Book Value Units					2,150,324	(7)	2,150,324	(7)	2,150,324	(7)
	Benefits:	SERP
		Health/Life					25,877	(8)	4,246,192
		Addtl. Retire Accruals	2,754,917		4,568,388		2,316,434		1,731,793		870,258
	Total		6,054,917		12,923,388		22,730,182		13,941,549		8,833,822
Charles F. Lowrey	Severance Payment				6,805,100		10,202,005	(1)
	Annual Incentive				4,050,000	(2)	4,000,000		3,766,700		3,766,700
	Long-term Incentive:	Stock Options(3)
		Performance Share					1,790,288	(5)	1,790,288	(5)	1,790,288	(5)
		Performance Units					1,790,288	(6)	1,790,288	(6)	1,790,288	(6)
	Book Value Performance	Book Value Units					2,690,375	(7)	2,690,375	(7)	2,690,375	(7)
	Benefits:	SERP
		Health/Life					31,232	(8)	16,833,183
		Addtl. Retire Accruals			1,019,559		375,698		4,969,386		331,470
	Total		0	(9)	11,874,659		20,879,886		31,840,220		10,369,121

(1)	Includes severance payments equal to two times annual cash compensation (subject to execution of a non-competition agreement), and a cash payment for the pension impact of additional two years of credited service.

(2)	Includes annual incentive award amount for 2012 performance.

(3)	For disability and death, accelerated vesting of all stock options with up to three years to exercise.

(4)	Includes the accelerated value of the 2010 restricted stock units based on the closing market price of our Common Stock on December 31, 2012 ($53.33 per share) for Messrs. Strangfeld, Carbone and Grier.

(5)	Includes the value of 2010, 2011, and 2012 target performance shares paid based on the closing market price of our Common Stock on December 31, 2012 ($53.33 per share).

(6)	Includes the value of 2010, 2011, and 2012 target performance units paid based on the closing market price of our Common Stock on December 31, 2012 ($53.33 per share).

(7)	Includes the value of 2010, 2011, and 2012 book value units paid based on the company book value per share as of December 31, 2012 ($58.12).

(8)	Reflects the expected contribution subsidy for 18 months and the associated tax gross-up. For this purpose, we have assumed the 2013 premium and contribution rates continue for the full 18 months.
(9)	Not eligible for additional payments or benefits upon voluntary termination.

70	Notice of Annual Meeting of Shareholders and 2013 Proxy Statement

General Information About The Meeting

VOTING INSTRUCTIONS AND INFORMATION

Who Can Vote

You are entitled to vote your Common or Class B Stock if our records show that you held your shares as of the record date, March 15, 2013. At the close of business on that date, a total of 465,299,523 shares of Common Stock and 2,000,000 shares of Class B Stock were outstanding and entitled to vote. Each share of Common Stock and Class B Stock is entitled to one vote, and vote together as a single class on the matters submitted for a vote at this Annual Meeting. Your voting instructions are confidential and will not be disclosed to persons other than those recording the vote, except if a shareholder makes a written comment on the proxy card, otherwise communicates his or her vote to management, as may be required in accordance with the appropriate legal process, or as authorized by you.

Voting Your Proxy

If your Common Stock is held through a broker, bank or other nominee (held in street name), you will receive instructions from such entity that you must follow in order to have your shares voted. If you want to vote in person, you must obtain a legal proxy from your broker, bank or other nominee and bring it to the meeting.

If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, you may instruct the proxies how to vote following the instructions listed on the Notice of Internet Availability or the proxy card to vote online, or by signing, dating and mailing the proxy card in the postage-paid envelope. Of course, you can always come to the meeting and vote your shares in person.

Whichever method you select to transmit your instructions, the proxies will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors: for each director nominee, for ratification of the appointment of the independent registered public accounting firm, for the advisory vote to approve named executive officer compensation, and against the shareholder proposal for written consent.

Matters to Be Presented

We are not aware of any matters to be presented at the Annual Meeting, other than those described in this proxy statement. If any matters not described in this proxy statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, the proxies can vote your shares at the adjournment or postponement as well.

Revoking Your Proxy

If you hold your shares in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions. If you are a holder of record and wish to revoke your proxy instructions, you must deliver later-dated proxy instructions, advise the Chief Governance Officer and Corporate Secretary in writing before the proxies vote your shares at the meeting, or attend the meeting and vote your shares in person.

How Votes Are Counted

A quorum is required to transact business at our Annual Meeting. Shareholders of record holding shares of stock constituting 50% of the shares entitled to be cast shall constitute a quorum. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced at the meeting. In addition, broker non-votes will be treated as present for purposes of determining whether a quorum is present.

Voting

You may either vote for, against or abstain on each of the proposals. The affirmative vote of a majority of the votes cast is required to approve each proposal. Broker non-votes and abstentions will have no impact, as they are not counted as votes cast. Although the advisory vote in Item 3 is non-binding, as provided by law, our Board will review the results of the vote and, consistent with our commitment to shareholder engagement, will take it into account in making a determination concerning executive compensation. If you hold your shares in street name, and you do not submit voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will not be permitted to vote your shares in their discretion on the election of directors, the advisory vote to approve executive compensation, and the shareholder proposal regarding written consent, but may still be permitted to vote your shares in their discretion on the ratification of the independent registered public accounting firm.

Election of Directors

At the meeting, each nominee must receive the affirmative vote of a majority of the votes cast with respect to his or her election, in order to be elected. If an incumbent nominee is not elected by the requisite vote, he or she must tender his or her resignation, and the Board, through a process managed by the Corporate Governance and Business Ethics Committee, will decide whether to accept the resignation.

Notice of Annual Meeting of Shareholders and 2013 Proxy Statement	71

General Information About The Meeting (continued)

Board Recommendations

THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTOR NOMINEES, FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION, AND AGAINST THE SHAREHOLDER PROPOSAL ON WRITTEN CONSENT.

Cost of Proxy Solicitation

We are providing these proxy materials in connection with the solicitation by the Company’s Board of Directors of proxies to be voted at our Annual Meeting. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit shareholders personally, electronically and by telephone. None of these employees will receive any additional compensation for doing this. We have retained Georgeson, Inc. to assist in the solicitation of proxies for a fee of $25,000 plus reimbursement of expenses. We will, on request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

Attending the Annual Meeting

If you attend the Annual Meeting, you will be asked to present photo identification, such as a driver’s license. If you are a holder of record, the top half of your proxy card or your Notice of Internet Availability is your admission ticket. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank, broker are examples of proof of ownership. If you want to vote your shares held in street name in person, you must get a legal proxy in your name from the broker, bank or other nominee that holds your shares.

You may listen to the Annual Meeting on the Internet by visiting www.investor.prudential.com. Please log in a few minutes early in the event you need to download any required software.

SUBMISSION OF SHAREHOLDER PROPOSALS

In order to submit shareholder proposals for the 2014 Annual Meeting of Shareholders for inclusion in the Company’s proxy statement pursuant to SEC Rule 14a-8, materials must be received by the Chief Governance Officer and Corporate Secretary at the Company’s principal office in Newark, New Jersey, no later than November 27, 2013.

The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Margaret M. Foran, Chief Governance Officer and Corporate Secretary, Prudential Financial, Inc., 751 Broad Street, Newark, NJ 07102. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

The Company’s By-laws also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in the proxy statement, but that a shareholder instead wishes to present directly at an Annual Meeting. To be properly brought before the 2014 Annual Meeting, a notice of the nomination or the matter the shareholder wishes to present at the meeting must be delivered to the Chief Governance Officer and Corporate Secretary at the Company’s principal office in Newark (see above), not less than 120 or more than 150 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the Company’s By-laws (and not pursuant to SEC Rule 14a-8) must be received no earlier than December 15, 2013, and no later than January 14, 2014. All director nominations and shareholder proposals must comply with the requirements of the Company’s By-laws, a copy of which may be obtained at no cost from the Chief Governance Officer and Corporate Secretary.

ELIMINATING DUPLICATIVE PROXY MATERIALS

A single proxy statement and annual report, along with individual proxy cards, or individual Notices of Internet Availability will be delivered in one envelope to multiple shareholders having the same last name and address and to individuals with more than one account registered at Computershare with the same address unless contrary instructions have been received from an affected shareholder. If you would like to enroll in this service or receive individual copies of all documents, please contact Computershare by calling 1-800-305-9404 or writing Computershare, P.O. Box 43033, Providence, RI 02940-3033.

DELIVERY OF PROXY MATERIALS

We want to communicate with you in the way that is most convenient for you. You may choose to receive either a full set of printed materials – which will include an Annual Report, Proxy Statement, and Proxy card – or an email with instructions for how to view the materials and vote online. To select a method of delivery during the voting season, registered shareholders may follow the instructions when voting online at www.investorvote.com/prudential. Following the 2013 Annual Meeting, you may continue to choose your method of delivery of future documents by visiting www.computershare.com/investor. If you own shares indirectly through a broker, bank, or other nominee, please contact your financial institution for additional information regarding delivery options.

If you do not choose a method of delivery as outlined above, you may receive a one-page Notice of Internet Availability instructing you how to access the materials and vote online in

72	Notice of Annual Meeting of Shareholders and 2013 Proxy Statement

General Information About The Meeting (continued)

lieu of printed or electronic materials. As a publicly traded company, Prudential is legally required to make these materials available to all shareholders and it is not possible to opt out of the mailing.

Important Notice Regarding the Availability of Proxy Materials for the 2013 Annual Meeting of Shareholders to Be Held on May 14, 2013: Our 2013 Proxy Statement and Annual Report for the year ended December 31, 2012, are available free of charge on our website at www.prudential.com/governance.

ANNUAL REPORT ON FORM 10-K

The Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K, at your request. Please direct all inquiries to the Company’s Corporate Information Service at 1-877-998-ROCK (7625) or 751 Broad Street, Newark, NJ 07102.

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of Prudential Financial under the Securities Act of 1933 or the Exchange Act, the sections of this proxy statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

SHAREHOLDER LIST

A list of shareholders entitled to vote at the Annual Meeting will be available for examination by shareholders at the Annual Meeting.

Notice of Annual Meeting of Shareholders and 2013 Proxy Statement	73

OUR COMMITMENT TO COMMUNITY

As an integral part of our values, we take a leadership role in strengthening the communities where we work and live. In 2012, Prudential contributed $27 million in grants, committed more than $70 million in investments and provided 120,000 employee volunteer hours to support community revitalization.

Prudential's community involvement has expanded with the company's growing global footprint but we maintain a special focus on our headquarters city of Newark, New Jersey. As a good corporate citizen, we provide financial resources, human capital and actively engage with our neighbors to address the city's critical needs. Since our founding in Newark in 1875, we have invested more than **$300 million** and numerous employee volunteer hours to strengthen the local economy and improve educational and civic institutions across the city.

Rendering by Kohn Pedersen Fox Associates

NEW OFFICE TOWER

The office tower we are building in downtown Newark represents our ongoing commitment to the city.

EDUCATION In 2012, we provided nearly **$5 million** in grants and more than **$8 million** in investments to cultivate transformational leaders and incubate models of learning to improve the academic achievement of Newark public school students.

ECONOMIC DEVELOPMENT In 2012, we provided approximately **$3 million** in grants and **$11 million** in investments to support small businesses, physical redevelopment and economic opportunities in Newark.

CIVIC INFRASTRUCTURE In 2012, we provided more than **$2 million** in grants and **$2 million** in investments to support civic leadership and infrastructure development to enhance the quality of life in Newark.

DISASTER RELIEF FOR SUPERSTORM SANDY Millions of people, including Prudential employees, were deeply affected by Superstorm Sandy. Prudential provided financial resources, employee assistance and volunteer service, including:

- A $3 million commitment to nonprofit organizations assisting in relief and recovery efforts.
- A program-related investment of approximately $2 million to an urban sawmill that repurposes fallen trees into wood products.
- The Prudential CARES Disaster Relief Fund, which matched nearly $80,000 in employee donations.
- The Prudential CARES Associate Relief Fund, which provided more than $220,000 in financial assistance to over 500 employees.

PRINTED ON RECYCLED PAPER WITH 10% POST-CONSUMER WASTE.

pru rock-solid eco-smart. Produced with the environment in mind.

Prudential

PAPERS PRODUCED UNDER A SUSTAINABLE FOREST MANAGEMENT PROGRAM. PRINTED USING VEGETABLE-BASED INKS AND RENEWABLE ENERGY.

Admission Ticket
IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
You can vote by Internet or telephone
Instead of mailing your proxy, you may choose to vote online or by telephone.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m. EDT, May 13, 2013.

Vote by Internet • Go to www.investorvote.com/prudential. • Follow the steps outlined on the secured website.

Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the USA, Territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•  Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR the Election of Directors.

1.	Election of Directors:														+
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Thomas J. Baltimore, Jr.	☐	☐	☐	05 - James G. Cullen	☐	☐	☐	09 - Martina Hund- Mejean	☐	☐	☐
	02 - Gordon M. Bethune	☐	☐	☐	06 - William H. Gray III	☐	☐	☐	10 - Karl J. Krapek	☐	☐	☐	12 - John R. Strangfeld	For ☐	Against ☐	Abstain ☐
	03 - Gaston Caperton	☐	☐	☐	07 - Mark B. Grier	☐	☐	☐	11 - Christine A. Poon	☐	☐	☐	13 - James A. Unruh	☐	☐	☐
	04 - Gilbert F. Casellas	☐	☐	☐	08 - Constance J. Horner	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3. The Board of Directors recommends a vote AGAINST Proposal 4.
		For	Against	Abstain		For	Against	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013.	☐	☐	☐	4. Shareholder proposal regarding written consent.	☐	☐	☐
		For	Against	Abstain
3.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

B	Non-Voting Proposal – (Please select one option or leave blank if you do not want to participate.)

I would like a free tote bag from Prudential. ☐	I prefer Prudential plant a tree in my honor. ☐

C	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

¢	1 U P X	+
01KHXF

ANNUAL MEETING OF SHAREHOLDERS May 14, 2013, 2:00 p.m. EDT at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey 07102

You may vote via the telephone number or website on the front of this card. When voting on the Internet, you can also register to receive electronic delivery of future proxy materials. Votes must be received by 11:59 p.m. EDT, May 13, 2013, if submitted via the phone or Internet. Votes submitted by returning this proxy card in the mail must be received by 10:00 a.m. EDT, May 14, 2013.

If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits a shareholder and one guest. All meeting attendees must present valid photo identification. For your safety, all personal belongings or effects including bags, purses, and briefcases are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. The meeting location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Parking will be available at Edison Park Fast located at 84 Edison Place, Newark, New Jersey 07102.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

+
Proxy — Prudential Financial, Inc.

This proxy is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of Shareholders to be held at 2:00 p.m. EDT on May 14, 2013.

The undersigned, having received the Notice of Meeting and Proxy Statement dated March 26, 2013, appoints Susan L. Blount, Margaret M. Foran and John R. Strangfeld, each of them as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Common Stock of Prudential Financial, Inc. held of record on March 15, 2013, at the Annual Meeting of Shareholders to be held at 2:00 p.m. EDT, May 14, 2013, or at any adjournment or postponement, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card.

If no directions are given, the proxies will vote in accordance with the Board of Directors’ recommendations as listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 14, 2013.

The Proxy Statement and Annual Report to Shareholders are available at www.investorvote.com/prudential.

Comments — We value your feedback. Please provide any comments you have in the space below.

PAPER PRODUCED UNDER A
SUSTAINABLE FOREST
¢	MANAGEMENT PROGRAM.	+

Admission Ticket
IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
You can vote by Internet or telephone
Instead of mailing your form, you may choose to vote online or by telephone.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m. EDT, May 13, 2013.

Vote by Internet • Go to www.investorvote.com/prudential. • Follow the steps outlined on the secured website.

Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the USA, Territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•  Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR the Election of Directors.

1.	Election of Directors:														+
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Thomas J. Baltimore, Jr.	☐	☐	☐	05 - James G. Cullen	☐	☐	☐	09 - Martina Hund-Mejean	☐	☐	☐
	02 - Gordon M. Bethune	☐	☐	☐	06 - William H. Gray III	☐	☐	☐	10 - Karl J. Krapek	☐	☐	☐	12 - John R. Strangfeld	For ☐	Against ☐	Abstain ☐
	03 - Gaston Caperton	☐	☐	☐	07 - Mark B. Grier	☐	☐	☐	11 - Christine A. Poon	☐	☐	☐	13 - James A. Unruh	☐	☐	☐
	04 - Gilbert F. Casellas	☐	☐	☐	08 - Constance J. Horner	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3. The Board of Directors recommends a vote AGAINST Proposal 4.
		For	Against	Abstain		For	Against	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013.	☐	☐	☐	4. Shareholder proposal regarding written consent.	☐	☐	☐

3.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

B	Non-Voting Proposal – (Please select one option or leave blank if you do not want to participate.)

I would like a free tote bag from Prudential. ☐	I prefer Prudential plant a tree in my honor. ☐

C	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

¢	1 U P X	+
01L6RE

ANNUAL MEETING OF SHAREHOLDERS May 14, 2013, 2:00 p.m. EDT at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey 07102

You may vote via the telephone number or website on the front of this card. When voting on the Internet, you can also register to receive electronic delivery of future proxy materials. Votes must be received by 11:59 p.m. EDT, May 13, 2013, if submitted via the phone or Internet. Votes submitted by returning this proxy card in the mail must be received by 10:00 a.m. EDT, May 14, 2013.

If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits a shareholder and one guest. All meeting attendees must present valid photo identification. For your safety, all personal belongings or effects including bags, purses, and briefcases are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. The meeting location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Parking will be available at Edison Park Fast located at 84 Edison Place, Newark, New Jersey 07102.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

+
Proxy — Prudential Financial, Inc. Class B Stock

This proxy is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of Shareholders to be held at 2:00 p.m. EDT on May 14, 2013.

The undersigned, having received the Notice of Meeting and Proxy Statement dated March 26, 2013, appoints Susan L. Blount, Margaret M. Foran, and John R. Strangfeld, and each of them as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Class B Stock of Prudential Financial, Inc. held of record on March 15, 2013, at the Annual Meeting of Shareholders to be held at 2:00 p.m. EDT, May 14, 2013, or at any adjournment or postponement, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card.

If no directions are given, the proxies will vote in accordance with the Board of Directors’ recommendations as listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 14, 2013.

The Proxy Statement and Annual Report to Shareholders are available at www.investorvote.com/prudential.

Comments — We value your feedback. Please provide any comments you have in the space below.

PAPER PRODUCED UNDER A
SUSTAINABLE FOREST
¢	MANAGEMENT PROGRAM.	+

+

IMPORTANT SHAREHOLDER INFORMATION YOUR VOTE COUNTS!

ANNUAL MEETING OF SHAREHOLDERS

May 14, 2013, 2:00 p.m. EDT at

Prudential’s Corporate Headquarters,

751 Broad Street, Newark, New Jersey 07102

You can vote and obtain proxy materials online.

VOTING INSTRUCTIONS ARE LOCATED BELOW

Shareholder Meeting Notice & Admission Ticket

Important Notice Regarding the Availability of Proxy Materials for the

Prudential Financial, Inc. Shareholder Meeting to be Held on May 14, 2013

The proxy materials for the annual meeting are available online. The items to be voted on are listed below. Follow the instructions to view the materials and vote online. Your vote is important! To obtain a paper or e-mail copy of the proxy materials follow the instructions on the reverse side.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR Proposals 1-3 and AGAINST Proposal 4:

1.	Election of Directors: Thomas J. Baltimore, Jr., Gordon M. Bethune, Gaston Caperton, Gilbert F. Casellas, James G. Cullen, William H. Gray III, Mark B. Grier, Constance J. Horner, Martina Hund-Mejean, Karl J. Krapek, Christine A. Poon, John R. Strangfeld and James A. Unruh.
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013.
3.	Advisory vote to approve named executive officer compensation.
4.	Shareholder proposal regarding written consent.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.

We encourage you to access and review all of the important information contained in the proxy materials before voting.

The proxy statement and annual report to shareholders are available at www.investorvote.com/prudential.

Easy Online Access — A Convenient Way to Vote!
If you have access to the Internet, you can complete the process in a few easy steps:
Step 1:	Go to www.investorvote.com/prudential
Step 2:	Click the View buttons to see the proxy statement, which contains details of the proposals to be voted on, and the annual report.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selection as instructed on each screen to select delivery preferences.
Step 5:	Make your voting selections as instructed on the screen and click the vote button to submit your vote.

¢	+

01KHZG

Shareholder Meeting Notice & Admission Ticket

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 3, 2013, to facilitate timely delivery.

You may still request paper copies of the materials after this date; however, your vote will not count if received after 11:59 p.m. EDT on May 13, 2013, via the Internet or telephone or after 10:00 a.m. EDT on May 14, 2013, via a proxy card.

Here’s how to order a copy of the proxy materials and select future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or e-mail options below.

E-mail copies: Current and future e-mail delivery requests must be submitted via the Internet or e-mail following the instructions below. If you request an e-mail copy of the materials, you will receive an e-mail with a link to view the materials on the Internet.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

g	Internet – Go to www.investorvote.com/prudential. Follow the instructions to log in and order a paper or e-mail copy of the current meeting materials and submit your preference for e-mail or paper delivery of future meeting materials.

g	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

g	E-mail – Send an e-mail to investorvote@computershare.com with “Proxy Materials Prudential” in the subject line. In the e-mail, include your full name and address, plus the number located in the shaded bar on the reverse side of this document. State in the e-mail whether you want a paper or e-mail copy of the current meeting materials. You can also state your preference for an e-mail or paper copy for future meetings.

PLEASE NOTE — YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice and identification with you.

Prudential Financial, Inc.’s Annual Meeting of Shareholders will be held on May 14, 2013, at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey 07102, at 2:00 p.m. EDT.

If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits a shareholder and one guest. All meeting attendees must present valid photo identification. For your safety, all personal belongings or effects including bags, purses, and briefcases are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. The meeting location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Parking will be available at Edison Park Fast located at 84 Edison Place, Newark, New Jersey 07102.

PAPER PRODUCED UNDER A
SUSTAINABLE FOREST
MANAGEMENT PROGRAM.

      01KHZF

Admission Ticket
IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
You can vote by Internet or telephone
Instead of mailing your proxy, you may choose to vote online or by telephone.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m. EDT, May 8, 2013, for PESP Shares and by 11:59 p.m. EDT, May 13, 2013, for Registered Shares.

Vote by Internet • Go to www.investorvote.com/prudential. • Follow the steps outlined on the secured website.

Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the USA, Territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•  Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR the Election of Directors.

1.	Election of Directors:														+
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Thomas J. Baltimore, Jr.	☐	☐	☐	05 - James G. Cullen	☐	☐	☐	09 - Martina Hund- Mejean	☐	☐	☐
	02 - Gordon M. Bethune	☐	☐	☐	06 - William H. Gray III	☐	☐	☐	10 - Karl J. Krapek	☐	☐	☐	12 - John R. Strangfeld	For ☐	Against ☐	Abstain ☐
	03 - Gaston Caperton	☐	☐	☐	07 - Mark B. Grier	☐	☐	☐	11 - Christine A. Poon	☐	☐	☐	13 - James A. Unruh	☐	☐	☐
	04 - Gilbert F. Casellas	☐	☐	☐	08 - Constance J. Horner	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3. The Board of Directors recommends a vote AGAINST Proposal 4.
		For	Against	Abstain		For	Against	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013.	☐	☐	☐	4. Shareholder proposal regarding written consent.	☐	☐	☐

3.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

B	Non-Voting Proposal – (Please select one option or leave blank if you do not want to participate.)

I would like a free tote bag from Prudential. ☐	I prefer Prudential plant a tree in my honor. ☐

C	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 –Please keep signature within the box.	Signature 2 –Please keep signature within the box.
/ /

¢	1 U P X	+
01L6ME

ANNUAL MEETING OF SHAREHOLDERS May 14, 2013, 2:00 p.m. EDT at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey 07102

This card covers the total number of shares of Prudential Financial, Inc. Common Stock (“Common Stock”) held in The Prudential Financial, Inc. Common Stock Fund (the “Fund”) and deemed to be credited to your account in The Prudential Employee Savings Plan (“PESP”) on March 12, 2013, as well as your shares of Common Stock registered in your name (“Registered Shares”) at Prudential’s transfer agent, Computershare, as of March 15, 2013.

You only need to vote once. This card enables you to provide voting instructions to the PESP Trustee for your PESP shares and submit your vote directly on your Registered Shares. Your vote will remain confidential. Please review the enclosed letter from the PESP Trustee dated April 1, 2013, for more information on voting your PESP shares.

You may vote via the telephone number or website on the front of this card. Your vote must be received by 11:59 p.m. EDT, May 8, 2013, in order for your instructions to apply to your PESP shares and by 11:59 p.m. EDT, May 13, 2013, for your Registered Shares. Should you choose to vote by mailing back this card, it must be received by 11:59 p.m. EDT, May 8, 2013, for your PESP shares and by 10:00 a.m. EDT, May 14, 2013, for your Registered Shares.

If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits a shareholder and one guest. All meeting attendees must present valid photo identification. For your safety, all personal belongings or effects including bags, purses, and briefcases are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. The meeting location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Parking will be available at Edison Park Fast located at 84 Edison Place, Newark, New Jersey 07102.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

+
Proxy — Prudential Financial, Inc.

This proxy is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of Shareholders to be held at 2:00 p.m. EDT on May 14, 2013.

The undersigned, having received the Notice of Meeting and Proxy Statement dated March 26, 2013, appoints Susan L. Blount, Margaret M. Foran and John R. Strangfeld, and each of them as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Common Stock of Prudential Financial, Inc. held of record on March 15, 2013, at the Annual Meeting of Shareholders to be held at 2:00 p.m. EDT, May 14, 2013, or at any adjournment or postponement, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card.

If no directions are given, the proxies will vote in accordance with the Board of Directors’ recommendations as listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting.

Your voting instructions will also direct the PESP Trustee to vote (in person or by proxy) as indicated on the reverse side of this card. The Trustee’s representative will tally all the timely votes for the Trustee to present in person or by proxy at the Annual Meeting of Shareholders on May 14, 2013.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 14, 2013. The Proxy Statement and Annual Report to Shareholders are available at www.investorvote.com/prudential.

Comments — If there are any comments that you would like to provide, please write them below.

PAPER PRODUCED UNDER A
SUSTAINABLE FOREST
¢	MANAGEMENT PROGRAM.	+

Dear Shareholder:

This package includes your proxy and voting materials. We care about what you think and voting is an important way for you to let us know how we’re doing.

To express our appreciation when you vote, we are once again offering you a choice of receiving a specially designed, environmentally friendly tote bag, or having a tree planted in your honor. Since it began in 2010, this program has resulted in over 340,000 trees being planted in our national forests and provided over 300,000 tote bags to our shareholders. We are also pleased that over 190,000 shareholders voted who had not voted the prior three years.

When you vote on the Internet, via phone, or through the mail, you can indicate your choice of either the bag or a tree planted in your honor. If you elect to receive a bag, you can expect to receive your free gift around the end of June.

Thank you,

Margaret M. Foran
Chief Governance Officer,
Vice President, and Corporate Secretary Prudential Financial, Inc.
002CSN8887

Margaret M. Foran Chief Governance Officer Vice President, and Corporate Secretary Prudential Financial, Inc. 751 Broad Street, Newark NJ 07102-3777 March 26, 2013

Dear Shareholder:

As a shareholder, you have the right to vote on important matters that affect Prudential Financial. We take the opinions of Prudential’s shareholders very seriously and we hope you will provide your input by casting your vote on the items in the 2013 proxy statement.

Enclosed you will find a Notice of Internet Availability (Notice), which provides information on how to view the materials and cast your vote online. If you would prefer to vote by mail, you may request a paper copy of the proxy materials by visiting www.investorvote.com/prudential, calling 1-866-641-4276, or by sending an email to investorvote@computershare.com.

Additional information regarding the Notice is located on the reverse side of this letter. The SEC has also created an educational website where you can learn more about proxy voting—www.sec.gov/spotlight/proxymatters.shtml.

To express our appreciation when you vote, we are once again offering you a choice of receiving a specially designed, environmentally friendly tote bag, or having a tree planted in your honor in Osceola National Forest in Florida. Since it began in 2010, this program has resulted in over 340,000 trees being planted in our national forests and provided over 300,000 tote bags to our shareholders. We are also pleased that over 190,000 shareholders voted who had not voted the prior three years.

As always, we thank you for your investment in Prudential.

Sincerely,

Margaret M. Foran

Chief Governance Officer,

Vice President, and Corporate Secretary

Prudential Financial, Inc.

© 2013 Prudential Financial, Inc., and its related entities. All rights reserved.

FAQ – Internet Availability of Proxy Materials

The Securities and Exchange Commission (SEC) has issued rules requiring public companies to:

•	Make proxy materials (such as the Annual Report and Proxy Statement) available on the Internet

•	Notify shareholders how and where to access those materials online

These rules allow companies to give shareholders more options for reviewing important proxy materials. Information can be made available to shareholders more quickly and conveniently—online documents are easily searchable, enabling shareholders to quickly and the information they need to make informed voting decisions.

The SEC also allows companies to send a one-page Notice to holders with instructions on how to access the materials online, rather than sending a full set of materials. Our reasons for choosing the notice-only option are to:

•	Adopt more sustainable practices and be more environmentally responsible—by shrinking our carbon footprint through reductions in ink and paper used in printing and fuel used in shipping

•	Increase shareholder value—by reducing print and mail costs

Please refer to the information below to learn more and to Find out what your options are as a shareholder to view materials and vote.

What is on the one-page Notice?

The Notice contains simple instructions on how to:

•   Access and view the proxy materials online

•   Vote your shares online

•  Request a free set of printed materials

•  Change delivery preferences for future proxy mailings

DO retain the Notice for future reference

DO NOT mark your vote on the Notice and return it; the Notice is not a proxy card or ballot

If I received only a one-page Notice, how do I vote my shares?

To vote your shares, follow the instructions on the Notice to vote online. If you request a paper copy of the proxy materials, you’ll receive a proxy card with voting instructions. You may also vote your shares in person by bringing the Notice with you and attending the meeting.

If I received only a one-page Notice, how do I request a full set of printed materials for this meeting or future proxy mailings?

To request a free set of printed materials for this meeting or for future mailings, refer to the Notice for detailed instructions on how to request a copy via Internet, telephone or email.

If I received a full set of materials, may I request only a one-page Notice for future proxy mailings?

Our company will make a decision for each meeting whether or not to use the notice-only option, and send notice-only mailings at our discretion.

Can I elect to receive my proxy materials electronically?

You may elect to receive materials via email for future mailings. You will receive the materials electronically if our company chooses to offer email delivery in the future. To change your delivery preferences, follow the instructions on the Notice.

One of your key privileges as an investor is the right to vote on important matters that affect the company you own shares in. Please vote. Your vote is important to us and our business.

002CSN8886	© Copyright 2013 Computershare Limited. All rights reserved.

Admission Ticket

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

You can vote by Internet or telephone

Instead of mailing your form, you may choose to vote online or by telephone.

Votes submitted by the Internet or telephone must be received by

11:59 p.m. EDT, May 8, 2013.

Vote by Internet • Go to www.investorvote.com. • Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Voting Instruction Form

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A	Proposals – The Board of Directors recommends a vote FOR the Election of Directors.
1.	Election of Directors:
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain				+
	01 - Thomas J. Baltimore, Jr.	☐	☐	☐	05 - James G. Cullen	☐	☐	☐	09 - Martina Hund-Mejean	☐	☐	☐
														For	Against	Abstain
	02 - Gordon M. Bethune	☐	☐	☐	06 - William H. Gray III	☐	☐	☐	10 - Karl J. Krapek	☐	☐	☐	12 - John R. Strangfeld	☐	☐	☐

	03 - Gaston Caperton	☐	☐	☐	07 - Mark B. Grier	☐	☐	☐	11 - Christine A. Poon	☐	☐	☐	13 - James A. Unruh	☐	☐	☐

	04 - Gilbert F. Casellas	☐	☐	☐	08 - Constance J. Horner	☐	☐	☐
The Board of Directors recommends a vote FOR Proposals 2 and 3.									The Board of Directors recommends a vote AGAINST Proposal 4.

						For	Against	Abstain						For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP asour independent registered public accounting firm for 2013.						☐	☐	☐	4. Shareholder proposal regarding written consent.					☐	☐	☐

3. Advisory vote to approve named executive officer compensation.						☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	1 U P X	+
01L6QC

ANNUAL MEETING OF SHAREHOLDERS May 14, 2013, 2:00 p.m. EDT at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey 07102

You may vote via the telephone number or website on the front of this card. Your vote must be received by 11:59 p.m. EDT, May 8, 2013.

If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits a shareholder and one guest. All meeting attendees must present valid photo identification. For your safety, all personal belongings or effects including bags, purses, and briefcases are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. The meeting location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Parking will be available at Edison Park Fast located at 84 Edison Place, Newark, New Jersey 07102.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Your vote is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of Shareholders to be held at 2:00 p.m. EDT on May 14, 2013.

The administrator and/or custodian, Computershare Shareholder Services, Inc., for the international portion of the Prudential Stock Purchase Plan, the Prudential International Stock Purchase Plan, and the international portion of the Associates Grants (including vested shares of Prudential Financial, Inc. Common Stock) under the Prudential Financial, Inc. Omnibus Incentive Plan (collectively “the Plan”), will be recording and tabulating votes associated with the Plan. You are eligible to vote if you own at least one share of Prudential Financial, Inc. Common Stock under the terms of the Plan, registered in your name with the Administrator as of the close of business on the record date of March 15, 2013. Shares voted will be counted at the Annual Meeting of Shareholders to be held on May 14, 2013, or at any adjournment or postponement thereof. Items to be voted upon are listed on the reverse side of this Voting Instruction Form and are more fully set forth in the proxy statement.

Your vote will be tabulated as directed on the reverse side of this form, if properly completed and signed. If no choice is made, your shares will be voted in accordance with the recommendation of the Board of Directors. Your vote must be received by 11:59 p.m. EDT on May 8, 2013, in order to be counted at the Annual Meeting of Shareholders.

PAPER PRODUCED UNDER A SUSTAINABLE FOREST MANAGEMENT PROGRAM.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

You can vote by Internet or telephone

Instead of mailing your form, you may choose to vote online or by telephone.

Votes submitted by the Internet or telephone must be received by

11:59 p.m. EDT, May 8, 2013.

Vote by Internet •Go to www.investorvote.com. •Follow the steps outlined on the secured website.

Vote by telephone

•Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•Follow the instructions provided by the recorded message.

Voting Instruction Form

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR the Election of Directors.
1.	Election of Directors:
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain				+
	01 - Thomas J. Baltimore, Jr.	☐	☐	☐	05 - James G. Cullen	☐	☐	☐	09 - Martina Hund-Mejean	☐	☐	☐
														For	Against	Abstain
	02 - Gordon M. Bethune	☐	☐	☐	06 - William H. Gray III	☐	☐	☐	10 - Karl J. Krapek	☐	☐	☐	12 - John R. Strangfeld	☐	☐	☐

	03 - Gaston Caperton	☐	☐	☐	07 - Mark B. Grier	☐	☐	☐	11 - Christine A. Poon	☐	☐	☐	13 - James A. Unruh	☐	☐	☐

	04 - Gilbert F. Casellas	☐	☐	☐	08 - Constance J. Horner	☐	☐	☐
The Board of Directors recommends a vote FOR Proposals 2 and 3.									The Board of Directors recommends a vote AGAINST Proposal 4.

						For	Against	Abstain						For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013.						☐	☐	☐	4. Shareholder proposal regarding written consent.					☐	☐	☐

3. Advisory vote to approve named executive officer compensation.						☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	1 U P X	+
01L6PC

ANNUAL MEETING OF SHAREHOLDERS May 14, 2013, 2:00 p.m. EDT at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey 07102

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Voting Instruction Form

Confidential Voting Instructions to Prudential Trust Company, Trustee of the Master Trust for

The Prudential Financial, Inc. Common Stock Fund of The Prudential Employee Savings Plan (“PESP”)

By signing on the reverse side or by voting on the Internet or by telephone, the PESP participant directs the Trustee to vote (in person or by proxy) as indicated on the other side of this form. This vote will apply to the number of shares of Prudential Financial, Inc. (Prudential) Common Stock deemed to be credited to the participant’s PESP account and held in the PFI Common Stock Fund (the “Fund”) on March 12, 2013, as described in the PESP Trustee’s letter dated April 1, 2013. If the voting instructions do not include a vote on a particular matter, please mark it to abstain or the shares deemed to be credited to this PESP account in the Fund will be voted as recommended by the Board of Directors. The Trustee’s representative will tally all the timely votes for the Trustee to present in person or by proxy at the Prudential Financial, Inc. Annual Meeting of Shareholders on May 14, 2013. Your vote will remain confidential.

Also, unless the Named Fiduciary of the PESP plan (or its delegate) directs otherwise in accordance with plan provisions, the Trustee will apply this voting instruction pro rata (along with the votes of all other eligible individuals in PESP) to all shares of PFI Common Stock held in the Fund for which the Trustee receives no voting instructions. For more information, please see the April 1, 2013, letter from the Trustee.

Your vote must be received no later than 11:59 p.m. EDT on May 8, 2013.

Only the Trustee’s authorized representatives will see these confidential voting instructions.

PAPER PRODUCED UNDER A SUSTAINABLE FOREST MANAGEMENT PROGRAM.